UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Chico’s FAS, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED AS OF [•], 2023
Chico’s FAS, Inc.
11215 Metro Parkway
Fort Myers, FL 33966
[ ], 2023
Dear Shareholder:
You are cordially invited to attend a special meeting of shareholders (the “Special Meeting”) of Chico’s FAS, Inc. (“Chico’s” or the “Company”) to be held on [ ], [ ], 2023, at [ ] [a.m.] / [p.m.], Eastern Time online at https://www.virtualshareholdermeeting.com/CHSsm.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 27, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Daphne Parent LLC (“Parent”), Daphne Merger Sub, Inc., a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Chico’s, pursuant to which Merger Sub will merge with and into Chico’s (the “Merger”), with Chico’s surviving the Merger and becoming a wholly owned subsidiary of Parent, and to approve the Merger (the “Merger Proposal”). Parent and Merger Sub are entities that are affiliated with Sycamore Partners Management, L.P., a private equity firm specializing in retail, consumer and distribution-related investments. You will also be asked to consider and vote on (i) a non-binding, advisory proposal to approve compensation that will or may become payable by Chico’s to its named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”) and (ii) a proposal to approve an adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum (the “Adjournment Proposal”).
If the Merger contemplated by the Merger Agreement is completed, you will be entitled to receive $7.60 in cash, without interest, for each share of common stock of Chico’s, par value $0.01 per share (“Chico’s Common Stock”) that you own as of immediately prior to the effective time of the Merger.
On September 27, 2023, the board of directors of Chico’s (the “Board”) reviewed and considered the terms and conditions of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. After considering various factors, including those described in the accompanying Proxy Statement (the “Proxy Statement”), and after consultation with the Company’s independent legal and financial advisors, the Board unanimously (i) determined that it is fair to and in the best interests of the Company and its shareholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger in accordance with the Florida Business Corporation Act (the “FBCA”), (ii) approved and adopted the Merger Agreement and (iii) resolved to recommend that the shareholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the FBCA.
The Board recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
The enclosed Proxy Statement provides detailed information about the Special Meeting, the Merger Agreement, the Merger, the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. The Proxy Statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. You are encouraged to read the Proxy Statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about Chico’s from documents we file with the United States Securities and Exchange Commission (the “SEC”) from time to time.
We appreciate you taking the time to vote promptly and encourage you to do so electronically. After reading the Proxy Statement, please vote at your earliest convenience by voting over the Internet using the Internet address on the proxy card or by voting by telephone using the toll-free number on the proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively vote by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting.

If your shares of Chico’s Common Stock are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described above. Because the proposals are “non-routine matters,” your broker, bank, trust or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares of Chico’s Common Stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with the Proxy Statement. If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting and will be voted as instructed with respect to the proposal as to which instructions were given and will not be voted with respect to any other proposal. We encourage you to authorize your broker, bank, trust or other nominee to vote your shares “FOR” each of the proposals by following the instructions provided on the enclosed voting instruction form to provide your instructions over the Internet, by telephone or by signing, dating and returning the voting instruction form in the postage-paid envelope provided. We encourage you to vote electronically.
Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of a majority of the outstanding shares of Chico’s Common Stock, including unvested Company RSAs (as defined in the Proxy Statement), entitled to vote thereon, provided a quorum is present. In addition, the Merger Agreement makes the approval by the shareholders of Chico’s (“Company shareholders”) of the Merger Proposal a condition to the parties’ obligations to consummate the Merger. The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, to submit a signed proxy card or to vote by virtual ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal, will not have any effect on the Merger-Related Compensation Proposal and the Adjournment Proposal and will cause such shareholder’s shares to not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Abstentions will be counted as votes “AGAINST” the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal. Because each of the proposals presented to shareholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.
The Special Meeting will be held virtually, and you will be able to attend the meeting and vote via the Internet at https://www.virtualshareholdermeeting.com/CHSsm by using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person.
If you have any questions about the Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling (877) 687-1865 (TOLL-FREE from the United States and Canada) or +1 (412) 232-3651 (from other locations).
On behalf of the Board, I thank you for your support and appreciate your consideration of these matters.
Sincerely,

Molly Langenstein Chief Executive Officer and President Chico’s FAS, Inc.
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the Proxy Statement, including the Merger, or determined if the information contained in this document or the Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.
The Proxy Statement is dated [ ], 2023 and, together with the enclosed form of proxy card, is first being mailed to Company shareholders on or about [ ], 2023.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED AS OF [•], 2023
Chico’s FAS, Inc.
11215 Metro Parkway
Fort Myers, FL 33966
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

YOUR VOTE IS VERY IMPORTANT.

PLEASE VOTE YOUR SHARES PROMPTLY.
You are cordially invited to attend a special meeting of shareholders (the “Special Meeting”) of Chico’s FAS, Inc. (“Chico’s” or the “Company”) to be held on [ ], [ ], 2023, at [ ] [a.m.] / [p.m.], Eastern Time online at https://www.virtualshareholdermeeting.com/CHSsm.
The Special Meeting will be held for the following purposes:
1.
to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 27, 2023, by and among Daphne Parent LLC (“Parent”), Daphne Merger Sub, Inc., a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Chico’s (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement (the “Proxy Statement”) accompanying this notice and pursuant to which Merger Sub will merge with and into Chico’s (the “Merger”), with Chico’s surviving the Merger and becoming a wholly owned subsidiary of Parent, and to approve the Merger (the “Merger Proposal”);

2.
to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by Chico’s to its named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”); and

3.
to consider and vote on a proposal to approve an adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum (the “Adjournment Proposal”).

The affirmative vote of a majority of the outstanding shares of Chico’s common stock, par value $0.01 per share (“Chico’s Common Stock”), including unvested Company RSAs (as defined in the Proxy Statement), entitled to vote thereon is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting, or represented by proxy and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Merger-Related Compensation Proposal. The affirmative vote of the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting, or represented by proxy and entitled to vote thereon is required to approve the Adjournment Proposal. The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by virtual ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal, and will not have any effect on the proposal to approve the Merger-Related Compensation Proposal and the Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal. Because each of the proposals presented to the shareholders of the Company will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.
Only Company shareholders of record as of the close of business on [ ], 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of shareholders entitled to vote at the Special Meeting will be available in our principal executive offices located at 11215 Metro Parkway, Fort Myers, FL 33966, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during such meeting. Shareholders may also access the list during the Special Meeting, by using the virtual meeting website link set forth above.

Under Section 607.1302 of the Florida Business Corporation Act, appraisal rights will not be available to the Company’s shareholders in connection with the Merger.
Chico’s board of directors (the “Board”) recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal. In considering the recommendation of the Board, Company shareholders should be aware that the Company’s executive officers and members of the Board may have agreements and arrangements in place that provide them with interests in the Merger that may be different from, or in addition to, those of the holders of shares of Chico’s common stock generally. See the section entitled “The Merger—Interests of the Directors and Executive Officers of Chico’s in the Merger” beginning on page 48 of the Proxy Statement.
Your vote is important. Whether or not you expect to attend the Special Meeting, you are urged to complete, sign, date and return the enclosed proxy card, or to submit your vote by Internet or telephone, at your earliest convenience. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. Instructions for voting your shares are included on the enclosed proxy card or the voting instruction form you will receive. If you are a record holder and you send in your proxy and then decide to attend the Special Meeting to vote your shares, you may still do so. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Special Meeting.
Our Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.
By order of the Board of Directors,

Molly Langenstein
Chief Executive Officer and President
Chico’s FAS, Inc. [ ], 2023

IMPORTANT
Your vote is extremely important. Whether or not you plan to virtually attend the Special Meeting and regardless of the number of shares you own, we urge you to vote promptly “FOR” each of the proposals.
If you have any questions about submitting your proxy card or otherwise require assistance, please contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Shareholders May Call: (877) 687-1865 (TOLL-FREE from the United States and Canada)
or +1 (412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833

SUMMARY	1
The Special Meeting	1
Parties Involved in the Merger	3
Effect of the Merger	4
Merger Consideration	4
Effect on Chico’s if the Merger is Not Consummated	5
Recommendation and Reasons for the Merger	5
Opinion of Solomon Partners Securities, LLC	6
Interests of the Directors and Executive Officers of Chico’s in the Merger	6
Financing of the Merger	6
U.S. Federal Income Tax Consequences of the Merger	7
Regulatory Approvals Required for the Merger	7
Legal Proceedings Regarding the Merger	7
Solicitation of Other Offers	8
Company Board Recommendation Changes	8
Regulatory Efforts	9
Conditions to the Closing of the Merger	9
Termination of the Merger Agreement	9
Company Termination Fee	9
Antitrust Termination Fee	10
Specific Performance	10
Market Prices	10
No Appraisal Rights	10
QUESTIONS AND ANSWERS	11
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	19
THE SPECIAL MEETING	20
Date, Time and Place of the Special Meeting	20
Purpose of the Special Meeting	20
Record Date; Shares Entitled to Vote; Quorum	20
Vote Required; Abstentions and Broker Non-Votes	20
Shares Held by the Company’s Directors and Executive Officers	21
Voting of Proxies	21
How You May Revoke or Change Your Vote	22
Adjournments	22
Technical Difficulties or Trouble Accessing the Virtual Meeting Website	22
Tabulation of Votes	23
Solicitation of Proxies	23
Anticipated Date of Consummation of the Merger	23
Attending the Special Meeting	23
Voting at the Special Meeting Remotely as a Shareholder of Record or as a Beneficial Owner Who Holds Shares Through a Broker, Bank, Trust or Other Nominee	23
Assistance	24
PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT	25
THE MERGER	25
Parties Involved in the Merger	25
Effect of the Merger	26
Effect on Chico’s if the Merger is Not Consummated	26
Merger Consideration	26
Background of the Merger	27
Recommendation and Reasons for the Merger	36
Opinion of Solomon Partners Securities, LLC	40
Projections	45

Annex A	Agreement and Plan of Merger	A-1
Annex B	Opinion of Solomon Partners Securities, LLC	B-1

SUMMARY
This summary highlights selected information from this proxy statement (this “Proxy Statement”) related to the merger (the “Merger”) of Daphne Merger Sub, Inc. (“Merger Sub”) with and into Chico’s FAS, Inc. (“Chico’s” or the “Company”) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 85 of this Proxy Statement. The Merger Agreement (as defined below) is attached as Annex A to this Proxy Statement. You are encouraged to read the Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this Proxy Statement, “Chico’s,” the “Company,” “we,” “our,” “us” and similar words in this Proxy Statement refer to Chico’s FAS, Inc., including, in certain cases, our subsidiaries. Throughout this Proxy Statement we refer to Daphne Parent LLC as “Parent” and Daphne Merger Sub, Inc. as “Merger Sub.” In addition, throughout this Proxy Statement we refer to the Agreement and Plan of Merger, dated as of September 27, 2023, as it may be amended from time to time, by and among the Company, Parent and Merger Sub as the “Merger Agreement.”
The Special Meeting (page 20)
Date, Time and Place
The special meeting of the shareholders of Chico’s (“Company shareholders”) (the “Special Meeting”) will be held on [ ], [ ], 2023, at [ ] [a.m.] / [p.m.], Eastern Time online at https://www.virtualshareholdermeeting.com/CHSsm.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of common stock of Chico’s, par value $0.01 per share (“Chico’s Common Stock”), including unvested Company RSAs (as defined below), at the close of business on [ ], 2023, the record date for the Special Meeting (the “Record Date”). You will have one vote at the Special Meeting for each share of Chico’s Common Stock you owned at the close of business on the Record Date.
Purpose
At the Special Meeting, we will ask Company shareholders of record as of the Record Date to vote (i) to adopt the Merger Agreement and approve the Merger (the “Merger Proposal”), (ii) to approve, by non-binding, advisory vote, compensation that will or may become payable by Chico’s to its named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”) and (iii) to approve an adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum (the “Adjournment Proposal” and, together with the Merger Proposal and the Merger-Related Compensation Proposal, the “Special Meeting Proposals”).
Quorum
As of the Record Date, there were approximately [ ] shares of Chico’s Common Stock outstanding and entitled to be voted at the Special Meeting, consisting of [ ] shares of unrestricted Chico’s Common Stock and [ ] unvested Company RSAs. The presence of a majority of the outstanding shares of Chico’s Common Stock entitled to vote at the Special Meeting constitutes a quorum. As a result, [ ] shares of Chico’s Common Stock must be represented by proxy or by shareholders present and entitled to vote at the Special Meeting to have a quorum. Shares of Chico’s Common Stock are counted as present if:
•	the holders of such shares are present in person at the virtual Special Meeting; or
•	a proxy card has been properly submitted by mail, by telephone or over the Internet with respect to such shares.

If you submit your proxy card, regardless of whether you abstain from voting on one or more of the Special Meeting Proposals, your shares of Chico’s Common Stock will be counted as present at the Special Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares of Chico’s Common Stock are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. If you hold your shares in “street name” and do not give any instruction to your broker, bank, trust or other nominee as to how your shares should be voted at the Special Meeting, those shares will not be voted on any Special Meeting Proposal and will not be counted for purposes of determining a quorum.
Required Vote
The affirmative vote of a majority of the outstanding shares of Chico’s Common Stock, including unvested Company RSAs, entitled to vote thereon is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting or represented by proxy and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Merger-Related Compensation Proposal. The affirmative vote of the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting or represented by proxy and entitled to vote thereon is required to approve the Adjournment Proposal. This means that the Merger Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of outstanding shares of Chico’s Common Stock entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “AGAINST” the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal. Because each of the proposals presented to Company shareholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.
Share Ownership of Directors and Executive Officers of Chico’s
As of the Record Date, the directors and executive officers of Chico’s beneficially owned, and were entitled to vote, in the aggregate, [ ] shares of Chico’s Common Stock, consisting of [ ] shares of unrestricted Chico’s Common Stock and [ ] unvested Company RSAs, representing approximately [ ]% of the outstanding shares of Chico’s Common Stock. We expect that the directors and executive officers of Chico’s will beneficially own and be entitled to vote a similar figure at the close of business on the date of the Special Meeting. The directors and executive officers of Chico’s have informed Chico’s that they currently intend to vote all of their shares of Chico’s Common Stock “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
How You Can Vote
You may cast your shares in any of four ways:
1.	by voting over the Internet using the website indicated on the enclosed proxy card;
2.	by telephone using the toll-free number on the enclosed proxy card;
3.	by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or
4.
by attending the Special Meeting in a virtual format and voting by virtual ballot. To vote during the Special Meeting, you must do so by logging into https://www.virtualshareholdermeeting.com/CHSsm using the 16-digit control number included in your proxy materials.

If your shares of Chico’s Common Stock are registered directly in your name, you are considered the shareholder of record with respect to those shares.
If your shares of Chico’s Common Stock are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described above. Because the proposals are “non-routine matters,” your broker, bank, trust or other nominee does not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of Chico’s Common Stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with the Proxy Statement. If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given and will not be voted with respect to any other proposal. We encourage you to authorize your broker, bank, trust or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the enclosed voting instruction form to provide your instructions over the Internet, by telephone or by signing, dating and returning the voting instruction form in the postage-paid envelope provided.
YOUR VOTE IS VERY IMPORTANT. We encourage all shareholders to vote electronically. Please submit your proxy via the Internet or by telephone by following the instructions on the enclosed proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively vote by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided – even if you plan to attend the Special Meeting.
All shares entitled to vote and represented by properly submitted proxies (including those submitted via the Internet, by telephone and by mail) received at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy card, such shares will be voted by the proxy holders named on the enclosed proxy card according to the recommendation of the board of directors of Chico’s (the “Board”) “FOR” each of the Special Meeting Proposals.
Parties Involved in the Merger (page 25)
Chico’s FAS, Inc.
Chico’s is a Florida-based fashion company founded in 1983 on Sanibel Island, Florida. The Company reinvented the fashion retail experience by creating fashion communities anchored by service, which put the customer at the center of everything the Company does. As one of the leading fashion retailers in North America, Chico’s is a company of three unique brands – Chico’s®, White House Black Market®, and Soma® – each operating in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.
The Company earns revenue and generates cash through the sale of merchandise in its domestic retail stores, its various Company-operated e-commerce websites, social commerce, its call center (which takes orders for all the Company’s brands) and through unaffiliated franchise partners.
The Company utilizes an integrated, omnichannel approach to managing its business. The Company wants its customers to experience its brands holistically and to view the various commerce channels it operates as a single, integrated experience rather than as separate sales channels operating independently. As a result, the Company tracks total sales and comparable sales on a combined basis.
Chico’s Common Stock is currently listed on the New York Stock Exchange (“NYSE”) under the symbol “CHS.”
Daphne Parent LLC
Parent is a Delaware limited liability company and was formed by Sycamore Partners III, L.P. (“Sycamore Partners III”) on September 26, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger and the related financing transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing in connection with the Merger. Upon completion of the Merger, Chico’s will be a direct, wholly owned subsidiary of Parent.
Daphne Merger Sub, Inc.
Merger Sub is a Florida corporation and a direct, wholly owned subsidiary of Parent and was formed on September 26, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger

Agreement, including the Merger, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Chico’s and will cease to exist.
Parent and Merger Sub (collectively, the “Buyer Parties”) are each affiliated with Sycamore Partners III and Sycamore Partners III-A, L.P. (“Sycamore Partners III-A”), and Sycamore Partners III and Sycamore Partners III-A are affiliated with Sycamore Partners Management, L.P. (“Sycamore”). Sycamore is a private equity firm specializing in retail, consumer and distribution-related investments.
In connection with the transactions contemplated by the Merger Agreement, Sycamore Partners III and Sycamore Partners III-A have provided Parent with an equity commitment of up to approximately $1.06 billion, which will be available, together with cash on hand at Chico’s, as of the closing of the Merger (the “Closing”), to fund the aggregate merger consideration, all payments in respect of each award of restricted stock granted under the Company’s Amended and Restated 2020 Omnibus Incentive Plan (the “Company Equity Plan” and each such award, a “Company RSA”), each award of time-vesting restricted units granted under the Company Equity Plan (each, a “Company RSU Award”), and each restricted stock unit award granted under the Company Equity Plan that is subject, in whole or in part, to performance-based vesting conditions and for which the applicable performance period has not been completed as of the Effective Time (as defined below) (each, a “Company PSU Award”), the amounts required to pay off all amounts outstanding under the Company’s asset-based credit facility as of immediately prior to the Effective Time, and to pay the fees, expenses and other amounts required to be paid in connection with the Closing by Chico’s and the Buyer Parties. For more information, please see the section entitled “The Merger—Financing of the Merger” beginning on page 53 of this Proxy Statement.
Effect of the Merger (page 26)
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Florida Business Corporation Act (the “FBCA”), at the Effective Time, Merger Sub will be merged with and into Chico’s, whereupon the separate corporate existence of Merger Sub will thereupon cease, and Chico’s will continue as the surviving corporation under the name “Chico’s FAS, Inc.” (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent and Chico’s Common Stock will no longer be publicly traded. In addition, Chico’s Common Stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case, in accordance with applicable laws, rules and regulations, and Chico’s will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”) on account of Chico’s Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation. The “Effective Time” will occur upon the filing of articles of merger (the “articles of merger”) and its acceptance by the Secretary of State of the State of Florida (or at such later time as Chico’s and Parent may mutually agree in writing and specify in the articles of merger).
Merger Consideration (page 26)
Chico’s Common Stock
Upon the consummation of the Merger, each share of Chico’s Common Stock outstanding as of immediately prior to the Effective Time (other than shares of Chico’s Common Stock that are (i) held by Chico’s or any subsidiary of Chico’s, (ii) owned by the Buyer Parties or (iii) owned by any direct or indirect wholly owned subsidiary of the Buyer Parties as of immediately prior to the Effective Time (the “Owned Company Shares”)) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $7.60 per share, without interest thereon (the “Per Share Price” or the “Merger Consideration”). Each Owned Company Share will be cancelled and extinguished without any conversion thereof or consideration paid therefor.
Treatment of Company RSAs, Company RSU Awards and Company PSU Awards
Company RSAs. At the Effective Time, each Company RSA issued under the Company Equity Plan, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSA, multiplied by (B) $7.60, subject to any required withholding of taxes.

Company RSU Awards. At the Effective Time, each Company RSU Award granted under the Company Equity Plan, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSU Award, multiplied by (B) $7.60, subject to any required withholding of taxes.
Company PSU Awards. At the Effective Time each Company PSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully time-vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Chico’s Common Stock earned with respect to such Company PSU Award (determined based on (x) for each completed fiscal year during the performance period applicable to such Company PSU Award that ends at least one month prior to the Effective Time, actual performance as determined in accordance with the applicable award agreement, and (y) for each fiscal year during the performance period applicable to the Company PSU Award that does not end at least one month prior to the Effective Time, target performance for such fiscal year) multiplied by (B) $7.60, subject to any required withholding of taxes.
Treatment of the Company ESPP
With respect to the Chico’s FAS, Inc. 2021 Employee Stock Purchase Plan (the “Company ESPP”) and pursuant to the Merger Agreement, the Board has adopted resolutions and will take necessary or required actions such that (i) except for the offering period under the Company ESPP in effect as of September 27, 2023, no offering period under the Company ESPP will be authorized or commenced after September 27, 2023; (ii) no new participants will commence participation in the Company ESPP after September 27, 2023; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of September 27, 2023 or to make separate non-payroll contributions on or following September 27, 2023, except as may be required by applicable law; (iv) each purchase right under the Company ESPP outstanding as of September 27, 2023 will automatically be exercised no later than the second business day prior to the Effective Time (the “ESPP Final Exercise Date”); (v) each Company ESPP participant’s accumulated contributions under the Company ESPP will be used to purchase shares of Chico’s Common Stock in accordance with the terms of the Company ESPP as of the ESPP Final Exercise Date; and (vi) the Company ESPP will terminate effective as of immediately prior to the Effective Time and subject to the consummation of the Merger, but subsequent to the exercise of purchase rights on the ESPP Final Exercise Date (in accordance with the terms of the Company ESPP). All shares of Chico’s Common Stock purchased on the ESPP Final Exercise Date will be cancelled at the Effective Time and will be converted into the right to receive $7.60 per share of Chico’s Common Stock.
Effect on Chico’s if the Merger is Not Consummated (page 26)
If the Merger Agreement is not adopted by the Company shareholders, or if the Merger is not consummated for any other reason:
•	the Company shareholders will not be entitled to, nor will they receive, any payment for their respective shares of Chico’s Common Stock pursuant to the Merger Agreement;
•
Chico’s will remain an independent public company, the Chico’s Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Chico’s will continue to file periodic reports with the SEC on account of the Chico’s Common Stock; and

•
under certain circumstances specified in the Merger Agreement, Chico’s may be required to pay Parent a termination fee (the “Company Termination Fee”) of up to $29,956,324 upon the termination of the Merger Agreement. For more information, please see the section entitled “Terms of the Merger Agreement—Company Termination Fee” beginning on page 78 of this Proxy Statement.

Recommendation and Reasons for the Merger (page 36)
On September 27, 2023, the Board, after considering various factors described in the section entitled “The Merger—Recommendation and Reasons for the Merger” beginning on page 36 of this Proxy Statement, and after consultation with the Company’s independent legal and financial advisors, (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into the Merger

Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) adopted and approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger and the other transactions upon the terms and conditions set forth therein and (iii) resolved to recommend that the Company shareholders adopt and approve the Merger Agreement in accordance with the FBCA.
The Board recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Opinion of Solomon Partners Securities, LLC (page 40)
In connection with the Merger, the Board received a written opinion, dated September 27, 2023, from the Company’s independent financial advisor, Solomon Partners Securities, LLC (“Solomon Partners”), as to the fairness, from a financial point of view and as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, of the $7.60 in cash per share to be paid to the Company shareholders (other than the Excluded Holders (as defined in the written opinion)), pursuant to the Merger Agreement. The full text of Solomon Partners’ written opinion, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Proxy Statement as Annex B, and see the section entitled “Opinion of Solomon Partners Securities, LLC” beginning on page 40 of this Proxy Statement. Solomon Partners provided its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The opinion does not constitute a recommendation to any Company shareholder as to how any such Company shareholder should vote with respect to the Merger or act on any matter relating to the Merger or any other matter.
Interests of the Directors and Executive Officers of Chico’s in the Merger (page 48)
When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that the directors and executive officers of Chico’s may have interests in the Merger that are different from, or in addition to, your interests as a shareholder. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by Company shareholders. These interests include the following:
•	the acceleration and cash out of equity-based awards held by the executive officers of Chico’s and members of the Board as of the Effective Time;
•
the entitlement of each of the executive officers of Chico’s to receive payments and benefits under the Chico’s FAS, Inc. Officer Severance Plan (as amended and restated effective January 1, 2020 and as further amended on March 31, 2020, and September 14, 2021, the “Chico’s Severance Plan”) in the event of a qualifying termination of employment (as described in the Chico’s Severance Plan); and

•	the continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.
See the section entitled “The Merger—Interests of the Directors and Executive Officers of Chico’s in the Merger” beginning on page 48 of this Proxy Statement for a more detailed description of these interests.
If the Merger Proposal is approved by Company shareholders, the shares of Chico’s Common Stock held by the directors and executive officers of Chico’s will be treated in the same manner as outstanding shares of Chico’s Common Stock held by all other Company shareholders entitled to receive the Merger Consideration.
Financing of the Merger (page 53)
The obligation of the Buyer Parties to consummate the Merger is not subject to any financing condition. In connection with the financing of the Merger, Sycamore Partners III, Sycamore Partners III-A and Parent entered into an equity commitment letter, dated as of September 27, 2023 (the “Equity Commitment Letter”), pursuant to which, among other things, Sycamore Partners III and Sycamore Partners III-A will provide Parent with an equity commitment of up to approximately $1.06 billion in cash, which will be available, together with cash on hand at Chico’s as of the Closing, to fund the aggregate Merger Consideration (including payments in respect of the Company’s outstanding equity-based awards payable in connection with the Closing pursuant to the Merger

Agreement) and the amounts required to pay off all amounts outstanding under the Company's asset-based credit facility as of immediately prior to the Effective Time, and to pay the fees, expenses and other amounts required to be paid in connection with the Closing by Chico’s and the Buyer Parties. Chico’s is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitments under the Equity Commitment Letter by Sycamore Partners III and Sycamore Partners III-A be funded to Parent and, subject to the satisfaction of the conditions of the Buyer Parties’ obligations to consummate the Merger, the Buyer Parties’ obligation to consummate the Merger, in each case subject to (a) the limitations and conditions set forth in the Equity Commitment Letter and (b) the terms and conditions of the Merger Agreement.
Pursuant to the limited guarantee delivered by Sycamore Partners III and Sycamore Partners III-A in favor of Chico’s, dated as of September 27, 2023 (the “Limited Guarantee”), Sycamore Partners III and Sycamore Partners III-A agreed to guarantee the payment of (i) the Antitrust Termination Fee (as defined below), only if and when it becomes due and payable pursuant to the Merger Agreement, and (ii) all of the liabilities and obligations of the Buyer Parties under the Merger Agreement, subject to an aggregate cap equal to $69,898,089, plus amounts in respect of certain reimbursement and indemnification obligations of the Buyer Parties for certain costs, expenses or losses incurred or sustained by Chico’s and its subsidiaries (the “Parent Liability Limitation”). For more information, please see the section entitled “The Merger—Financing of the Merger” beginning on page 53 of this Proxy Statement.
U.S. Federal Income Tax Consequences of the Merger (page 54)
The receipt of cash by Company shareholders in exchange for shares of Chico’s Common Stock in the Merger will be a taxable transaction to U.S. Holders (as defined under the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this Proxy Statement) for U.S. federal income tax purposes. Such receipt of cash by a Company shareholder that is a U.S. Holder generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Chico’s Common Stock surrendered in the Merger. Backup withholding may also apply to the cash payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.
Company shareholders that are Non-U.S. Holders (as defined under the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this Proxy Statement) generally will not be subject to U.S. federal income tax with respect to the exchange of Chico’s Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to the backup withholding rules described above unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.
For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this Proxy Statement. Shareholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger (page 57)
Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated, or all requisite consents, directions or orders required to consummate the Merger pursuant thereto have been obtained. For more information, please see the section entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 57 of this Proxy Statement.
On October 12, 2023, the parties made the filings required under the HSR Act. The waiting period under the HSR Act expired at 11:59 p.m. Eastern Time on November 13, 2023.
Legal Proceedings Regarding the Merger
As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Chico’s, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any governmental authority (as defined in the Merger Agreement) of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered enforced or deemed applicable to the Merger that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
Solicitation of Other Offers (page 67)
For purposes of this Proxy Statement, each of “Acceptable Confidentiality Agreement,” “Acquisition Proposal” and “Superior Proposal” is defined in the section entitled “Terms of the Merger Agreement—Solicitation of Other Offers” beginning on page 67 of this Proxy Statement.
Under the Merger Agreement, during the period (the “Go-Shop Period”) beginning on September 27, 2023, and continuing until 11:59 p.m., Eastern Time on October 27, 2023 (the “No-Shop Period Start Date”), the Company and its representatives had the right to:
•	solicit, initiate, propose, encourage or facilitate any proposal or inquiry that constituted, or could have been reasonably expected to lead to, an Acquisition Proposal;
•
subject to entry into, and in accordance with, an Acceptable Confidentiality Agreement with such person, furnish to any person any non-public information relating to the Company or any of its subsidiaries with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constituted, or could have been reasonably expected to lead to, an Acquisition Proposal; and

•	participate or engage in discussions or negotiations with any such person with respect to an Acquisition Proposal or potential Acquisition Proposal.
From the No-Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company is subject to customary “no-shop” restrictions on its ability to solicit, initiate, propose or knowingly encourage or facilitate alternative Acquisition Proposals from third parties and to provide non-public information to, and participate or engage in discussions or negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that such alternative Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law.
Company Board Recommendation Changes (page 70)
For purposes of this Proxy Statement, each of “Company Board Recommendation Change” and “Intervening Event” is defined in the section entitled “Terms of the Merger Agreement—Company Board Recommendation Changes” beginning on page 70 of this Proxy Statement.
As described above, the Board has made the recommendation that the Company shareholders vote “FOR” the Merger Proposal. Under the Merger Agreement, under certain circumstances and subject to certain requirements described under the section entitled “Terms of the Merger Agreement—Company Board Recommendation Changes” beginning on page 70 of this Proxy Statement, prior to the approval of the Merger Proposal by the affirmative vote of a majority of the outstanding shares of Chico’s Common Stock, including unvested Company RSAs, entitled to vote thereon (the “Requisite Shareholder Approval”), the Board may effect a Company Board Recommendation Change if (1) there has been an Intervening Event or (2) in response to a bona fide Acquisition Proposal that the Board has concluded in good faith (after consultation with the Company’s financial advisor and outside legal counsel) is a Superior Proposal if, in each case, the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law and subject to additional requirements set forth in the Merger Agreement, including, in certain circumstances, payment of the Company Termination Fee.
Regulatory Efforts (page 75)
The parties to the Merger Agreement have agreed to use their respective reasonable best efforts to consummate and make effective, in the most expeditious manner possible, the Merger, including by using reasonable best efforts to cause the conditions to the Merger to be satisfied. However, the Buyer Parties are not required to, and without the prior written consent of Parent, the Company and its subsidiaries shall not agree to, (i) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any of the assets, properties or businesses of the Buyer Parties (or their affiliates) or the Company and its subsidiaries, except for any sale, divestiture, license or other disposition of the assets, properties or business of the Company and its subsidiaries that would not reasonably be expected to, individually or in the aggregate, result in a loss of EBITDA in any twelve-month period in excess of 7.5% of the aggregate EBITDA generated by the Company and its subsidiaries in the twelve months prior to September 27, 2023, (ii) terminate, modify, or assign any existing relationships, joint ventures, contracts or obligations of any of the Buyer Parties or of the Company and its subsidiaries, (iii) modify any course of conduct regarding future operations of any of the Buyer Parties or any of their respective affiliates, or of the Company and its subsidiaries or (iv) agree to any other restrictions on the activities of any of the Buyer Parties or any of their respective affiliates or of the Company and its subsidiaries, including the freedom of action of any of the Buyer Parties or any of their respective affiliates or of the Company and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement.
Conditions to the Closing of the Merger (page 72)
Under the Merger Agreement, and as further described under the section entitled “Terms of the Merger Agreement—Conditions to the Closing of the Merger” beginning on page 72 of this Proxy Statement, the consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including but not limited to the: (i) receipt of the Requisite Shareholder Approval; (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the HSR Act, or the receipt of all requisite consents, directions or orders required to consummate the Merger pursuant thereto; (iii) absence of any law or order of any governmental authority restraining, enjoining or otherwise prohibiting the Merger; and (iv) absence of a Company Material Adverse Effect since September 27, 2023 that is continuing (as defined under the section entitled “Terms of the Merger Agreement—Representations and Warranties” beginning on page 61 of this Proxy Statement). The waiting period under the HSR Act expired at 11:59 p.m. Eastern Time on November 13, 2023.
Termination of the Merger Agreement (page 76)
The Merger Agreement contains certain termination rights for the Company, on the one hand, and the Buyer Parties, on the other hand, including but not limited to Parent and Chico’s each having the right to terminate the Merger Agreement at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) by (i) mutual written agreement or (ii) if Merger is not consummated by 11:59 p.m., Eastern Time, on September 27, 2024, which date could have been extended, if the condition relating to the expiration of the HSR Act waiting period had not been satisfied as a result of a government shutdown, by one calendar day for each calendar day that such condition had not been satisfied as a result of such shutdown, up to a maximum of 60 days (the “Termination Date”). Additional termination rights are further described under the section entitled “Terms of the Merger Agreement—Termination of the Merger Agreement” beginning on page 76 of this Proxy Statement.
Company Termination Fee (page 78)
Upon termination of the Merger Agreement, and as further described under the section entitled “Terms of the Merger Agreement—Company Termination Fee” beginning on page 78 of this Proxy Statement, under specified circumstances, including the Company terminating the Merger Agreement to enter into an Alternative

Acquisition Agreement (as defined under the section entitled “Terms of the Merger Agreement—Solicitation of Other Offers” beginning on page 67 of this Proxy Statement) with respect to a Superior Proposal or Parent terminating the Merger Agreement due to a Company Board Recommendation Change, in each case, pursuant to, and in accordance with, the “fiduciary out” provisions of the Merger Agreement, the Company will be required to pay Parent the Company Termination Fee of $29,956,324 (which may be reduced to $14,978,162 in certain circumstances if such termination occurs prior to the No-Shop Period Start Date). The Company Termination Fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly announced or disclosed and any Acquisition Transaction is consummated or the Company enters into an agreement providing for the consummation of any Acquisition Transaction within one year of the termination.
Antitrust Termination Fee (page 78)
If the Merger Agreement is terminated in certain circumstances in which the Merger has not been consummated by the Termination Date or there is a law or order restraining, enjoining or otherwise prohibiting the Merger, in each case, as a result of a restraint relating to antitrust law, and all other conditions to Closing have otherwise been satisfied or waived, then Parent will be required to pay to the Company an antitrust termination fee (the “Antitrust Termination Fee”) of $39,941,765.
Specific Performance (page 79)
The Buyer Parties and the Company are entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement. The Company has the right to an injunction, specific performance or other equitable remedies in connection with enforcing the Buyer Parties’ equity financing to be funded to fund the Merger.
Market Prices (page 81)
Chico’s Common Stock is listed on the NYSE under the symbol “CHS.” The closing price of Chico’s Common Stock on September 27, 2023, the last full trading day prior to the Board’s approval of the Merger Agreement, was $4.60. On [•], 2023, the latest practicable trading day before the date of this Proxy Statement, the closing price of Chico’s Common Stock was $[•] per share.
No Appraisal Rights (page 84)
Under Section 607.1302 of the FBCA, no shareholder of the Company is entitled to appraisal rights in connection with the Merger.
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the Proxy Statement, including the Merger, or determined if the information contained in this document or the Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Company shareholder. You are encouraged to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 85 of this Proxy Statement.
Q:	Why am I receiving these materials?
A:
On September 27, 2023, Chico’s entered into the Merger Agreement providing for the Merger of Merger Sub with and into Chico’s, with Chico’s surviving the Merger as the Surviving Corporation. As a result of the Merger, Chico’s will become a wholly owned subsidiary of Parent. The Board is furnishing this Proxy Statement and form of proxy card to the holders of Chico’s Common Stock in connection with the solicitation of proxies in favor of the Merger Proposal and the other proposals to be voted on at the Special Meeting or any adjournment or postponement thereof. This Proxy Statement includes information that we are required to provide to you under the SEC rules and is designed to assist you in voting on the matters presented at the Special Meeting. Company shareholders of record as of the Record Date may attend the Special Meeting and are entitled and requested to vote on the Special Meeting Proposals.

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held on [ ], [ ], 2023, at [ ] [a.m.] / [p.m.], Eastern Time online at https://www.virtualshareholdermeeting.com/CHSsm.
Q:	What is the proposed Merger and what effects will it have on Chico’s?
A:
The proposed Merger is the acquisition of Chico’s by Parent through the Merger of Merger Sub with and into Chico’s pursuant to the Merger Agreement. If the Merger Proposal is approved by the requisite number of shares of Chico’s Common Stock, and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Chico’s, with Chico’s continuing as the Surviving Corporation. As a result of the Merger, Chico’s will become a wholly owned subsidiary of Parent, and you will no longer own shares of Chico’s Common Stock. Chico’s expects to delist the Chico’s Common Stock from the NYSE as promptly as practicable after the Effective Time and de-register the Chico’s Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting. Thereafter, Chico’s would no longer be a publicly traded company, and Chico’s would no longer file periodic reports with the SEC on account of Chico’s Common Stock.

Q:	What will I receive if the Merger is consummated?
A:
Upon the consummation of the Merger, you will be entitled to receive the Merger Consideration of $7.60 in cash, without interest, for each share of Chico’s Common Stock that you own. For example, if you own 100 shares of Chico’s Common Stock, you will be entitled to receive $760.00 in cash, without interest, in exchange for your 100 shares of Chico’s Common Stock. In either case, your shares will be cancelled, and you will not own nor be entitled to acquire shares in the Surviving Corporation or Parent.

Q:	Who is entitled to vote at the Special Meeting?
A:
Only Company shareholders of record as of the close of business on [ ], 2023, are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. If your shares of Chico’s Common Stock are held in street name and you do not instruct your broker, bank, trust or other nominee how to vote your shares, then, because each of the Special Meeting Proposals are “non-routine matters,” your broker, bank, trust or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. Instructions on how to vote shares held in street name are described under the question “How may I vote?” below.

Q:	How may I vote?
A:	For Company shareholders of record: If you are eligible to vote at the Special Meeting and are a shareholder of record, you may cast your shares in any of four ways:
•	by voting over the Internet using the website indicated on the enclosed proxy card;
•	by telephone using the toll-free number on the enclosed proxy card;
•	by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or
•	by attending the Special Meeting in a virtual format and voting by virtual ballot.
For holders in street name: If your shares of Chico’s Common Stock are held in street name and you do not instruct your broker, bank, trust or other nominee how to vote your shares, then, because each of the Special Meeting Proposals is a “non-routine matter,” your broker, bank, trust or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of Chico’s Common Stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with this Proxy Statement. If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given and will not be voted with respect to any other proposal. We encourage you to authorize your broker, bank, trust or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the voting instruction form.
If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of Chico’s Common Stock will be voted in accordance with your instructions.
Even if you plan to attend the Special Meeting and vote by ballot, you are encouraged to vote your shares of Chico’s Common Stock by proxy. You may still vote your shares of Chico’s Common Stock at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting in a virtual format and vote by virtual ballot, your previous vote by proxy will not be counted.
Q:	How many votes do I have?
A:
Each holder of Chico’s Common Stock, including unvested Company RSAs, is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Chico’s Common Stock, including each unvested Company RSA, that such holder owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?
A:
Chico’s will hold the Special Meeting in a virtual meeting format only on the virtual meeting website. You will not be able to attend the Special Meeting physically in person. Once admitted to the Special Meeting, shareholders may vote their shares and view a list of shareholders by following the instructions available on the meeting website. To vote during the Special Meeting, you must do so by logging into https://www.virtualshareholdermeeting.com/CHSsm using the 16-digit control number included in your proxy materials.

We recommend that you submit your proxy via the Internet or by telephone by following the instructions on the enclosed proxy card, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided – even if you plan to attend the Special Meeting in a virtual format. We encourage all shareholders to vote electronically. If you properly and timely submit your proxy, the individuals named as your proxy holders will vote your shares as you have directed. If you attend the Special Meeting in a virtual format and vote by virtual ballot, your vote by virtual ballot will revoke any proxy previously submitted.
Q:	What matters will be voted on at the Special Meeting?
A:	You are being asked to consider and vote on the following proposals:
•	to approve the Merger Proposal;
•	to approve the Merger-Related Compensation Proposal; and
•	to approve the Adjournment Proposal.

Q:	How does the Merger Consideration compare to the market price of Chico’s Common Stock prior to the announcement of the Merger?
A:
The Merger Consideration of $7.60 per share of Chico’s Common Stock represents a premium of approximately 65% over the closing stock price on September 26, 2023, the last full trading day prior to the announcement of the Merger Agreement.

Q:	What do I need to do now?
A:
Chico’s encourages you to read the accompanying Proxy Statement, including all documents incorporated by reference into the accompanying Proxy Statement, and its annexes carefully and in their entirety. Then as promptly as possible, follow the instructions on the enclosed proxy card to submit your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting. We encourage all shareholders to vote electronically. Alternatively, if you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed proxy card in the postage-paid envelope provided. If your shares of Chico’s Common Stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with this Proxy Statement. Please do not send your stock certificate(s) with your proxy card. See “How may I vote?” in this section of this Proxy Statement for more information.

Q:	How does the Board recommend that I vote?
A:
On September 27, 2023, the Board, after considering various factors, including the factors described in the section entitled “The Merger—Recommendation and Reasons for the Merger” beginning on page 36 of this Proxy Statement, and after consultation with the Company’s independent legal and financial advisors, (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) adopted and approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and conditions set forth therein and (iii) resolved to recommend that the Company shareholders approve the Merger Proposal in accordance with the FBCA.

The Board recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Q:	Should I send in my stock certificate(s) now?
A:
No. If you are a record holder, after the Merger is consummated, under the terms of the Merger Agreement, you will receive a letter of transmittal instructing you to send your stock certificate(s) to the paying agent in order to receive the cash payment of the Merger Consideration for each share of Chico’s Common Stock represented by such stock certificate(s). You should use the letter of transmittal to exchange your stock certificate(s) for the Merger Consideration to which you are entitled upon the consummation of the Merger. If you hold your shares in “street name,” please contact your broker, bank, trust or other nominee for instructions as to how to effect the surrender of your shares of Chico’s Common Stock in exchange for the Merger Consideration in accordance with the terms of the Merger Agreement. Please do not send in your stock certificate(s) now.

Q:	If I do not know where my stock certificates are, how will I get the Merger Consideration for my shares of Chico’s Common Stock?
A:
If the Merger is consummated, the transmittal materials you will receive after the Closing will include the procedures that you must follow if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your stock certificate(s). You may also be required to post a bond as indemnity against any potential loss.

Q:	What happens if the Merger is not consummated?
A:
If the Merger Proposal is not approved by Company shareholders or if the Merger is not consummated for any other reason, Company shareholders will not receive any payment for their shares of Chico’s Common

Stock. Instead, Chico’s will remain an independent public company, Chico’s Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC on account of Chico’s Common Stock.
Under certain specified circumstances, Chico’s may be required to pay Parent the Company Termination Fee upon the termination of the Merger Agreement, as described in the section entitled “Terms of the Merger Agreement—Company Termination Fee” beginning on page 78 of this Proxy Statement.
Q:	Do any of the directors or officers of Chico’s have interests in the Merger that may be in addition to, or differ from, those of Company shareholders generally?
A:
Yes. In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that the directors and executive officers of Chico’s may have interests in the Merger different from, or in addition to, the interests of Company shareholders generally. The Board was aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and the Merger, and in recommending that the Merger Proposal be approved by Company shareholders. For a description of the interests of the directors and executive officers of Chico’s in the Merger, see the section entitled “The Merger—Interests of the Directors and Executive Officers of Chico’s in the Merger” beginning on page 48 of this Proxy Statement.

Q:	Why am I being asked to consider and vote on the Merger-Related Compensation Proposal?
A:
Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on, or otherwise relates to, the Merger, commonly referred to as “golden parachute” compensation. If the Merger Agreement is approved and adopted by the Company shareholders, and the Merger is completed, this compensation may be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if the Company shareholders fail to approve this proposal.

Q:	What vote is required to approve the proposals submitted to a vote at the Special Meeting?
A:
The affirmative vote of a majority of the outstanding shares of Chico’s Common Stock, including unvested Company RSAs, entitled to vote thereon is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting, or represented by proxy, and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Merger-Related Compensation Proposal. The affirmative vote of the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting, or represented by proxy and entitled to vote thereon, is required to approve the Adjournment Proposal. This means that the Merger Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of outstanding shares of Chico’s Common Stock entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “AGAINST” the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal. Because each of the proposals presented to Company shareholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.

As of the Record Date, there were approximately [ ] shares of Chico’s Common Stock issued and outstanding, consisting of [ ] shares of unrestricted Chico’s Common Stock and [ ] unvested Company RSAs. Each holder of Chico’s Common Stock, including unvested Company RSAs, is entitled to one vote per share of Chico’s Common Stock, including each unvested Company RSA, owned by such holder as of the Record Date.
Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:	If your shares of Chico’s Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you by Chico’s. As the shareholder of record, you have the right to vote by proxy, which involves granting your voting rights directly to Chico’s or to a third party, or to vote by ballot at the Special Meeting.
If your shares are held through a broker, bank, trust or other nominee, you are considered the beneficial owner of those shares. In that case, this Proxy Statement has been forwarded to you by your broker, bank, trust or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, trust or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the Special Meeting Proposals, your broker, bank, trust or other nominee may not vote your shares with respect to the Special Meeting Proposals. However, if you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given and will not be voted with respect to any other proposal.
Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Chico’s Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Chico’s Common Stock is called a “proxy card.” The Board has designated Molly Langenstein, David M. Oliver and Wendy L. Hufford, and each of them, with full power of substitution, as proxies for the Special Meeting.

Q:	Can I change or revoke my proxy?
A:	You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting, by voting by ballot at the Special Meeting.
If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:
•	by re-voting at a subsequent time by Internet or by telephone following the instructions on the enclosed proxy card;
•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed proxy card;
•
by delivering a signed revocation letter to Wendy L. Hufford, the Company’s Corporate Secretary, at the Company’s mailing address on the first page of this Proxy Statement before the Special Meeting, which states that you have revoked your proxy; or

•
by attending the Special Meeting in a virtual format and voting by virtual ballot. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically vote by virtual ballot at the virtual Special Meeting in order for your previous proxy to be revoked.

Your latest dated proxy card, Internet or telephone vote is the one that is counted.
If your shares are held in street name by a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.
Q:	If a Company shareholder gives a proxy, how will the shares be voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

However, if you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be voted as instructed with respect to the proposal as to which instructions were given and will not be voted with respect to any other proposal.
Q:	I understand that a quorum is required in order to conduct business at the Special Meeting. What constitutes a quorum?
A:
The presence of a majority of the outstanding shares of Chico’s Common Stock entitled to vote at the Special Meeting constitutes a quorum. As of the close of business on the Record Date, there were [ ] shares of Chico’s Common Stock issued and outstanding and entitled to vote, consisting of [ ] shares of unrestricted Chico’s Common Stock and [ ] unvested Company RSAs. If you submit a properly executed proxy by Internet, telephone or mail, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum; however, if you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting. As a result, [ ] shares must be present or represented by proxy to have a quorum. If a quorum is not present, the holders of a majority in voting power of the Chico’s Common Stock, present or represented by proxy, and entitled to vote thereon, may adjourn the Special Meeting pursuant to the Company’s bylaws.

Q:	How can I obtain a proxy card?
A:	If you lose, misplace or otherwise need to obtain a proxy card, please follow the applicable procedure below.
For Company shareholders of record: Please call Innisfree M&A Incorporated (“Innisfree”) at (877) 687-1865 (TOLL-FREE from the United States and Canada) or +1 (412) 232-3651 (from other locations).
For holders in “street name”: Please contact your account representative at your broker, bank or other similar institution.
Q:	What happens if I sell or otherwise transfer my shares of Chico’s Common Stock after the close of business on the Record Date but before the Special Meeting?
A:
The Record Date is earlier than both the date of the Special Meeting and the date the Merger is expected to be consummated. If you sell or transfer your shares of Chico’s Common Stock after the close of business on the Record Date but before the Special Meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Chico’s Common Stock and each of you notifies Chico’s in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your shares of Chico’s Common Stock, but you will retain your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Chico’s Common Stock after the close of business on the Record Date, you are encouraged to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.

Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote via the Internet or telephone (or complete, date, sign and return) with respect to each proxy card and voting instruction card that you receive.

Q:	What happens if I sell my shares of Chico’s Common Stock after the Special Meeting but before the Effective Time?
A:
If you transfer your shares of Chico’s Common Stock after the Special Meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares of Chico’s Common Stock. In order to receive the Merger Consideration, you must hold your shares of Chico’s Common Stock through the Effective Time.

Q:	Who will count the votes?
A:
A representative from Broadridge Investor Communications Solutions will serve as the independent inspector of elections for the Special Meeting and will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present.

Q:	Who will solicit votes for, and bear the cost and expenses of, this proxy solicitation?
A:
The cost of this proxy solicitation will be borne by Chico’s. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Chico’s Common Stock. Chico’s has retained Innisfree M&A Incorporated as Chico’s proxy solicitor. Innisfree will solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. Under our agreement with Innisfree, Innisfree will receive an estimated fee of $25,000 plus reimbursement of its reasonable, out-of-pocket expenses for its services plus fees for calls (if any) to or from retail Company shareholders. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of, or in connection with, the engagement.

Q:	Where can I find the voting results of the Special Meeting?
A:	Chico’s intends to notify Company shareholders of the results of the Special Meeting by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.
Q:	Will I be subject to U.S. federal income tax upon the exchange of Chico’s Common Stock for cash pursuant to the Merger?
A:
The exchange of Chico’s Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this Proxy Statement) who exchanges shares of Chico’s Common Stock for cash in the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. If you are a Non-U.S. Holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this Proxy Statement), the Merger will generally not result in U.S. federal income tax to you unless you have certain connections with the United States.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this Proxy Statement.
Q:	What will the holders of outstanding Chico’s equity awards receive in the Merger?
At the Effective Time, each Company RSA, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSA, multiplied by (B) $7.60, subject to any required withholding of taxes.
At the Effective Time, each Company RSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSU Award, multiplied by (B) $7.60, subject to any required withholding of taxes.
At the Effective Time, each Company PSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully time-vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Chico’s

Common Stock earned with respect to such Company PSU Award (determined based on (x) for each completed fiscal year during the performance period applicable to such Company PSU Award that ends at least one month prior to the Effective Time, actual performance as determined in accordance with the applicable award agreement, and (y) for each fiscal year during the performance period applicable to the Company PSU Award that does not end at least one month prior to the Effective Time, target performance for such fiscal year) multiplied by (B) $7.60, subject to any required withholding of taxes.
Q:	When do you expect the Merger to be consummated?
A:
Chico’s and Parent are working toward consummating the Merger as quickly as possible. Assuming the timely receipt of required regulatory clearances and satisfaction or waiver (in accordance with the terms of the Merger Agreement) of other closing conditions, including approval by Company shareholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be completed by the end of the first calendar quarter of 2024.

Q:	Are there any other risks to me from the Merger that I should consider?
A:
Yes. There are risks associated with all business combinations, including the Merger. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19 of this Proxy Statement.

Q:	Am I entitled to appraisal rights under the FBCA?
A:	No. Under Section 607.1302 of the FBCA, no shareholder of the Company is entitled to appraisal rights in connection with the Merger.
Q:	What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:
If Chico’s experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Chico’s will promptly notify shareholders of the decision via the virtual meeting website.

Technical support will be ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. Contact information for technical support will appear on the virtual meeting login page prior to the start of the Special Meeting.
Q:	How can I obtain more information about Chico’s?
A:	You can find more information about Chico’s from various sources described in the section entitled “Where You Can Find More Information” beginning on page 85 of this Proxy Statement.
Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help voting your shares of Chico’s Common Stock, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Shareholders May Call: (877) 687-1865 (TOLL-FREE from the United States and Canada)
or +1 (412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement, and the documents to which Chico’s refers you in this Proxy Statement, as well as information included in oral statements or other written statements made or to be made by Chico’s or on its behalf, contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to, those statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding the Merger, are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.
Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the Merger on the anticipated terms and timing, including obtaining required shareholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Merger; (ii) potential litigation relating to the Merger that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations, including during the pendency of the Merger; (iv) the ability of the Company to retain and hire key personnel during the pendency of the Merger; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the Merger, as well as integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger; (ix) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (x) unpredictability and severity of catastrophic events, including but not limited to, acts of terrorism, outbreaks of war or hostilities or a pandemic, as well as management’s response to any of the aforementioned factors, during the pendency of the Merger; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay a termination fee; (xii) those risks and uncertainties set forth under the headings “Risk Factors” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xiii) the risks described in the Proxy Statement.
There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements.
We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

THE SPECIAL MEETING
Date, Time and Place of the Special Meeting
This Proxy Statement is being furnished to Company shareholders as a part of the solicitation of proxies by the Board for use at the Special Meeting to be held on [ ], [ ], 2023, at [ ] [a.m.] / [p.m.], Eastern Time or at any adjournment or postponement thereof. Chico’s will hold the Special Meeting in a virtual format only at https://www.virtualshareholdermeeting.com/CHSsm.
Purpose of the Special Meeting
At the Special Meeting, Company shareholders will be asked to consider and vote to approve:
•	the Merger Proposal;
•	the Merger-Related Compensation Proposal; and
•	the Adjournment Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only Company shareholders of record as of the close of business on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of shareholders entitled to vote at the Special Meeting will be available for inspection in Company’s headquarters located at 11215 Metro Parkway, Fort Myers, Florida, during regular business hours for a period of at least ten days before the Special Meeting and at the location of the Special Meeting during the Special Meeting. To access the list during the Special Meeting, please use the virtual meeting website link set forth above.
The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present. The presence of a majority of the outstanding shares of Chico’s Common Stock entitled to vote at the Special Meeting constitutes a quorum. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum is present.
With respect to shares held in street name, your broker, bank, trust or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters but cannot vote such uninstructed shares on “non-routine” matters. Because the Special Meeting Proposals presented to Company shareholders are considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of a majority of the outstanding shares of Chico’s Common Stock, including unvested Company RSAs, entitled to vote thereon is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting, or represented by proxy and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Merger-Related Compensation Proposal. The affirmative vote of the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting, or represented by proxy and entitled to vote thereon is required to approve the Adjournment Proposal. This means that the Merger Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of outstanding shares of Chico’s Common Stock entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “AGAINST” the Merger Proposal, Merger-Related Compensation Proposal and the Adjournment Proposal. Because each of the proposals presented to Company shareholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. However, if you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given and will not be voted with respect to any other proposal.
Shares Held by the Company’s Directors and Executive Officers
As of the Record Date, the Company’s directors and executive officers beneficially owned, and were entitled to vote, in the aggregate, [ ] shares of Chico’s Common Stock, consisting of [ ] shares of unrestricted Chico’s Common Stock and [ ] unvested Company RSAs, representing approximately [ ]% of the outstanding shares of Chico’s Common Stock. We expect that the Company’s directors and executive officers will beneficially own and be entitled to vote a similar figure at the close of business on the date of the Special Meeting. The directors and executive officers have informed Chico’s that they currently intend to vote all of their shares of Chico’s Common Stock and “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
Voting of Proxies
If your shares are registered in your name with the Company’s transfer agent, AST, you may cause your shares to be voted by submitting electronically over the Internet or by telephone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. We encourage all shareholders to vote electronically. Alternatively, if you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed proxy card in the postage-paid envelope provided. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you plan to attend and desire to vote at the Special Meeting in a virtual format, you will be provided with a virtual ballot at the Special Meeting. Even if you plan to attend the Special Meeting, we encourage you to submit your proxy to vote your shares in advance of the Special Meeting.
Voting instructions are included on your enclosed proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the Company shareholders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal. No proxy that is specifically marked against adoption of the Merger Agreement will be voted in favor of the Merger-Related Compensation Proposal, unless it is specifically marked “FOR” the approval of such proposal.
If your shares of Chico’s Common Stock are held in street name and you do not instruct your broker, bank, trust or other nominee how to vote your shares, then, because each of the Special Meeting Proposals is a “non-routine matter,” your broker, bank, trust or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of Chico’s Common Stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank, trust or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the voting instruction form. If you do not vote via the Internet or telephone through your broker, bank, trust or other nominee or do not return your bank’s, broker’s or other nominee’s voting form, or do not attend the Special Meeting and vote with a proxy from your broker, bank, trust or other nominee, it will be counted as a vote “AGAINST” the Merger Proposal and will not have any effect on the Merger-Related Compensation Proposal and the Adjournment Proposal. If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given and will not be voted with respect to any other proposal.

How You May Revoke or Change Your Vote
You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting in a virtual format, by voting by virtual ballot at the Special Meeting. If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:
•	by re-voting at a subsequent time by Internet or by telephone following the instructions on the enclosed proxy card;
•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed proxy card;
•
by delivering a signed revocation letter to Wendy L. Hufford, the Company’s Corporate Secretary, at the Company’s address on the first page of this Proxy Statement before the Special Meeting, which states that you have revoked your proxy; or

•
by attending the Special Meeting in a virtual format and voting by virtual ballot. Attending the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically vote by ballot at the Special Meeting for your previous proxy to be revoked. To vote during the Special Meeting, you must do so by logging into https://www.virtualshareholdermeeting.com/CHSsm using the 16-digit control number included in your proxy materials.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Company’s Corporate Secretary prior to the Special Meeting.
If your shares are held in street name by a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee. You may also vote at the Special Meeting if you register in advance to attend the Special Meeting following the procedures described below in the section entitled “The Special Meeting—Attending the Special Meeting” beginning on page 23 of this Proxy Statement.
Any adjournment, recess or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Company shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting that was adjourned, recessed or postponed.
Adjournments
Company shareholders are also being asked to approve the Adjournment Proposal, which will enable the adjournment of the Special Meeting if necessary or appropriate, including if there are insufficient votes for the approval of the proposal to adopt the Merger Agreement or if a quorum is not present.
If a quorum is not present, the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting, or represented by proxy and entitled to vote thereat may adjourn the Special Meeting from time to time until a quorum shall be present.
If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each shareholder of record as of the new record date and who is otherwise entitled to notice of, and to vote at, such meeting.
If the Special Meeting is adjourned, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the Special Meeting Proposals. At any adjourned meeting, any business may be transacted that might have been transacted at the original Special Meeting, and all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
Technical Difficulties or Trouble Accessing the Virtual Meeting Website
If Chico’s experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Chico’s will promptly notify shareholders of the decision via the virtual meeting website.

Technical support will be ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. Contact information for technical support will appear on the virtual meeting login page prior to the start of the Special Meeting.
Tabulation of Votes
All votes will be tabulated by the inspector of elections appointed for the Special Meeting. The inspector of elections will separately tabulate affirmative and negative votes and abstentions.
Solicitation of Proxies
The cost of this proxy solicitation will be borne by Chico’s. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Chico’s Common Stock.
Chico’s has retained Innisfree as its proxy solicitor. Innisfree will solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. Under our agreement with Innisfree, Innisfree will receive an estimated fee of $25,000 plus reimbursement of its reasonable, out-of-pocket expenses for its services plus fees for calls (if any) to or from retail Company shareholders. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of, or in connection with, the engagement.
Anticipated Date of Consummation of the Merger
Assuming timely satisfaction of necessary closing conditions, including, among other things, the Requisite Shareholder Approval and receipt of required regulatory approvals, we currently anticipate that the Merger will be consummated by the end of the first calendar quarter of 2024.
Attending the Special Meeting
Shareholders may log into the Special Meeting using the 16-digit control number on their proxy cards. Once admitted to the Special Meeting, shareholders may vote their shares and view a list of shareholders by following the instructions available on the meeting website.
The virtual meeting site is supported on Internet browsers and devices (e.g., desktops, laptops, tablets and smart phones) running the most updated version of applicable software and plugins. Each participant should ensure strong WiFi or other Internet connection, allow plenty of time to log in and ensure that he or she can hear streaming audio prior to the start of the Special Meeting.
Voting at the Special Meeting Remotely as a Shareholder of Record or as a Beneficial Owner Who Holds Shares Through a Broker, Bank, Trust or Other Nominee
To vote during the Special Meeting, you must do so by logging into https://www.virtualshareholdermeeting.com/CHSsm using the 16-digit control number included in your proxy materials. After accessing the Special Meeting as described above, shareholders may vote by clicking on the “Vote Here!” button, selecting your voting choices from those shown on the screen and then clicking “Submit.” Confirmation that your vote has been received should appear once submitted. For as long as the polls remain open during the Special Meeting, you will be able to change your vote by selecting another voting choice. We encourage you to vote your proxy via the Internet, telephone or proxy card prior to the Special Meeting, even if you plan to attend the Special Meeting.
Shareholders are reminded that they can vote their shares prior to the Special Meeting over the Internet using the website indicated on the proxy card, by telephone using the toll-free number on the proxy card or by signing, dating and returning the proxy card in the postage-paid envelope previously provided. We encourage shareholders to vote electronically. If you have submitted your vote by proxy in advance of the Special Meeting, you do not need to vote by ballot, unless you wish to change your vote.

Assistance
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Innisfree, our proxy solicitor, by calling (877) 687-1865 (TOLL-FREE from the United States and Canada) or +1 (412) 232-3651 (from other locations). Brokers, banks and other nominees may call collect at (212) 750-5833.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
THE MERGER
The discussion of the Merger in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Additional information about Chico’s may be found elsewhere in this Proxy Statement and in our other public filings. See the section entitled “Where You Can Find More Information” beginning on page 85 of this Proxy Statement.
Parties Involved in the Merger
Chico’s FAS, Inc.
Chico’s is a Florida-based fashion company founded in 1983 on Sanibel Island, Florida. The Company reinvented the fashion retail experience by creating fashion communities anchored by service, which put the customer at the center of everything the Company does. As one of the leading fashion retailers in North America, Chico’s is a company of three unique brands – Chico’s®, White House Black Market® and Soma® – each operating in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.
The Company earns revenue and generates cash through the sale of merchandise in its domestic retail stores, its various Company-operated e-commerce websites, social commerce, its call center (which takes orders for all the Company’s brands) and through unaffiliated franchise partners.
The Company utilizes an integrated, omnichannel approach to managing its business. The Company wants its customers to experience its brands holistically and to view the various commerce channels it operates as a single, integrated experience rather than as separate sales channels operating independently. As a result, the Company tracks total sales and comparable sales on a combined basis.
Chico’s Common Stock is currently listed on the NYSE under the symbol “CHS.”
Daphne Parent LLC
Parent is a Delaware limited liability company and was formed on September 26, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger and the related financing transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing in connection with the Merger.
Daphne Merger Sub, Inc.
Merger Sub is a Florida corporation and a direct, wholly owned subsidiary of Parent and was formed on September 26, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.
Parent and Merger Sub are each affiliated with Sycamore Partners III and Sycamore Partners III-A, and Sycamore Partners III and Sycamore Partners III-A are affiliated with Sycamore. Sycamore is a private equity firm specializing in retail, consumer and distribution-related investments.
In connection with the transactions contemplated by the Merger Agreement, Sycamore Partners III and Sycamore Partners III-A have provided Parent with an equity commitment of up to approximately $1.06 billion, which will be available, together with cash on hand at Chico’s as of the Closing, to fund the aggregate Merger Consideration (including payments in respect of the Company’s outstanding equity-based awards payable in connection with the Closing pursuant to the Merger Agreement) and the amounts required to pay off all amounts outstanding under the Company's asset-based credit facility as of immediately prior to the Effective Time, and to pay the fees, expenses and other amounts required to be paid in connection with the Closing by Chico’s and Buyer Parties. For more information, please see the section entitled “The Merger—Financing of the Merger” beginning on page 53 of this Proxy Statement.
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the FBCA, at the Effective Time, Merger Sub will be merged with and into Chico’s, whereupon the separate corporate existence of Merger Sub will thereupon cease, and Chico’s will continue as the Surviving Corporation. As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent, and Chico’s Common Stock will no longer be publicly traded. In addition, Chico’s Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and Chico’s will no longer file periodic reports with the SEC on account of Chico’s Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation. The Effective Time will occur upon the filing of the articles of merger with, and the acceptance of such filing by, the Secretary of State of the State of Florida (or at such later time as Chico’s and the Buyer Parties may agree and specify in the articles of merger).
Effect on Chico’s if the Merger is Not Consummated
If the Merger Agreement is not adopted by the Company shareholders, or if the Merger is not consummated for any other reason:
•	the Company shareholders will not be entitled to, nor will they receive, any payment for their respective shares of Chico’s Common Stock;
•
Chico’s will remain an independent public company, the Chico’s Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Chico’s will continue to file periodic reports with the SEC on account of the Chico’s Common Stock;

•
we anticipate that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) Company shareholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including but not limited to, risks and uncertainties with respect to the Company’s business, prospects or results of operations, as such may be affected by, among other things, the highly competitive industry in which Chico’s operates and adverse economic conditions that Chico’s could face;

•
the price of Chico’s Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of Chico’s Common Stock would return to the price at which it trades as of the date of this Proxy Statement;

•
the Board will continue to evaluate and review the Company’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Board will be offered or that the Company’s business, prospects or results of operations will be adversely impacted);

•
under certain specified circumstances, Chico’s will be required to pay Parent the Company Termination Fee upon the termination of the Merger Agreement. For more information, please see the section entitled “Terms of the Merger Agreement—Company Termination Fee” beginning on page [•] of this Proxy Statement; and

•
under certain specified circumstances, Parent will be required to pay the Company the Antitrust Termination Fee upon the termination of the Merger Agreement. For more information, please see the section entitled “Terms of the Merger Agreement—Antitrust Termination Fee” beginning on page 78 of this Proxy Statement.

Merger Consideration
Chico’s Common Stock
Upon the consummation of the Merger, each share of Chico’s Common Stock outstanding as of immediately prior to the Effective Time (other than the Owned Company Shares) will be cancelled and extinguished and automatically converted into the right to receive the Per Share Price. Each Owned Company Share will be cancelled and extinguished without any conversion thereof or consideration paid therefor and subject to any required withholding of taxes.
Treatment of Company RSAs, Company RSU Awards and Company PSU Awards
Company RSAs. At the Effective Time, each Company RSA, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSA, multiplied by (B) $7.60, subject to any required withholding of taxes.
Company RSU Awards. At the Effective Time, each Company RSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSU Award, multiplied by (B) $7.60, subject to any required withholding of taxes.
Company PSU Awards. At the Effective Time, each Company PSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully time-vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Chico’s Common Stock earned with respect to such Company PSU Award (determined based on (x) for each completed fiscal year during the performance period applicable to such Company PSU Award that ends at least one month prior to the Effective Time, actual performance as determined in accordance with the applicable award agreement, and (y) for each fiscal year during the performance period applicable to the Company PSU Award that does not end at least one month prior to the Effective Time, target performance for such fiscal year) multiplied by (B) $7.60, subject to any required withholding of taxes.
Treatment of the Company ESPP
With respect to the Company ESPP and pursuant to the Merger Agreement, the Board has adopted resolutions and will take necessary or required actions such that (i) except for the offering period under the Company ESPP in effect as of September 27, 2023, no offering period under the Company ESPP will be authorized or commenced after September 27, 2023; (ii) no new participants will commence participation in the Company ESPP after September 27, 2023; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of September 27, 2023 or to make separate non-payroll contributions on or following September 27, 2023, except as may be required by applicable law; (iv) each purchase right under the Company ESPP outstanding as of September 27, 2023 will automatically be exercised no later than the ESPP Final Exercise Date; (v) each Company ESPP participant’s accumulated contributions under the Company ESPP will be used to purchase shares of Chico’s Common Stock in accordance with the terms of the Company ESPP as of the ESPP Final Exercise Date; and (vi) the Company ESPP will terminate effective as of immediately prior to the Effective Time and subject to the consummation of the Merger, but subsequent to the exercise of purchase rights on the ESPP Final Exercise Date (in accordance with the terms of the Company ESPP). All shares of Chico’s Common Stock purchased on the ESPP Final Exercise Date will be cancelled at the Effective Time and will be converted into the right to receive $7.60 per such share of Chico’s Common Stock.
Background of the Merger
The following chronology summarizes certain key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s management, the Company’s financial advisors, legal advisors or other representatives, Sycamore, the Buyer Parties and their respective financial advisors, legal advisors, affiliates or other representatives or any other person.
The Board and the Company’s senior management team periodically review the Company’s business and operations, competitive position, historical performance, future prospects and long-term strategic plan with the goal of maximizing shareholder value. As part of these ongoing evaluations, the Board and the Company’s senior management have, from time to time and with the assistance of the Company’s financial and legal advisors, considered various strategic alternatives, including the continued execution of the Company’s strategy as a stand-alone public company or the possible sale of Chico’s to, or combination of Chico’s with, a third party.

On May 6, 2023, Stefan Kaluzny, Managing Director of Sycamore, contacted Mr. Mansell, Chair of the Board, to request an in-person meeting. Mr. Mansell and Mr. Kaluzny met in person in River Hills, Wisconsin, on May 19, 2023, during which meeting they discussed the retail industry generally and recent developments in the industry. Towards the end of this meeting, Mr. Kaluzny indicated Sycamore’s interest in pursuing a potential acquisition of Chico’s. Mr. Mansell requested that Sycamore convey its interest in a written letter, which Mr. Mansell would provide to the Board for discussion.
On May 22, 2023, Sycamore submitted a written, non-binding proposal to the Board to acquire Chico’s for $7.00 per share, in cash (the “May 22 Proposal”). The May 22 Proposal stated that Sycamore would not require third-party financing in order to consummate the transaction and had access to sufficient capital to fund the entirety of the merger consideration, that Sycamore’s due diligence with respect to Chico’s was complete, and that, with the Company’s cooperation, Sycamore would move expeditiously to submit a binding proposal for a transaction within 30 days, during which period Sycamore would be prepared to concurrently negotiate definitive documentation for a transaction. Following the Board’s receipt of the May 22 Proposal, Mr. Mansell notified representatives of Solomon Partners, the Company’s independent financial advisor, and representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP, the Company’s outside counsel (“Paul, Weiss”), of the May 22 Proposal and, on behalf of the Board, requested that Solomon Partners and Paul, Weiss join the upcoming meeting of the Board on June 9, 2023 to participate in the Board’s discussion of the May 22 Proposal.
On June 9, 2023, the Board held a meeting (the “June 9 Meeting”), with members of senior management present, to allow the directors who were available at that time to be briefed on the May 22 Proposal. Representatives of Solomon Partners and Paul, Weiss were also in attendance. At the meeting, the directors discussed the terms of the May 22 Proposal. Representatives of Solomon Partners reviewed with the directors certain preliminary financial analyses of Chico’s and the May 22 Proposal. Representatives of Paul, Weiss also reviewed with the directors the fiduciary duties of the directors in considering a change in control transaction. The directors discussed on a preliminary basis the Company’s options for responding to the May 22 Proposal and the potential process Chico’s could undertake if the Board determined it was in the interests of Chico’s and its shareholders to engage in discussions with Sycamore. The Solomon Partners representatives outlined the limited universe of strategic and financial parties with the interest and ability to acquire Chico’s, given the conditions in the retail sector and the limited availability of financing at that time. The directors also discussed the interest of Chico’s and its shareholders in maintaining the confidentiality of the Company’s information and of any process involving the Board’s evaluation of the May 22 Proposal or other strategic alternatives. The directors present decided that the Board would further discuss these analyses and options at a subsequent meeting of the Board where additional directors would be present.
On June 12, 2023, the Board held a meeting to continue the discussions of the May 22 Proposal that had begun at the June 9 Meeting with additional directors present. Members of senior management and representatives of Solomon Partners and Paul, Weiss also were present at the meeting. Representatives of Paul, Weiss and Solomon Partners reviewed with the directors the analyses and options discussed at the June 9 Meeting. The directors discussed the Company’s options for responding to the May 22 Proposal, including reviewing the considerations that had been discussed at the June 9 Meeting. The Board decided to further discuss and determine its course of action with respect to the May 22 Proposal and the consideration of a potential strategic transaction at a meeting on June 21, 2023.
Chico’s entered into an engagement letter, dated as of June 12, 2023, with Solomon Partners, confirming its engagement of Solomon Partners as financial advisor to the Company in connection with the potential strategic transaction.
On June 14, 2023, Chico’s entered into an engagement letter, dated as of June 14, 2023, with Paul, Weiss, confirming its engagement of Paul, Weiss as counsel to the Company in connection with the potential strategic transaction.
On June 21, 2023, the Board held a meeting at which members of senior management were present. At the meeting, members of senior management updated the directors on the Company’s strategic initiatives planned through fiscal year 2025 and opportunities and risks from those initiatives. Members of senior management also briefed the directors on the work being done by the Company’s management to produce a draft of the Projections

(as defined in the section entitled “The Merger—Projections” beginning on page 45 of this Proxy Statement) for use by the Board in its evaluation of a potential transaction with Sycamore. The Board decided to reconvene at a further meeting during the week of June 26, 2023 to continue to discuss the Company’s response to the May 22 Proposal.
On June 28, 2023, Mr. Kaluzny contacted Mr. Mansell by email to inquire as to the status of the Board’s review of the May 22 Proposal. Mr. Mansell responded to Mr. Kaluzny by email and indicated that the Board’s response to the May 22 Proposal would likely be communicated to Sycamore during the following week.
On June 29, 2023, the Board held a meeting with members of senior management present (the “June 29 Meeting”). Members of senior management reviewed with the directors the preliminary financial analyses prepared by Solomon Partners and discussed with the directors the continuing work by the Company’s management to prepare a draft of the Projections. At the meeting, members of senior management also reviewed with the directors the terms of the May 22 Proposal, including Sycamore’s offer price of $7.00 per share in cash, Sycamore’s statement in the May 22 Proposal that Sycamore’s due diligence was complete and that Sycamore anticipated being able to submit a binding proposal within 30 days, and that Sycamore’s proposal stated that the proposal was not contingent on third-party financing. The directors discussed the interests of Chico’s and its shareholders in avoiding a protracted process, in order to minimize any management distraction from the operation of the Company’s business. The directors discussed the potential speed and certainty of a transaction with Sycamore, given the May 22 Proposal’s statements that Sycamore had completed its due diligence, did not require third-party financing and was prepared to submit a binding proposal on an abbreviated timeline. The directors concluded that it was in the interests of Chico’s and its shareholders to attempt to obtain a revised proposal from Sycamore reflecting a higher offer price without providing a specific counterproposal. The directors agreed that Mr. Mansell would speak with representatives of Paul, Weiss to discuss the terms of a response to Sycamore, would update the Board following those discussions and would plan to deliver the Board’s response to Sycamore by phone during the week of July 3, 2023.
On June 30, 2023, Mr. Mansell met with representatives of Paul, Weiss to discuss the terms of the Company’s response to the May 22 Proposal. Mr. Mansell subsequently updated the other members of the Board on those discussions.
On July 5, 2023, Mr. Mansell reached Mr. Kaluzny by phone and informed Mr. Kaluzny that the Board had met several times since receiving the May 22 Proposal to thoroughly evaluate and discuss the terms of the proposal and the Company’s response, that the Board believed the offer price of $7.00 per share set forth in the May 22 Proposal did not reflect the value of Chico’s relative to the Company’s stand-alone plan, and that the Board would require a higher offer price from Sycamore in order to continue to dedicate management resources to engaging with Sycamore about a potential acquisition. Mr. Mansell also proposed to Mr. Kaluzny that, if Sycamore and Chico’s executed a customary nondisclosure agreement, including a customary standstill provision, Sycamore should meet with Ms. Langenstein to allow Ms. Langenstein to present the Company’s initiatives and discuss with Sycamore the Company’s expectations regarding its future performance. On that call, Mr. Kaluzny expressed disappointment in the Company’s response, citing in particular the certainty represented by Sycamore’s not needing to conduct due diligence and not requiring third-party financing to consummate the transaction. Mr. Kaluzny indicated to Mr. Mansell that Sycamore would consider its options.
On July 19, 2023, Sycamore submitted a revised, written, non-binding proposal to the Board to acquire Chico’s for $7.50 per share, in cash (the “July 19 Proposal”). The July 19 Proposal reiterated that Sycamore would not require third-party financing in order to consummate the transaction and had access to sufficient capital to fund the entirety of the merger consideration, that Sycamore’s due diligence with respect to Chico’s was complete, and that, with the Company’s cooperation, Sycamore would move expeditiously to submit a binding proposal for a transaction within 30 days. Upon receipt of the July 19 Proposal, Mr. Mansell replied to Mr. Kaluzny and Dary Kopelioff, Managing Director of Sycamore, that he would convene a meeting of the Board to discuss the July 19 Proposal during the following week, and that he would direct representatives of Solomon Partners to contact Sycamore to clarify Sycamore’s proposal regarding the steps Sycamore envisioned being required during the 30-day period leading up to a binding proposal, as referenced in the July 19 Proposal.
Later on July 19, 2023, representatives of Solomon Partners and Sycamore had a telephone call to discuss certain clarifying questions about the July 19 Proposal. On that call, Sycamore representatives reiterated that the July 19 Proposal was not contingent on third-party financing and that Sycamore would be able to execute definitive documentation for a strategic transaction without obtaining third-party debt financing commitments. Sycamore representatives stated that investment funds affiliated with Sycamore would deliver an equity commitment letter, with equity commitments sufficient to fund the entirety of the merger consideration. Sycamore representatives relayed certain high-priority diligence requests and stated that Sycamore’s counsel and accountants would have additional diligence requests in connection with the negotiation of the definitive documentation for the proposed transaction Sycamore representatives also reiterated that Sycamore’s proposal was not contingent on any members of the Company’s management continuing with the Company following the closing, and that Sycamore would meet with Ms. Langenstein if authorized by the Board.
On July 26, 2023, the Board held a meeting with members of management present. Representatives of Solomon Partners and Paul, Weiss also were present at the meeting. The directors discussed the terms of the July 19 Proposal, including the revised offer price of $7.50 per share in cash. The Solomon Partners representatives also informed the Board about their call with representatives of Sycamore on July 19, 2023, including the high-priority diligence requests submitted by Sycamore during that call, and that Sycamore had indicated that its counsel and accountants would have additional diligence requests in connection with the negotiation of definitive documentation for the proposed transaction. Solomon Partners representatives also reviewed with the directors the preliminary financial analyses they prepared before the June 29 Meeting. The directors discussed the Company’s options for responding to the July 19 Proposal and the interests of Chico’s and its shareholders in maintaining confidentiality. The directors decided to respond that the Board had reviewed the July 19 Proposal and was willing to continue discussions of a potential transaction, and provide Sycamore with certain of its high-priority diligence requests, provided that Sycamore increased its offer price to $8.00 per share in cash, executed a nondisclosure agreement with Chico’s that would include customary standstill provisions, and agreed to meet with Ms. Langenstein and hear from her the Company’s perspective on valuation and the Company’s plans.
On July 28, 2023, Mr. Mansell contacted Mr. Kaluzny by telephone to deliver to Mr. Kaluzny the Company’s counterproposal of an offer price of $8.00 per share in cash. On that call, Mr. Kaluzny agreed to an offer price of $8.00 per share in cash, provided that Chico’s enter into an exclusivity agreement with Sycamore granting Sycamore a 30-day period during which Chico’s would negotiate exclusively with Sycamore. Mr. Kaluzny indicated to Mr. Mansell that Sycamore would submit its revised proposal to Chico’s in writing following the call.
On July 29, 2023, Sycamore submitted a revised, written, non-binding proposal to the Board to acquire Chico’s for $8.00 per share in cash (the “July 29 Proposal”). The July 29 Proposal reiterated that Sycamore would not require third-party financing in order to consummate the transaction and had access to sufficient capital to fund the entirety of the merger consideration, and stated that because the revised offer price represented a significant increase in value, Sycamore requested access to certain high-priority diligence information, as previously communicated to Solomon Partners representatives on their July 19, 2023 call, and that Chico’s enter into an exclusivity agreement providing Sycamore with a 30-day exclusivity period. Mr. Mansell updated the Board on receipt of the July 29 Proposal and instructed representatives of Solomon Partners and Paul, Weiss to prepare drafts of a nondisclosure agreement and exclusivity agreement and negotiate those drafts with Sycamore’s representatives, with a view to presenting the final draft of the exclusivity agreement to the Board for its review and approval.
On July 31, 2023, representatives of Solomon Partners contacted Mr. Kaluzny to inform him that the Company’s representatives were preparing drafts of the nondisclosure agreement and exclusivity agreement. The Solomon Partners representatives informed Mr. Kaluzny that Sycamore’s request for an exclusivity period would be reviewed with the Board alongside the final, negotiated draft of the exclusivity agreement and presented to the Board at that time for its discussion and potential approval. Following that call, the Solomon Partners representatives sent the draft nondisclosure agreement and exclusivity agreement prepared by Paul, Weiss to Sycamore. The draft exclusivity agreement provided for a 30-day exclusivity period that would expire immediately if Sycamore notified Chico’s that it had decided not to proceed with discussions of the proposed transaction or if Sycamore modified, or proposed to modify, its offer price of $8.00 per share in cash.
On August 1, 2023, representatives of Solomon Partners and Sycamore spoke by telephone. During their call, Sycamore representatives relayed certain comments on the draft nondisclosure agreement and exclusivity agreement. Following that call, Sycamore representatives sent revised drafts of the nondisclosure agreement and exclusivity agreement, prepared by Kirkland & Ellis LLP (“K&E”), Sycamore’s counsel, to Solomon Partners and Paul, Weiss representatives. Representatives of Paul, Weiss, Solomon Partners, K&E and Sycamore continued to negotiate the terms of the draft nondisclosure agreement and exclusivity agreement during the period up to August 5, 2023.
On August 2, 2023, representatives of Sycamore contacted representatives of Solomon Partners to propose an in-person meeting with Ms. Langenstein on August 9, 2023 followed by dinner with Sycamore representatives. Sycamore stated that its request for this meeting and dinner was contingent upon Chico’s and Sycamore executing satisfactory nondisclosure and exclusivity agreements prior to that date.
On August 5, 2023, representatives of Paul, Weiss circulated proposed execution copies of the nondisclosure agreement and exclusivity agreement to Sycamore and K&E, and a copy of the proposed exclusivity agreement was provided to the Board for its review and approval. From August 5, 2023 through August 7, 2023, Mr. Mansell and Ms. Langenstein discussed the terms of the exclusivity agreement with the members of the Board, and the directors’ views on whether to agree to grant a 30-day exclusivity period to Sycamore at this stage, in exchange for Sycamore’s agreement to an offer price of $8.00 per share in cash. During these discussions, the directors discussed the strength of the $8.00 per share offer; the fact that the potential universe of strategic and financial parties with the interest and ability to acquire Chico’s, given the conditions in the retail sector and the limited availability of financing at that time, was limited; the potential for Sycamore to lower or withdraw its offer and the potential damage to Chico’s if it engaged in a failed sale process that became public; and the interests of Chico’s and its shareholders in confidentiality and an efficient process for consideration of a potential acquisition. In light of these considerations, and after evaluation of the terms of the proposed exclusivity agreement, on August 7, 2023, the Board approved by unanimous written consent the execution by Chico’s of the exclusivity agreement on the terms presented to the Board (the “Exclusivity Agreement”), and Chico’s and Sycamore executed the nondisclosure agreement and Exclusivity Agreement. The Exclusivity Agreement provided for a 30-day exclusivity period that would expire immediately if Sycamore notified Chico’s that it had decided not to proceed with discussions of the proposed transaction or if Sycamore modified, or proposed to modify, its offer price of $8.00 per share in cash.
On August 9, 2023, Ms. Langenstein met with Mr. Kaluzny and Mr. Kopelioff at the Company’s offices in Fort Myers, Florida, followed by dinner. At these meetings, Ms. Langenstein, Mr. Kaluzny and Mr. Kopelioff discussed the performance of the Company and of other companies in the retail industry, strategic opportunities for Chico’s that had been identified by Company management, Ms. Langenstein’s background in the retail industry and accomplishments during her tenure at Chico’s, and Sycamore’s operating style generally with its portfolio companies. Ms. Langenstein also reviewed the Company’s strategic initiatives and provided Mr. Kaluzny and Mr. Kopelioff a tour of the Company’s Fort Myers campus.
On August 10, 2023, Sycamore and its representatives were provided with access to an electronic data room (the “Data Room”) containing information from Chico’s that was responsive to several of the high-priority diligence information requests submitted by Sycamore to Solomon Partners representatives on July 19, 2023. The due diligence information made available to Sycamore in the Data Room continued to be supplemented and updated by Chico’s and its representatives in response to diligence information requests from Sycamore during the period from August 10, 2023 through September 27, 2023.
Beginning on August 11, 2023, and continuing through September 27, 2023, Sycamore representatives conducted due diligence on Chico’s.
On August 23, 2023, representatives of Paul, Weiss sent a draft merger agreement and a draft of the related disclosure schedules of Chico’s to representatives of K&E. Among other terms, the draft merger agreement provided for a 45-day “go-shop” period, during which Chico’s would be permitted to solicit and negotiate competing proposals for a strategic transaction; provided that Sycamore would be committed to a “hell or high water” standard for its obligations to obtain regulatory clearance for closing; contemplated that Sycamore would provide fully committed equity financing (providing for a full equity backstop) to fund the transaction; and provided Chico’s the right to specific performance to enforce Sycamore’s obligations to close. The draft merger agreement provided for a termination fee of 2.0% of the Company’s equity value payable by Chico’s in the event Chico’s terminated the merger agreement to accept a superior proposal or other specified circumstances, which would be lowered to 1.0% of the Company’s equity value if the termination occurred during the go-shop period.

Also on August 23, 2023, Mr. Kaluzny contacted Mr. Mansell to relay that Sycamore may need additional time to complete its process and the negotiation of definitive documentation for the proposed transaction, given the Company’s pace in responding to Sycamore’s various due diligence requests and the length of time that would be required for Sycamore to complete its process to obtain commitments for an asset-based credit facility to replace the existing asset-based credit facility of the Company, which Sycamore wished to arrange prior to executing definitive documentation for a potential transaction.
On August 24, 2023, the Company’s management provided to Mr. Mansell a draft of the Projections, taking into account the Company’s financial performance for the first half of fiscal year 2023 and reflecting the implementation of, and realization of benefits from, certain of the Company’s proposed strategic initiatives. Mr. Mansell reviewed the draft of the Projections, as well as proposed adjustments to the draft, with the other members of the Board. With the approval of the other members of the Board, Chico’s provided the Projections to Sycamore through the Data Room on August 28, 2023 and instructed Solomon Partners representatives to use the Projections in the preparation of Solomon Partners’ financial analyses of the Company.
On August 30, 2023, representatives of Solomon Partners, at the direction of Chico’s, contacted Sycamore representatives to request that Sycamore reaffirm its proposed offer price of $8.00 per share in cash, and to inform Sycamore that upon receipt of such reaffirmation, the Company was prepared to permit Sycamore to begin discussing the potential transaction with the lead agent for the Company’s existing asset-based credit facility in order for Sycamore to arrange commitments for its contemplated replacement facility.
Later on August 30, 2023, Sycamore submitted an updated letter affirming its written, non-binding proposal to the Board to acquire Chico’s for $8.00 per share, in cash, and stated that the proposal was based on information reviewed by Sycamore to date (the “August 30 Proposal”). The August 30 Proposal requested permission for Sycamore to engage in discussions of the potential transaction and replacement asset-based credit facility with the lead agent for the Company’s existing asset-based credit facility, and requested an extension of the exclusivity period under the Exclusivity Agreement.
On August 31, 2023, Chico’s and Sycamore executed a letter agreement providing for an extension of the exclusivity period under the Exclusivity Agreement until September 20, 2023, subject to the other existing terms and conditions of the Exclusivity Agreement. In addition, on August 31, 2023, Chico’s granted consent for Sycamore to engage in discussions of the potential transaction and replacement asset-based credit facility with the lead agent for the Company’s existing asset-based credit facility, and instructed representatives of Solomon Partners to communicate this to Sycamore.
On September 3, 2023, representatives of K&E sent a revised draft of the merger agreement to representatives of Paul, Weiss. That same day, representatives of Sycamore and Solomon Partners had a telephone call during which Sycamore representatives outlined the Sycamore positions reflected in the K&E draft of the merger agreement.
On September 7, 2023, at the request of the Board, representatives of Solomon Partners provided customary relationship disclosures to the Board, which included disclosure that Solomon Partners had not received any investment banking fees from Sycamore or its affiliated funds or portfolio companies.
On September 8, 2023, representatives of Paul, Weiss sent representatives of K&E a revised draft of the merger agreement.
On September 11, 2023, representatives of Sycamore discussed with representatives of Solomon Partners the status of the negotiations of the draft merger agreement, the remaining open items in Sycamore’s due diligence requests and Sycamore’s concern that some of the remaining diligence requests would be necessary to make progress in arranging commitments for the replacement asset-based credit facility contemplated by Sycamore. Sycamore representatives stated that their financing process could therefore cause the finalization of negotiations and definitive documentation for the proposed transaction to be delayed past the September 20, 2023 expiration of the exclusivity period.
On September 12, 2023, in anticipation of the meeting of the Board that was scheduled for the following day, representatives of Solomon Partners spoke with representatives of Sycamore and requested that Sycamore reaffirm its offer price of $8.00 per share in cash. Representatives of Sycamore confirmed that Sycamore’s offer price continued to be $8.00 per share in cash, and stated that the most significant open issue in negotiations of the merger agreement, from Sycamore’s perspective, was the commitments Sycamore would be required to make under the merger agreement in order to obtain required regulatory clearances for the closing.
On September 13, 2023, the Board held a meeting at which members of senior management and representatives of Solomon Partners and Paul, Weiss were also present. At this meeting, representatives of Solomon Partners reviewed with the directors developments in macroeconomic and capital markets conditions, including effects on the retail industry and on the Company’s trading metrics, since the June 29 Meeting. The directors discussed with the Solomon Partners and Paul, Weiss representatives the developments in negotiations with Sycamore with respect to the potential transaction, and asked the advisors various questions about the timeline of negotiations, the open issues remaining in the parties’ negotiation of the draft merger agreement, the potential that the parties would not reach agreement on the terms of definitive documentation for the potential transaction by the expiration of the exclusivity period on September 20, 2023 and the potential for Sycamore to revise its offer price below $8.00 per share prior to execution of definitive documentation for the potential transaction. The directors also asked the representatives of Paul, Weiss questions regarding Sycamore’s obligations to obtain regulatory clearances necessary for the closing under the terms of the merger agreement proposed in K&E’s last draft and in Paul, Weiss’s last draft, and the directors asked questions regarding the regulatory environment in the United States generally and the anticipated process, risks and timing for obtaining necessary regulatory clearance for the proposed transaction. The Company’s advisors responded to those questions. The Board determined that, if definitive documentation for the proposed transaction were not executed by the expiration of the current exclusivity period on September 20, 2023, the Board would not approve a further extension of the exclusivity period and would evaluate at that time whether to continue or terminate engagement with Sycamore regarding a potential transaction.
Later on September 13, 2023, representatives of Paul, Weiss and K&E spoke and continued negotiating the terms of the draft merger agreement.
On September 15, 2023, representatives of Solomon Partners contacted representatives of Sycamore to relay the Board’s decision that the Board would not agree to a further extension of the exclusivity period and, if definitive documentation for the potential transaction were not executed by September 20, 2023, the Board would evaluate whether to continue or terminate engagement with Sycamore. On September 15, 2023, representatives of Chico’s, Sycamore and their respective advisors participated in legal, accounting and financial due diligence calls regarding the Company and the potential transaction.
On September 16, 2023, representatives of K&E sent a revised draft of the merger agreement, and on September 17, 2023 sent drafts of Sycamore’s equity commitment letter and limited guarantee, to representatives of Paul, Weiss.
On September 19, 2023, representatives of Paul, Weiss sent revised drafts of the merger agreement, equity commitment letter and limited guarantee to representatives of K&E.
On September 20, 2023, the exclusivity period under the Exclusivity Agreement, during which Chico’s would negotiate exclusively with Sycamore and not solicit or facilitate any indications of interest or proposals from other potential counterparties to a strategic transaction, expired and was not further extended.
On September 21, 2023, representatives of Sycamore and Solomon Partners spoke to discuss the open issues on the draft merger agreement and the respective positions of Sycamore and Chico’s on those issues.
On September 22, 2023, Mr. Mansell and Mr. Kaluzny spoke to discuss the status of negotiations and due diligence with respect to the potential transaction. Mr. Mansell informed Mr. Kaluzny that a meeting of the Board had been called for the afternoon of September 27, 2023, that if Sycamore presented a final proposal, including finalized definitive documentation, for the potential transaction in advance of that meeting, the Board would either approve or reject the execution of definitive documentation for the potential transaction at that time. If Sycamore did not present a final proposal and finalized definitive documentation prior to that meeting, the Board would determine to terminate discussions with Sycamore at that time.
Throughout the period from September 22, 2023 through September 27, 2023, representatives of Paul, Weiss, Solomon Partners, K&E and Sycamore continued to negotiate the terms of the draft merger agreement, equity commitment letter and limited guarantee and to exchange revised drafts of those documents.

On September 27, 2023, representatives of Paul, Weiss and K&E held a regulatory diligence call to discuss the process, risks and timing for obtaining necessary regulatory clearances for the proposed transaction.
On September 27, 2023, representatives of Sycamore contacted representatives of Solomon Partners and informed them that Sycamore would be submitting a revised written proposal that day, which would provide for an offer price of $7.60 per share in cash and certain other terms, and would include drafts of the merger agreement and other definitive documentation in a form that Sycamore was prepared immediately to sign.
On the afternoon of September 27, 2023, Sycamore submitted a written, non-binding proposal to acquire Chico’s for $7.60 per share in cash (the “September 27 Proposal”). The September 27 Proposal stated that the reduced offer price, compared to the offer price of $8.00 per share set forth in the July 29 Proposal and August 30 Proposal, was due to Sycamore’s receipt of information that the Company’s performance was weaker than previously forecasted. The September 27 Proposal further included revised drafts of the merger agreement, equity commitment letter and limited guarantee, which the September 27 Proposal stated Sycamore was prepared immediately to sign. The draft of the merger agreement submitted by Sycamore provided, among other terms, that Sycamore would commit to agree to divestitures of assets of Chico’s representing up to 7.5% of the Company’s last-twelve-month EBITDA, if required in order to obtain necessary regulatory clearances for closing; that, if the merger agreement were terminated as a result of failure to obtain the necessary regulatory clearances for closing, Sycamore would pay to Chico’s a termination fee in an amount equal to 4.0% of the equity value of the transaction; that Chico’s would have the right to specific performance to enforce Sycamore’s obligations to close; that Sycamore’s liability for monetary damages for breach of the merger agreement would be limited to an amount equal to 7.0% of the equity value of the transaction; and that the termination fee payable by Chico’s to Sycamore, if the merger agreement were terminated in connection with the Company’s receipt of a superior proposal or similar circumstances, would be equal to 1.5% of the equity value of the transaction if termination occurred during the go-shop period and 3.0% of the equity value of the transaction if the termination occurred after the go-shop period. The September 27 Proposal further stated that Sycamore had received a commitment from the lead agent for the Company’s existing asset-based credit facility for a replacement credit facility to fund ongoing operations of the Company following the closing.
Later during the afternoon of September 27, 2023, the Board held a meeting with members of senior management present. Representatives of Solomon Partners and Paul, Weiss also were present at the meeting. During the meeting, representatives of Paul, Weiss reviewed the terms of the September 27 Proposal, including the terms of the merger agreement, equity commitment letter and limited guarantee included in the September 27 Proposal, with the directors. Representatives of Solomon Partners reviewed with the directors the financial terms of the September 27 Proposal, including Sycamore’s reduction of the offer price to $7.60 per share in cash. Representatives of Solomon Partners also reviewed with the directors Solomon Partners’ updated financial analyses of Chico’s, including a discounted cash flow analysis based on the Projections. Members of senior management provided the Board with an update on the Company’s performance to date relative to the assumptions in the Projections, noting for the Board the risks involved in the execution of the Company initiatives reflected in the Projections due to, among other things, macroeconomic conditions and conditions common to the Company’s industry. Representatives of Solomon Partners stated, based on information currently available to Solomon Partners, that Solomon Partners was confident that, if requested by the Board, Solomon Partners would be able to deliver to the Board an opinion, dated as of the date of the merger agreement, that, as of the date of such opinion and based upon and subject to the factors and assumptions to be set forth therein, the $7.60 per share, in cash, to be paid to the Company shareholders (other than those shareholders to be identified as Excluded Holders in such opinion), pursuant to the definitive merger agreement, was fair from a financial point of view to Company shareholders.
During this meeting, the directors discussed, among other things, the certainty of closing represented by the terms of the September 27 Proposal; the recent performance of Chico’s, and the status of macroeconomic and retail industry conditions, relative to the assumptions and expectations of Company management at the time at which the Projections were created; the risks to the Company’s ability to achieve the results projected in the Projections and to its plans on a stand-alone basis; the potential effects on the Company’s stand-alone stock trading price in the near term, as a result of the Company’s potential performance and macroeconomic, market and industry conditions; the ability of the Board to solicit competing proposals during the go-shop period provided by the merger agreement, and the ability for third parties to submit superior proposals after the go-shop period; the potential that Sycamore would agree to increase its offer price above $7.60 per share in cash if the

Company made a further counterproposal at this time; the potential that Sycamore would further revise its offer price downward, or decide to terminate or delay further discussions of the potential transaction, if there were additional delay; the interests of the Company and its shareholders in maximizing the value to be paid to Company shareholders by Sycamore in a potential transaction; the interests of the Company and its shareholders in avoiding further management distraction from the operation of the Company’s business due to the ongoing process with Sycamore; and Solomon Partners’ expression of confidence in being able to deliver an opinion as described above.
At this meeting, the Board unanimously (i) determined that a transaction involving the acquisition of Chico’s by Sycamore at a price of at least $7.60 per share in cash, pursuant to a merger agreement providing for merger consideration in such form and amount, and the other terms and conditions set forth in the September 27 Proposal (the “Merger Agreement”), is fair to, and in the best interests of, the Company and its shareholders, (ii) declared advisable and approved and adopted the Merger Agreement, approved the execution and delivery of the Merger Agreement by the Company and the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, upon the terms and conditions set forth therein, and (iii) resolved to recommend that the Company’s shareholders adopt and approve the Merger Agreement and the Merger. The Board directed Mr. Mansell to contact Mr. Kaluzny and attempt to obtain an additional increase in the offer price to $7.75 per share in cash that evening, if possible, but to accept the September 27 Proposal if Sycamore were not willing to agree to a further increase in the offer price and to finalize and execute definitive documentation for the transaction on those terms.
Following the conclusion of the meeting of the Board, on the evening of September 27, 2023, Mr. Mansell contacted Mr. Kaluzny by phone and delivered the Company’s counterproposal of an offer price of $7.75 per share in cash, and indicated that the Company was otherwise generally in agreement with the terms of the September 27 Proposal. Later that night, Mr. Kaluzny contacted Mr. Mansell and stated that Sycamore’s final offer price was $7.60 per share in cash.
Shortly thereafter, on September 27, 2023, Chico’s and Sycamore finalized the Merger Agreement and the other definitive documentation on the terms approved by the Board. At the Board’s request, Solomon Partners delivered its oral opinion to the Board, and subsequently delivered its written opinion to the Board that, as of September 27, 2023 and based upon and subject to the factors and assumptions set forth therein, the $7.60 in cash per share of Chico’s Common Stock to be paid to the Company shareholders (other than the Excluded Holders (as defined in the opinion)), pursuant to the Merger Agreement, was fair from a financial point of view to such Company shareholders. Chico’s and Sycamore executed the Merger Agreement and the other definitive documentation for the transaction.
At the time of the execution of the Merger Agreement, Sycamore had not discussed the terms of any post-closing employment or equity participation for the Company’s management with the Board, the Company or any members of the Company’s management.
The following morning, on September 28, 2023, Chico’s issued a press release announcing the execution of the Merger Agreement.
During the Go-Shop Period (as defined in the section entitled “The Merger—The Merger Agreement” beginning on page [ ] of this Proxy Statement), at the direction of the Board, representatives of Solomon Partners contacted 114 potential counterparties to a strategic transaction involving Chico’s, including 46 strategic parties and 68 financial parties. Following the announcement of the Merger Agreement, Chico’s also received a general inquiry from an additional financial party regarding its potential interest in acquiring non-core operations of the Company, if there were any such operations that the Company was interested in divesting. Of these parties, two financial parties contacted by Solomon Partners (“PE Firm A” and “PE Firm B”) and three strategic parties contacted by Solomon Partners (“Company A,” “Company B” and “Company C”) requested to negotiate a nondisclosure agreement with the Company. PE Firm A, Company A, Company B and Company C executed nondisclosure agreements with Chico’s and received access to certain non-public information regarding the Company.
During the Go-Shop Period, PE Firm A notified Solomon Partners representatives that PE Firm A declined to submit an alternative Acquisition Proposal (as defined in the section entitled “Terms of the Merger Agreement—Solicitation of Other Offers” beginning on page 67 of this Proxy Statement), and Company B notified Solomon Partners representatives that Company B would potentially be interested in acquiring the Company’s Soma business at some time in the future, but did not submit any proposed offer price or other terms. Chico’s terminated the access of PE Firm A and Company B to the non-public information of the Company that they had been provided.
The Go-Shop Period expired at 11:59 p.m., Eastern time, on October 27, 2023. In accordance with the terms of the Merger Agreement, following the expiration of the Go-Shop Period, Chico’s terminated the access of Company A and Company C to the non-public information of the Company and requested that each of PE Firm A, Company A, Company B and Company C return or destroy the non-public information of the Company that they had received during the course of their evaluation of a potential transaction in accordance with the terms of their non-disclosure agreements with the Company.
Recommendation and Reasons for the Merger
On September 27, 2023, the Board, after considering various factors, including the non-exhaustive list of material factors described herein, and after consultation with the Company’s independent legal and financial advisors, unanimously (i) determined that it is in the best interests of the Company and the Company shareholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) adopted and approved the execution and delivery of the Merger Agreement by Chico’s, the performance by Chico’s of its covenants and other obligations thereunder, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and conditions set forth therein and (iii) resolved to submit the Merger Agreement to the Company shareholders for adoption and to recommend that the Company shareholders adopt and approve the Merger Agreement and the Merger in accordance with the FBCA.
The Board recommends that you vote (i) “FOR” the proposal to adopt the Merger Agreement, thereby approving the Merger, the Merger Agreement and the other transactions contemplated thereby and (ii) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may be payable by Chico’s to its named executive officers in connection with the Merger.
In evaluating the terms of the Merger Agreement and the transactions contemplated thereby, the Board consulted with the Company’s senior management and the Company’s independent legal and financial advisors. In reaching its determinations and recommendations, the Board considered a number of factors, including the following factors (not necessarily in order of relative importance), which the Board viewed as being generally positive or favorable in coming to its determination and recommendation:
•
Premium to Market Price. The fact that the Merger Consideration of $7.60 for each share of Chico’s Common Stock represents a premium of approximately 65% relative to the unaffected closing price of Chico’s Common Stock on September 26, 2023 (the last trading day prior to the public announcement of the Company’s entry into the Merger Agreement). Certain historical market prices of the Chico’s Common Stock are set forth in the table in the section entitled “Market Prices” beginning on page [81] of this Proxy Statement.

•
Opinion of Solomon Partners. The financial analysis reviewed and discussed with the Board by representatives of Solomon Partners, and the oral opinion of Solomon Partners, subsequently confirmed in writing, dated September 27, 2023, to the Board to the effect that, as of that date and based upon and subject to the limitations, qualifications and assumptions described in Solomon Partners’ written opinion, the Merger Consideration of $7.60 per share to be received by the holders of shares of Chico’s Common Stock (other than the Excluded Holders (as defined in the opinion)), pursuant to the Merger Agreement, was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “The Merger—Opinion of Solomon Partners Securities, LLC” beginning on page [40] of this Proxy Statement.

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History of Negotiations. The fact that the Merger Consideration and other terms of the Merger Agreement were the result of negotiations with Sycamore and that the Board believed that the Merger Consideration of $7.60 per share of Chico’s Common Stock represented the highest price that Sycamore was willing to pay.

•	Value Relative to Standalone Prospects. The Board’s belief that the Merger Consideration compares favorably to the potential long-term value of Chico’s Common Stock if Chico’s were to remain as an independent public company, after taking into account the risks and uncertainties associated with remaining an independent public company, including the Company’s business, competitive position and current industry and financial conditions. Among other things, the Board considered:
○	its assessment of the Company’s historical financial performance;
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the Projections, and the execution risks implicit in achieving the Projections, including the risk that the Company’s strategic initiatives may not be successful in driving sales, the risk that capital expenditure requirements will be greater than those projected, the risk that other expenses will be greater than those projected, and the risk that the increases in efficiency and productivity expected from the Company’s initiatives may not occur on the timeline reflected in the Projections or at all;

○
the macroeconomic factors currently affecting the Company’s industry, including fluctuating costs and inflation, declines in consumer spending and customer traffic, the recent slowdown in the U.S. and certain foreign economies, and certain other risk factors detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023; and

○
the risks and uncertainties relating to the high degree of competition Chico’s faces from other participants in the industry in which Chico’s operates, many of whom have greater financial, marketing, distribution and other resources than Chico’s.

•
Value Relative to Other Strategic Alternatives. The Board’s assessment that the Merger Consideration of $7.60 per share of Chico’s Common Stock is more favorable to the Company shareholders than the potential value that would reasonably be expected to result from other strategic and financial alternatives reasonably available, including a sale to another potential counterparty or continuing to remain an independent public company. The Board also considered the current level of mergers and acquisitions activity in the Company’s industry, and considered its assessment, with its independent legal and financial advisors, that the number of potential strategic or financial counterparties to an alternative transaction involving an acquisition of Chico’s at the price and terms provided by Sycamore was likely low.

•
Form of Consideration. The fact that the Merger Consideration is all cash, and therefore would provide the Company shareholders significant, immediate and certain value and liquidity for their shares of Chico’s Common Stock, taking into account the effect on the Company shareholders of long-term business and execution risk, as well as risks related to the financial markets generally.

•
Loss of Opportunity. The possibility that, if the Board declined to approve the Merger Agreement, there may not be another opportunity for the Company shareholders to receive a comparably priced offer with a comparable level of closing certainty.

•
Current Macroeconomic Conditions. The current state of the U.S. and global economies, including increased volatility in the credit, financial and stock markets, global inflation trends, geopolitical risks, interest rate increases, supply chain and freight costs, and the current and potential impact of these conditions in both the near term and long term on the Company’s industry and the trading price of the Chico’s Common Stock.

•
Likelihood of Closing. The likelihood that the transactions contemplated by the Merger Agreement, including the Merger, would be completed, based on, among other things (not in any relative order of importance):

○	the fact that the Buyer Parties obtained committed equity financing for the transactions, and the limited number and nature of the conditions to the equity financing;
○	the absence of a financing condition of any kind in the Merger Agreement;
○	the likelihood and anticipated timing of obtaining all required regulatory clearances in connection with the Merger;
○
the Company’s ability, under certain circumstances pursuant to the Merger Agreement and the Equity Commitment Letter, to seek specific performance of Parent’s obligation to cause the equity commitments to Parent to be funded pursuant to the Equity Commitment Letter;

○
the Company’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and enforce specifically the terms of the Merger Agreement; and

○	the commitments made by the Buyer Parties with respect to obtaining the regulatory clearances required to complete the Merger.
•
Go-Shop Period. The fact that the Merger Agreement would permit Chico’s to solicit alternative acquisition proposals from, and participate in discussions and negotiations with, third parties during the Go-Shop Period.

•
Other Merger Agreement Terms, Including Terms Regarding Alternative Proposals. The terms of the Merger Agreement, which were reviewed by the Board with its outside legal counsel and independent financial advisor, and the fact that such terms were the product of arm’s-length negotiations between the parties, including:

○
the Company’s ability to consider and respond to unsolicited acquisition proposals, including to furnish information to and conduct negotiations with third parties under certain circumstances specified in the Merger Agreement;

○	the Board’s ability to effect a Company Board Recommendation Change; and
○
the Company’s ability, under certain circumstances, to terminate the Merger Agreement in order to enter into an agreement providing for a Superior Proposal, provided that Chico’s complies with its obligations relating to Superior Proposals under the Merger Agreement and concurrently pays to Parent the Company Termination Fee, as described in the sections entitled “Terms of the Merger Agreement—Termination of the Merger Agreement” beginning on page [76] of this Proxy Statement and “Terms of the Merger Agreement—Company Termination Fee” beginning on page [78] of this Proxy Statement.

•
Limited Guarantee from Sycamore. The fact that Sycamore Partners III and Sycamore Partners III-A provided a limited guarantee in favor of Chico’s, which guarantees certain obligations of the Buyer Parties under the Merger Agreement.

In the course of its deliberations, the Board also considered a number of uncertainties, risks and other countervailing factors relating to entering into the Merger Agreement, including (not necessarily in order of relative importance):
•
Closing Certainty. The fact that completion of the transactions contemplated by the Merger Agreement, including the Merger, depends on certain factors outside of the Company’s control, including regulatory clearances and the Requisite Shareholder Approval, and the risk that the Merger might not be completed in a timely manner or at all.

•
No Shareholder Participation in Future Growth. The fact that, following the Merger, the Company shareholders would no longer participate in the Company’s future earnings or growth, or benefit from any future appreciation in value of the Chico’s Common Stock.

•
Impact of Merger Announcement on Chico’s. The risk that disruptions from the Merger will harm (i) the Company’s business, including current plans and operations and relationships with the Company’s investors, suppliers, business partners and other third parties, including during the pendency of the Merger, and (ii) the ability of Chico’s to retain and hire key personnel. The Board also considered the potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger and that potential business uncertainty, including changes to existing business relationships, during the pendency of the transactions contemplated by the Merger Agreement, including the Merger, could affect the Company’s financial performance.

•
Loss of Opportunity with Other Potential Counterparties. The fact that, prior to the execution of the Merger Agreement, Chico’s did not conduct a broad market check process or solicit bids from other potential counterparties. However, the Board also considered that it had preserved the ability of Chico’s to solicit other potential counterparties during the Go-Shop Period, had negotiated for a lower termination fee payable by Chico’s if it determined to enter into an alternative acquisition agreement with respect to a Superior Proposal during the Go-Shop Period, and had preserved the ability of potential counterparties to continue to submit alternative acquisition proposals after the Go-Shop Period.
•
Tax Treatment. The fact that the receipt of the Merger Consideration, which is all cash, in exchange for shares of Chico’s Common Stock pursuant to the Merger Agreement would be taxable to the Company shareholders that are U.S. holders for U.S. federal income tax purposes.

•
Restrictions on Solicitation. The restrictions imposed by the Merger Agreement on the Company’s solicitation of alternative acquisition proposals from third parties during and after the Go-Shop Period, and that prospective bidders may perceive Sycamore’s right under the Merger Agreement to negotiate with Chico’s to match the terms of any Superior Proposal prior to Chico’s being able to terminate the Merger Agreement and accept a Superior Proposal to be a deterrent to making alternative acquisition proposals.

•
Termination Fee. The possibility that the Company Termination Fee, which would be payable by Chico’s under certain circumstances, including if Chico’s terminates the Merger Agreement to accept a Superior Proposal and enters into an Alternative Acquisition Agreement with any person, could discourage other potential acquirors from making a competing proposal to acquire Chico’s (which Company Termination Fee would be equal to $14,978,162 if the Merger Agreement is terminated during the Go-Shop Period, and $29,956,324 if the Merger Agreement is terminated after the Go-Shop Period).

•
Cap on Liability. That the Merger Agreement provides that the maximum aggregate liability of Sycamore for breaches under the Merger Agreement, Limited Guarantee or the Equity Commitment Letter will not exceed, in the aggregate for all such breaches, the Parent Liability Limitation.

•
Pre-Closing Covenants. The restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent Chico’s from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Chico’s absent the pending completion of the Merger.

•
Potential Litigation. The potential for litigation by shareholders in connection with the transactions contemplated by the Merger Agreement, including the Merger, which, even where lacking in merit, could nonetheless result in distraction and expense.

The Board unanimously concluded that the uncertainties, risks and potentially negative factors relevant to the transactions contemplated by the Merger Agreement, including the Merger, were outweighed by the potential benefits.
In addition, the Board was aware of and considered the fact that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the Company shareholders generally, including those interests that are a result of employment and compensation arrangements with Chico’s. For more information, see the section entitled “The Merger—Interests of the Directors and Executive Officers of Chico’s in the Merger” beginning on page [48] of this Proxy Statement.
The foregoing discussion of material factors considered by the Board in reaching its conclusions and recommendation includes the principal factors considered by the Board, but is not intended to be exhaustive and may not include all of the factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the transactions contemplated by the Merger Agreement, including the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights to the specific factors considered in reaching its determinations and recommendations. Rather, the Board based its decisions on the totality of the factors and information it considered, including discussions with, and questioning of, the Company’s management and its independent financial and legal advisors. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors.

This explanation of the Board’s reasons for its recommendations and other information presented in this section includes statements that are forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [19].
Opinion of Solomon Partners Securities, LLC
Solomon Partners addressed its oral opinion to the Board, and subsequently delivered its written opinion to the Board that, as of September 27, 2023 and based upon and subject to the factors and assumptions set forth therein, the $7.60 in cash per share of Chico’s Common Stock to be paid to the Company shareholders (other than the Excluded Holders (as defined in the opinion)), pursuant to the Merger Agreement, was fair from a financial point of view to such Company shareholders.
The full text of the written opinion of Solomon Partners, dated September 27, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Proxy Statement as Annex B. Solomon Partners provided its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The Solomon Partners opinion does not constitute a recommendation to any Company shareholder as to how any such Company shareholder should vote with respect to the Merger or act on any matter relating to the Merger or any other matter.
For purposes of its opinion, Solomon Partners:
•	reviewed certain publicly available financial statements and other information of the Company;
•
reviewed certain historical, internal financial statements and other financial and operating data for the Company prepared and provided to Solomon Partners by the management of the Company and approved for Solomon Partners’ use by the Company;

•
reviewed certain internal financial projections for the Company prepared and provided to Solomon Partners by the management of the Company and approved for Solomon Partners’ use by the Company (the “Projections”);

•	discussed the past and current operations, financial condition and prospects of the Company with the management of the Company;
•	reviewed the reported prices and trading activity of the shares of Chico’s Common Stock;
•
compared the financial performance and condition of the Company and the reported prices and trading activity of the shares of Chico’s Common Stock with that of certain other publicly traded companies that Solomon Partners deemed relevant;

•	participated in certain discussions among management and other representatives of each of Parent and the Company;
•	reviewed the Merger Agreement; and
•	performed such other analyses and reviewed such other material and information as Solomon Partners deemed appropriate.
Solomon Partners assumed and relied upon the accuracy and completeness of the information reviewed by it for the purposes of this opinion, and Solomon Partners did not assume any responsibility for independent verification of such information and relied on such information being complete and correct. Solomon Partners relied on assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to Solomon Partners’ analysis or opinion. With respect to the Projections, Solomon Partners assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. Solomon Partners did not conduct a physical inspection of the facilities or property of the Company. Solomon Partners did not assume any responsibility for or perform any independent valuation or appraisal of the assets or liabilities of the Company, nor was Solomon Partners furnished with any such valuation or appraisal, other than appraisal reports of certain owned real property of the Company, dated as of July 20, 2021, July 24, 2021, August 20, 2021, and August 25, 2021. Furthermore, Solomon Partners did not consider any tax, accounting, legal or regulatory effects of the Merger or the transaction structure on any person or entity.

Solomon Partners assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on the Company or the contemplated benefits of the Merger or that otherwise would be in any respect material to Solomon Partners’ analysis or opinion. Solomon Partners further assumed that all representations and warranties set forth in the Merger Agreement were and would be true and correct as of all the dates made or deemed made and that all parties to the Merger Agreement will comply with all covenants of such parties thereunder.
Solomon Partners’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and other information made available to Solomon Partners as of September 27, 2023. Although subsequent developments may affect its opinion, Solomon Partners has no obligation to update, revise or reaffirm its opinion. In particular, Solomon Partners did not express any opinion as to the prices at which the Chico’s Common Stock may trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Merger, or as to impact of the Merger on the solvency or viability of the Company, Parent or Merger Sub or the ability of the Company, Parent or Merger Sub to pay their respective obligations when they come due. Furthermore, Solomon Partners’ opinion did not address the Company’s underlying business decision to undertake the Merger, and Solomon Partners’ opinion did not address the relative merits of the Merger as compared to any alternative transactions or business strategies that might be available to the Company. Prior to the delivery of its opinion, Solomon Partners was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. Solomon Partners’ opinion was limited to the fairness, from a financial point of view, to the Company shareholders (other than the Excluded Holders), as of the date of the opinion, of the Per Share Price pursuant to the Merger Agreement, and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger, including the Limited Guarantee and the Equity Commitment Letter. Solomon Partners expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Per Share Price to be paid to the Company shareholders (other than the Excluded Holders) pursuant to the Merger Agreement. The issuance of the opinion by Solomon Partners was authorized by Solomon Partners’ fairness opinion committee.
The following summarizes the significant financial analyses performed by Solomon Partners and provided to, and reviewed with, the Board in connection with the delivery of Solomon Partners’ opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Solomon Partners’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.
Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Solomon Partners’ financial analyses. The following summary, however, does not purport to be a complete description of the financial analyses performed by Solomon Partners, nor does the order of analyses described represent relative importance or weight given to those analyses by Solomon Partners. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 26, 2023, and is not necessarily indicative of current market conditions.
Selected Publicly Traded Companies Analysis
Solomon Partners reviewed and compared certain financial information for the Company to corresponding financial information for the following publicly traded corporations in the apparel retail industry (collectively, the “Selected Companies”):
•	Express, Inc.;
•	Guess?, Inc.;
•	J.Jill, Inc.;

•	Tapestry, Inc.;
•	The Cato Corporation;
•	The Gap, Inc.;
•	Torrid Holdings Inc.;
•	Urban Outfitters, Inc.;
•	Vera Bradley, Inc.; and
•	Victoria’s Secret & Co.
Although none of the Selected Companies was directly comparable to the Company, the Selected Companies included were chosen by Solomon Partners because they were U.S. domestic, publicly traded companies which engage in a similar business as the Company and with operations that, for purposes of this analysis, may be considered similar to certain operations of the Company.
Solomon Partners calculated and compared various financial multiples for the Selected Companies and the Company based on historical financial data from publicly available sources and forecasts from Wall Street research available as of September 26, 2023 for the Selected Companies and the Company.
With respect to the Selected Companies, Solomon Partners calculated:
•
the enterprise value (which represents the equity value plus book values of total debt, including preferred stock and minority interests, less cash and cash equivalents) (“EV”) as a multiple of earnings before interest, tax, depreciation, amortization, and adjusted to exclude non-recurring and extraordinary items (“Adjusted EBITDA”) for the last twelve months as of the end of the last quarter for which financial statements were publicly available (“LTM”);

•	EV as a multiple of equity research analysts’ consensus estimated EBITDA calendarized to the Company’s fiscal year 2023 (“2023E EBITDA”);
•	price per share (“P”) as a multiple of equity research analysts’ consensus estimated earnings per share calendarized to the Company’s fiscal year 2023 (“2023E EPS”); and
•	P as a multiple of equity research analysts’ consensus estimated earnings per share calendarized to the Company’s fiscal year 2024 (“2024E EPS”).
The table below summarizes the results of these calculations:
Selected Companies
EV as a Multiple of:			Median
LTM Adjusted EBITDA(1)	Range:	3.6x - 6.3x	4.7x
2023E EBITDA(2)	Range:	3.7x - 5.3x	4.7x
P as a Multiple of:
2023E EPS(3)	Range:	6.9x - 14.2x	9.6x
2024E EPS(4)	Range:	5.7x - 11.3x	7.7x
(1)	Excludes Express, Inc. and The Cato Corporation, as not meaningful.
(2)	Excludes Express, Inc., as not meaningful, and excludes The Cato Corporation, as not available.
(3)	Excludes Express, Inc., and Torrid Holdings Inc., as not meaningful, and excludes The Cato Corporation, as not available.
(4)	Excludes Express, Inc., as not meaningful, and excludes The Cato Corporation, as not available.
Using the results of the above analysis:
•
Solomon Partners applied the 3.6x – 6.3x range of EV/ LTM Adjusted EBITDA multiples to the LTM Adjusted EBITDA of the Company, as of July 29, 2023 (as derived from the Company’s Form 10-Q for the period ended July 29, 2023 and the Company’s Form 10-K for the period ended January 28, 2023), to derive a range of implied enterprise values for the Company. Solomon Partners then added the net cash of the Company, as of July 29, 2023 (as reflected in the Company’s Form 10-Q for the period ended July 29, 2023) to derive a range of implied equity values for the Company. Solomon

Partners then divided this range of implied equity values by the number of shares outstanding as of August 21, 2023 (as reflected in the Company’s Form 10-Q for the period ended July 29, 2023) to derive a range of implied values per share of the Company’s Common Stock of $6.18 - $10.07.
•
Solomon Partners applied the 3.7x – 5.3x range of EV/ 2023E EBITDA multiples to the 2023 estimated EBITDA of the Company, using the Projections, to derive a range of implied enterprise values for the Company. Solomon Partners then added the net cash of the Company, as of July 29, 2023 (as reflected in the Company’s Form 10-Q for the period ended July 29, 2023) to derive a range of implied equity values for the Company. Solomon Partners then divided this range of implied equity values by the number of shares outstanding as of August 21, 2023 (as reflected in the Company’s Form 10-Q for the period ended July 29, 2023) to derive a range of implied values per share of the Company’s Common Stock of $5.81 - $7.78.

•
Solomon Partners applied the 6.9x -14.2x range of P/ 2023E EPS multiples to the 2023 estimated EPS for the Company, using the Projections, to derive a range of implied values per share of the Company’s Common Stock of $4.81 - $9.85.

•
Solomon Partners applied the 5.7x – 11.3x range of P/ 2024E EPS multiples to the 2024 estimated EPS for the Company, using the Projections, to derive a range of implied values per share of the Company’s Common Stock of $4.75 - $9.40.

Illustrative Discounted Cash Flow Analysis
Solomon Partners performed illustrative discounted cash flow analyses on the Company using the Projections.
Using discount rates ranging from 14.0% to 16.0%, reflecting estimates of the Company’s weighted average cost of capital (derived by the application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including the Company’s target capital structure, the cost of long-term debt, after-tax yield on permanent excess cash, if any, forecast tax rate and historical beta, as well as certain financial metrics for the United States financial markets generally), Solomon Partners discounted to present value as of September 30, 2023, (i) estimates of unlevered free cash flow for the Company through fiscal year-end 2026 as reflected in the Projections, and (ii) a range of illustrative terminal values for the Company, which were calculated by applying an illustrative range of exit terminal year EBITDA multiples of 3.5x to 5.5x to projected terminal year EBITDA for the Company as reflected in the Projections. Solomon Partners then added the ranges of present values it derived above to derive a range of implied EVs for the Company. Solomon Partners then added the Company’s estimated net cash as of September 30, 2023, as provided by the management of the Company, to the range of implied EVs to derive a range of implied equity values for the Company. Solomon Partners then divided the range of implied equity values by the number of fully diluted shares, including all Company RSAs, Company RSU Awards and Company PSU Awards as of September 25, 2023, as provided by the management of the Company, to derive a range of implied equity values per share of Chico’s Common Stock of $6.61 to $9.55.
Other Factors
Solomon Partners noted for the Board certain additional factors solely for informational purposes, including among other things, the following:
•
Premiums Paid Analysis. Solomon Partners used publicly available information to review 76 transactions to acquire targets, with transaction equity values in the $500 million to $1.5 billion range, in the United States from September 26, 2018 to September 26, 2023, in which at least a 50% stake was acquired for cash and/or stock consideration (excluding transactions in the Finance, Oil & Gas Production, Integrated Oil, Oil & Gas Pipelines, Oilfield Services / Equipment, Real Estate, Rental & Leasing and Health Technology industries). Solomon Partners calculated the median premium in these transactions represented by the excess of the per share acquisition price in each transaction over the trading price of the target company 30 days prior to the announcement of the applicable transaction. The result was a median premium of 39%, which Solomon Partners applied to the closing trading price on September 26, 2023 of the Chico’s Common Stock, which resulted in an implied price of $6.42 per share of Chico’s Common Stock.

•
Illustrative Present Value of Future Stock Price Analysis. Solomon Partners performed an illustrative analysis of the implied present value of the future price per share of the Chico’s Common Stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s share price as a function of such company’s estimated future earnings and its assumed price to future earnings per share multiple. For this analysis, Solomon Partners used estimated EPS from the Projections for fiscal years 2023 through 2026. Solomon Partners first calculated the implied values per share of Chico’s Common Stock as of September 30, 2023 and as of the first day of each of fiscal years 2024 to 2026 by applying price to one-year forward EPS multiples of 6.6x (representing the Company’s current forward price to earnings (forward 1 year) multiple, reflecting median Wall Street analyst estimates as of September 26, 2023) to 9.6x (representing the median forward price to earnings (forward 1 year) multiple for the Selected Companies based on Wall Street research analyst reports) to estimated EPS for the Company for each of the fiscal years 2023 through 2026. Solomon Partners then discounted those implied values per share back to September 30, 2023 using an illustrative discount rate of 16.5%, reflecting an estimate of the Company’s cost of equity. This analysis resulted in a range of implied present values of $4.60 to $8.70 per share of the Company’s Common Stock.

•
Historical Company Share Trading Analysis. Solomon Partners reviewed the historical trading prices for the Chico’s Common Stock for the 52-week period ending September 26, 2023, which indicated a range of trading prices per share of $4.39 to $7.17.

•
Analyst Price Target Analysis. Solomon Partners reviewed stock price targets for the Chico’s Common Stock in recently published, publicly available Wall Street research analyst reports available as of September 26, 2023, which indicated low and high stock price targets for the Company ranging from $6.00 to $7.25 per share of Chico’s Common Stock.

Solomon Partners’ premiums paid analysis, illustrative present value of future stock price, historical company share trading analysis and analyst price target analysis were not fundamental valuation methodologies and were not used by Solomon Partners as a basis for rendering its fairness opinion.
Miscellaneous
In arriving at its opinion, Solomon Partners performed a variety of financial analyses, the material portions of which are summarized above. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Solomon Partners’ opinion. In arriving at its fairness determination, Solomon Partners considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Solomon Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Merger.
Solomon Partners prepared these analyses to provide its opinion to the Board as to the fairness from a financial point of view to the Company shareholders (other than the Excluded Holders) of the Per Share Price to be paid to such Company shareholders pursuant to the Merger Agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Solomon Partners or any other person assumes responsibility if future results are materially different from those forecasts.
The Per Share Price was determined through arm’s-length negotiations between the Board and Buyer Parties, and was approved by the Board. Solomon Partners provided advice to the Board during these negotiations. Solomon Partners did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.
As described above, Solomon Partners’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. For a discussion of the factors that the Board considered in determining to recommend the approval of the Merger Agreement, please see the section of this Proxy Statement entitled “The Merger—Recommendation and Reasons for the Merger” beginning on page [•] of this Proxy Statement. The foregoing summary does not purport to be a complete description of the analyses performed by Solomon Partners in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Solomon Partners attached as Annex B.
Natixis, S.A. (“Natixis”), the holder of a majority of Solomon Partners’ outstanding voting equity, is, together with its affiliates, engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management, insurance, and other financial and non-financial activities and services for various persons and entities. Natixis, its affiliates, employees, and funds, and other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, or any of their respective affiliates and third parties, including Sycamore, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the Merger. In addition, Natixis and its affiliates may have co-invested with Sycamore and its affiliates from time to time and may have invested in limited partnership units of affiliates of Sycamore from time to time and may do so in the future.
The Board selected Solomon Partners as its financial advisor because it is a recognized financial advisory firm that has substantial experience in transactions similar to the Merger. Pursuant to an engagement letter, dated June 12, 2023, the Board engaged Solomon Partners to act as its financial advisor in connection with the Merger. The engagement letter provides for a transaction fee that is estimated, based on the information available as of the date of announcement of the Merger Agreement, to consist of (a) $3.0 million, which was payable upon the delivery by Solomon Partners of its opinion, dated as of September 27, 2023, to the Board; and (b) approximately $12.8 million, which is contingent upon the closing of the Merger. In addition, the Company has agreed to reimburse Solomon Partners’ expenses and indemnify Solomon Partners against certain liabilities arising out of Solomon Partners’ engagement. Solomon Partners has not, during the two years prior to the date hereof, provided any financial advisory services to the Company, Parent, Sycamore, or their respective affiliates or, in the case of Sycamore, portfolio companies for which Solomon Partners received payment, in each case, other than serving as financial advisor to the Company in connection with the provision of activism defense investment banking services, pursuant to an engagement letter with the Company, dated February 28, 2022, for which Solomon Partners received payment in the amount of $400,000. In the future, Solomon Partners, Natixis and their respective affiliates may provide financial advisory services to the Company, Parent, Sycamore, and/or their respective affiliates or, in the case of Sycamore, portfolio companies, and may receive compensation for rendering such services.
Projections
Other than the full-year outlook included in the Company’s earnings release filed as an exhibit to the Company’s Current Report on Form 8-K, dated February 28, 2023, as such full-year outlook was amended on June 6, 2023 and as further amended on August 29, 2023, the Company does not as a matter of course make public projections as to future performance, earnings or other results due to the inherent unpredictability of projections and their underlying assumptions and estimates. Despite this general practice, the Company provided to Sycamore (in connection with its due diligence review) and to Solomon Partners (in connection with the preparation of its valuation analyses and fairness opinion as described in the section entitled “Opinion of Solomon Partners Securities, LLC,” beginning on page 40 of this Proxy Statement) certain prospective financial information concerning the Company’s future financial condition and performance. The Projections were prepared by the Company’s management between May 2023 and August 2023 in connection with the Board’s evaluation of a potential transaction with Sycamore and its evaluation of the Company’s strategic alternatives. Drafts of the Projections were reviewed with the Board during this period, were approved by the Board for presentation to Sycamore in connection with its due diligence and to Solomon Partners for use in its valuation analyses and fairness opinion, and were provided by the Company to Solomon Partners and Sycamore on August 28, 2023.
The Projections were not prepared with a view toward public disclosure and the summary thereof is included in this Proxy Statement only because the Projections (i) were made available to the Board in connection with its review of the potential transaction with Sycamore and the strategic alternatives of the Company, (ii) were made available to Sycamore in connection with its due diligence review, and (iii) were used by Solomon Partners for purposes of preparing its valuation analyses and fairness opinion provided to the Board, as described in the section entitled “Opinion of Solomon Partners Securities, LLC” beginning on page 40 of this Proxy Statement. The summary of the Projections is not being included in this Proxy Statement to influence a shareholder’s decision whether to vote in favor of the proposal to adopt the Merger Agreement or the other Special Meeting Proposals. The Projections may differ from published analyst estimates and forecasts.
The Projections do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles (“GAAP”) (and do not include footnote disclosures as may be required by GAAP). Neither Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, nor any other audit firm has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Projections and, accordingly, neither EY nor any other audit firm has expressed an opinion or any other form of assurance with respect thereto. The EY report included in the Company’s Annual Report on Form 10-K for the year ended January 28, 2023, which is incorporated by reference in this Proxy Statement, relates to the Company’s historical financial information and does not extend to the Projections and should not be read to do so.
The Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control, including general economic conditions, competition and the risks discussed in this Proxy Statement under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 40 of this Proxy Statement. The Projections also reflect the assumptions as to certain business decisions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, competitive environment, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Projections were prepared. In addition, the Projections might be affected by the Company’s ability to achieve proposed initiatives, objectives and targets over the applicable periods.
The Projections treat the Company on a stand-alone basis and without giving effect to, and as if the Company never contemplated, the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger.
There can be no assurance that the Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Projections in this Proxy Statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or consider the Projections to be predictive of actual future events or events that have occurred since the date of such forecasts, and the Projections should not be relied upon as such. The Company has not updated the Projections to reflect the management’s current views of the Company or the Company’s future financial performance and the Projections should not be treated as guidance with respect to the projected results for any period. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law, and neither the Company, Sycamore or, after the consummation of the Merger, the Surviving Corporation, undertakes any obligation or otherwise to revise the Projections after the date hereof, except to the extent required by law. Neither the Company, Sycamore, nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any shareholder of the Company or other person regarding the ultimate performance of the Company compared to the information contained in the Projections or that the Projections will be achieved. The Company has made no representation to Sycamore, Solomon Partners or their respective affiliates, in the Merger Agreement or otherwise, concerning the Projections. The Projections are forward-looking statements, and are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available on the SEC’s website at www.sec.gov.
Certain of the Projections (including EBITDA) are or may be considered non-GAAP financial measures. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. No reconciliation of non-GAAP financial measures in the Projections to GAAP measures was created or used in connection with preparing the Projections and no such reconciliation of non-GAAP financial measures in the Projections to GAAP measures was relied upon by the Board or Solomon Partners in connection with their respective evaluations of the Merger.
In light of the foregoing factors and the uncertainties inherent in the Projections, shareholders are cautioned not to place undue, if any, reliance on the Projections. Neither the Company, Sycamore or any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Projections.
Certain key material assumptions underlying the Projections include the following:
•	A 53-week fiscal year for fiscal year 2023;
•
Expansion in net sales primarily through execution of planned Company initiatives relating to expanded product offerings, improvement in store sales per square foot, website re-platform and the investment by the Company in new inventory planning and allocation technology;

•
Expansion in gross margin as the Company opts not to renew leases of underperforming stores, and through the implementation by the Company of a website re-platform and the investment by the Company in new inventory planning and allocation technology; and

•
Reduction in selling, general and administrative expenses as a percentage of net sales as the Company leverages fixed costs on higher net sales, makes capital expenditures relating to technology improvements, including for cloud-based technology projects, and as the Company generates additional productivity from those improvements.

The following is a summary of the Projections (which summary is not included in this Proxy Statement to induce any Company shareholder to vote in favor of approving the Merger Proposal or approving any other proposals to be voted on at the Special Meeting):
(amounts in millions)	Stub-FY2023P(1)	FY2023P	FY2024P	FY2025P	FY2026P
Net Sales	$731.8	$2,159.5	$2,280.9	$2,500.0	$2,600.0
EBITDA(2)	$16.3	$158.3	$189.6	$241.8	$267.4
Depreciation and Amortization	$14.9	$41.3	$50.0	$55.0	$65.0
Capital Expenditures(3)	$(36.1)	$(80.7)	$(91.2)	$(100.0)	$(104.0)
Change in Net Working Capital(4)	$34.2	$(12.7)	$(2.5)	$(4.6)	$(2.1)
EPS(5)	N/A	$0.70	$0.83	$1.12	$1.21
(1)	Stub-FY2023P financials reflects the period starting on October 1, 2023 and ending on February 3, 2024. The 53rd week occurs in the fourth quarter of FY2023.
(2)
EBITDA consists of net income (loss) before interest (expense) income, income tax provision (benefit), depreciation and amortization, excluding certain non-recurring expenses primarily related to the Merger. EBITDA is a non-GAAP measure, and is not intended to represent, or to be used, as a substitute for net income (loss) as a measure of operating performance or for cash flows from operations as a measure of liquidity. Other companies may calculate EBITDA differently than the Company calculates EBITDA, which limits comparability between companies.

(3)	Assumes 4.0% of annual net sales for the fiscal year ending February 1, 2025 through the fiscal year ending January 30, 2027. Capital expenditures include cloud-based expenditures.
(4)
Assumes net working capital grows at the rate of net sales for the fiscal year ending February 1, 2025 through the fiscal year ending January 30, 2027. Change in net working capital excludes cloud-based expenditures.

(5)	EPS for the Stub-FY2023P period is not provided. EPS for the fiscal year ending February 3, 2024 excludes one-time tax benefit of $0.21 per share.
The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company incorporated by reference into this Proxy Statement.
Interests of the Directors and Executive Officers of Chico’s in the Merger
When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that directors and executive officers of Chico’s may have interests in the Merger that are different from, or in addition to, your interests as a shareholder. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by Company shareholders. These interests include the following:
•	the acceleration and cash out of equity-based awards held by the executive officers of Chico’s and members of the Board as of the Effective Time;
•
the entitlement of each of the executive officers of Chico’s to receive payments and benefits under the Chico’s Severance Plan in the event of a qualifying termination of employment (as described in the Chico’s Severance Plan); and

•	the continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.
If the Merger Proposal is approved by Company shareholders, the shares of Chico’s Common Stock held by the directors and executive officers of Chico’s will be treated in the same manner as outstanding shares of Chico’s Common Stock held by all other Company shareholders entitled to receive the Merger Consideration.
Treatment of Chico’s Common Stock
As of November 7, 2023, directors and executive officers of Chico’s, as a group, held 4,628,432 shares of Chico’s Common Stock (excluding 231,559 shares of Chico’s Common Stock held by Stephen E. Watson as of June 23, 2022, the date of his resignation, and also excluding 183,390 shares of Chico’s Common Stock held by Patrick J. Guido as of June 23, 2023, the date of his resignation).
At the Effective Time, each share of Chico’s Common Stock outstanding as of immediately prior to the Effective Time that is held by the directors and executive officers of Chico’s will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $7.60, without interest and subject to any required withholding of taxes.
Treatment and Quantification of Chico’s Equity Awards
As of November 7, 2023, certain of our directors and executive officers held Company RSAs, Company RSU Awards and Company PSU Awards (collectively, the “Company Equity Awards”), as set forth in the tables below.

Company RSAs and Company RSU Awards
Name	Number of Shares Subject to Company RSAs (#)	Number of Shares Subject to Company RSU Awards (#)
Bonnie R. Brooks	—	159,107
Janice L. Fields	27,462	—
Deborah L. Kerr	27,462	—
Eli M. Kumekpor	27,462	—
John J. Mahoney	27,462	—
Kevin Mansell	27,462	—
Kim Roy	27,462	—
David F. Walker	27,462	—
Molly Langenstein	877,864	—
David M. Oliver	80,407	—
Kristin M. Gwinner	155,887	—
Joseph R. Topper, Jr.	135,444	—
Wendy L. Hufford	64,703	—
Each Company RSA and Company RSU Award held by a director or executive officer of Chico’s that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the number of shares of Chico’s Common Stock subject to such Company RSA or Company RSU Award, as applicable, multiplied by (B) $7.60, subject to any required withholding of taxes. None of our directors or executive officers have been granted any Company RSAs or Company RSU Awards on or after September 27, 2023.
Company PSU Awards
Name	Number of Shares Subject to Company PSU Awards (#)
Bonnie R. Brooks	809,335
Janice L. Fields	—
Deborah L. Kerr	—
Eli M. Kumekpor	—
John J. Mahoney	—
Kevin Mansell	—
Kim Roy	—
David F. Walker	—
Molly Langenstein	1,804,763
David M. Oliver	86,907
Kristin M. Gwinner	178,837
Joseph R. Topper, Jr.	175,977
Wendy L. Hufford	37,454
Each Company PSU Award held by a director or executive officer of Chico’s that is outstanding as of immediately prior to the Effective Time will be fully time-vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Chico’s Common Stock earned with respect to such Company PSU Award (determined based on (x) for each completed fiscal year during the performance period applicable to such Company PSU Award that ends at least one month prior to the Effective Time, actual performance as determined in accordance with the applicable award agreement, and (y) for each fiscal year during the performance period applicable to the Company PSU Award that does not end at least one month prior to the Effective Time, target performance for such fiscal year) multiplied by (B) $7.60, subject to any required withholding of taxes. None of our directors or executive officers have been granted any Company PSU Awards on or after September 27, 2023. The numbers set forth in the table above reflect the number of shares of Chico’s Common Stock that would be deemed earned pursuant to the Merger Agreement assuming that the Effective Time occurs prior to March 1, 2024.
Payments Upon Termination At or Following a Change in Control
Each of our executive officers participates in the Chico’s Severance Plan, pursuant to which each executive officer would be eligible to receive the following severance payments and benefits upon a termination of the executive officer’s employment by Chico’s for reasons other than a Disqualifying Event or the executive officer’s resignation for Good Reason (each as defined in the Chico’s Severance Plan) within 24 months following the consummation of the Merger, subject to each executive officer’s execution of a general release of claims:
•
Ms. Langenstein will be eligible to receive (i) an amount equal to two times the sum of her annual base salary and target annual bonus, payable in a lump sum, (ii) an amount equal to the aggregate COBRA healthcare plan premium costs for 24 months, calculated based on applicable monthly premiums as of termination, payable in a lump sum and (iii) up to 24 months of outplacement services not to exceed $19,000. For the estimated value of the severance and benefits that would be payable to Ms. Langenstein, please see the section entitled “Golden Parachute Compensation” beginning on page 52 of this Proxy Statement.

•
Messrs. Oliver and Topper and Ms. Gwinner will each be eligible to receive (i) an amount equal to 1.5 times the sum of his or her annual base salary and target annual bonus, payable in a lump sum, (ii) an amount equal to the aggregate COBRA healthcare plan premium costs for 18 months, calculated based on applicable monthly premiums as of termination, payable in a lump sum and (iii) up to 18 months of outplacement services not to exceed $19,000. For the estimated value of the severance and benefits that would be payable to Messrs. Oliver and Topper and Ms. Gwinner, please see the section entitled “Golden Parachute Compensation” beginning on page 52 of this Proxy Statement.

•
Ms. Hufford will be eligible to receive (i) an amount equal to the sum of her annual base salary and target annual bonus (which currently total $600,000), payable in a lump sum, (ii) an amount equal to the aggregate COBRA healthcare plan premium costs for 12 months, calculated based on applicable monthly premiums as of termination (which we estimate to be equal to $25,000 as of the date of this Proxy Statement), payable in a lump sum and (iii) up to 12 months of outplacement services not to exceed $5,900.

•	Mr. Guido is no longer employed by Chico’s and will not receive any severance payments or benefits in connection with the consummation of the Merger.
Each of our executive officers has also entered into restrictive covenant agreements with Chico’s which provide that, during the course of each executive officer’s employment and for a specified period following the termination of his or her employment for any reason, each executive officer will not compete with Chico’s. For the chief executive officer, this specified period is equal to two years and for all other executive officers, this specified period is equal to one year. In addition, the restrictive covenant agreements further provide that (i) during the course of each executive officer’s employment and for a specified period following the termination of his or her employment for any reason, each executive officer will not solicit any employees, customers, suppliers or other business associates of Chico’s, (ii) each executive officer may not disparage Chico’s and (iii) each executive officer may not disclose any proprietary, trade secret or confidential information involving Chico’s.
Insurance and Indemnification of Directors and Executive Officers
The Merger Agreement provides that the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) honor and fulfill, in all respects, the obligations of Chico’s and its subsidiaries pursuant to any indemnification agreements with employees and indemnified persons, which are any of their current or former directors or officers (and any person who becomes a director or officer of Chico’s or any of its subsidiaries prior to the Effective Time), for any acts or omissions by such indemnified persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the certificate of incorporation, bylaws and other similar organizational documents of the subsidiaries of Chico’s, as applicable, as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.
In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless each current or former director or officer of Chico’s and its subsidiaries (and any person who becomes a director or officer of Chico’s or any of its subsidiaries prior to the Effective Time), to the fullest extent permitted by law or pursuant to any indemnification agreements with Chico’s and its subsidiaries in effect on the date of the Merger Agreement, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as an affiliate, director, officer, employee or agent of Chico’s, its subsidiaries or their affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (2) the Merger, as well as any actions taken by Chico’s or its subsidiaries or the Buyer Parties with respect thereto. The Merger Agreement also provides that Chico’s and its subsidiaries will advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.
The Merger Agreement also provides that Chico’s may purchase a prepaid “tail” policy from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date of the Merger Agreement on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable than those of the Company’s directors’ and officers’ liability insurance policies as in effect on the date of the Merger Agreement, subject to certain limits on the aggregate cost for such “tail” policy. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated in the Merger Agreement.
In addition, without limiting the foregoing, the Merger Agreement requires Parent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, the Company’s directors’ and officers’ insurance policies for a period of at least six years commencing at the Effective Time. Neither Parent nor the Surviving Corporation will be required to pay premiums for such policy or the “tail” policy to the extent such premiums exceed, on an annual basis, 350% of the aggregate annual premiums currently paid by Chico’s, and if the premium for such insurance coverage would exceed such amount, Parent shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost not exceeding such amount.
Arrangements with Parent
As of the date of this Proxy Statement, none of our executive officers has had any discussions or negotiations, or entered into any agreement, with Parent or any of its affiliates regarding the potential terms of their individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the consummation of the Merger. Prior to, or following the consummation of, the Merger, however, certain executive officers may have discussions, or may enter into agreements with, Parent, the Company or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates after the Effective Time.
Retention Program
In connection with the Merger, Chico’s will be permitted to establish a cash-based retention program in the aggregate amount of up to $7,500,000 to promote retention and to incentivize efforts to consummate the Merger (the “Retention Program”). All payments under the Retention Program will be made on or after the Effective Time or upon an earlier qualifying termination of employment. The terms and conditions of the Retention Program, including its participants and the allocation of payments to such participants, will be mutually agreed between Parent, on the one hand, and Chico’s and Ms. Langenstein, on the other hand. The participants and individual allocations of payments under the Retention Program will, in all cases, be made in consideration of the participant’s critical skills, provided that no individual allocation will exceed an individual’s annual base salary. As of the date of this Proxy Statement, the participants and the allocation of payments to such participants have yet to be determined, but it is anticipated that our executive officers will receive awards under the Retention Program.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K promulgated by the SEC, the table below sets forth the compensation that is based on, or otherwise relates to, the Merger that may be paid or become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation. Under the applicable SEC rules, our named executive officers for this purpose are required to consist of the named executive officers for whom disclosures were required in Chico’s most recent proxy statement filed with the SEC, who are:
•	Molly Langenstein, Chief Executive Officer, President and Director;
•	David M. Oliver – Executive Vice President – Chief Financial Officer and Chief Accounting Officer;
•	Kristin M. Gwinner, Executive Vice President – Chief Human Resources Officer; and
•	Joseph R. Topper, Jr., Executive Vice President – Chief Digital Officer.
Patrick J. Guido, former Executive Vice President – Chief Financial Officer, has been omitted from the disclosure below because he has no interest in the Merger (except insofar as he is a holder of Chico’s Common Stock) or any rights to compensation or benefits that will be accelerated or enhanced in connection with the Merger due to Mr. Guido’s departure from Chico’s in June 2023.
Bonnie R. Brooks, former Executive Chair of the Board, has been omitted from the disclosure below because she has no interests in the Merger, other than her interests with respect to her shares of Chico’s Common Stock and the equity awards described above.
The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger is consummated on November 7, 2023, and in the case of each named executive officer, that the named executive officer’s employment is terminated by the Surviving Corporation for reasons other than a Disqualifying Event or by the named executive officer for Good Reason (as each such term is described in the Chico’s Severance Plan), in each case, on such date.
In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.
Golden Parachute Compensation
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Molly Langenstein	$5,785,198	$20,387,971	$19,000	$26,192,169
David M. Oliver	$1,173,899	$1,271,585	$19,000	$2,464,484
Kristin M. Gwinner	$1,413,035	$2,543,899	$19,000	$3,975,934
Joseph R. Topper, Jr.	$1,455,131	$2,366,796	$19,000	$3,840,927
(1)
The cash amounts reflected in this column represent potential severance payments to each named executive officer pursuant to Chico’s Severance Plan if the named executive officer’s employment is terminated by Chico’s for reasons other than a Disqualifying Event or by the named executive officer for Good Reason (as each such term is defined in the Chico’s Severance Plan), and include the base salary, bonus and COBRA healthcare premium components of such payments. The severance amounts, as described above, are “double-trigger” payments solely payable upon a named executive officer’s qualifying termination of employment within the 24-month period following a change in control. For more information, see the section entitled “The Merger—Interests of the Directors and Executive Officers of Chico’s in the Merger—Payments Upon Termination At or Following a Change in Control” beginning on page 50 of this Proxy Statement.

Name	Base Salary Continuation ($)	Target Annual Bonus ($)	Severance Multiplier (%)	Health and Welfare Continuation ($)	Total (4)
Molly Langenstein	$1,150,000	$1,725,000	200%	$35,198	$5,785,198
David M. Oliver	$425,000	$340,000	150%	$26,399	$1,173,899
Kristin Gwinner	$515,000	$412,000	150%	$22,535	$1,413,035
Joseph R. Topper, Jr.	$525,000	$420,000	150%	$37,631	$1,455,131
(2)
The amounts reflected in this column represent the value of Company Equity Awards that will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to: (A) with respect to each Company RSA and Company RSU Award, (x) the number of shares of Chico’s Common Stock subject to such Company RSA or Company RSU Award, as applicable, multiplied by (y) $7.60, subject to any required withholding of taxes; and (B) with respect to each Company PSU Award, the product of (x) the aggregate number of shares of Chico’s Common Stock earned with respect to such Company PSU Award (determined based on (1) for each completed fiscal year during the performance period applicable to such Company PSU Award that ends at least one month prior to the Effective Time, actual performance as determined in accordance with the applicable award agreement, and (2) for each fiscal year during the performance period applicable to the Company PSU Award that does not end at least one month prior to the Effective Time, target performance for such fiscal year) multiplied by (y) $7.60, subject to any required withholding of taxes. The equity acceleration amounts are “single-trigger” amounts. For more information, see the section entitled “The Merger—Interests of the Directors and Executive Officers of Chico’s in the Merger—Treatment and Quantification of Company Equity Awards” beginning on page 48 of this Proxy Statement.

(3)
The amounts reflected in this column represent the value of the maximum outplacement services payable to each named executive officer pursuant to the Chico’s Severance Plan if the named executive officer’s employment is terminated by Chico’s for reasons other than a Disqualifying Event or by the named executive officer for Good Reason.

These amounts, as described above, are “double-trigger” payments solely payable upon a named executive officer’s qualifying termination of employment within the 24-month period following a change in control. For more information, see the section entitled “The Merger—Interests of the Directors and Executive Officers of Chico’s in the Merger—Payments Upon Termination At or Following a Change in Control” beginning on page 50 of this Proxy Statement.
Financing of the Merger
The obligation of the Buyer Parties to consummate the Merger is not subject to any financing condition.
We anticipate that the total amount of funds necessary to pay the aggregate Merger Consideration payable to the Company shareholders in the Merger is approximately $1.06 billion in cash.
In connection with the financing of the Merger, Sycamore Partners III, Sycamore Partners III-A and Parent have entered into an Equity Commitment Letter, pursuant to which Sycamore Partners III and Sycamore Partners III-A have agreed to provide Parent with an equity commitment of up to approximately $1.06 billion in cash, which will be available, together with cash on hand at Chico’s as of the Closing, to fund the aggregate Merger Consideration payable to the Company shareholders (including payments in respect of our outstanding equity-based awards payable in connection with the Closing pursuant to the Merger Agreement) and the amounts required to pay off all amounts outstanding under the Company's asset-based credit facility as of immediately prior to the Effective Time, and to pay the fees, expenses and other amounts required to be paid in connection with the Closing by Chico’s and the Buyer Parties.
The Equity Commitment Letter provides, among other things, that: (1) Chico’s is an express third-party beneficiary thereof solely in connection with the Company’s exercise of its rights related to specific performance under the Merger Agreement; and (2) Sycamore Partners III and Sycamore Partners III-A will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third-party beneficiary rights. The Equity Commitment Letter may not be waived, amended or modified except by a written instrument signed by Parent, Sycamore Partners III and Sycamore Partners III-A.
Limited Guarantee
Pursuant to the Limited Guarantee, Sycamore Partners III and Sycamore Partners III-A have agreed to guarantee the due and punctual payment to Chico’s of all of the liabilities and obligations of the Buyer Parties under the Merger Agreement (the “Guaranteed Obligations”).
The obligations of Sycamore Partners III and Sycamore Partners III-A under the Limited Guarantee are subject to an aggregate cap equal to the Parent Liability Limitation.
Subject to specified exceptions, the Limited Guarantee will terminate upon the earliest of:
•	the Closing under the Merger Agreement;
•	the indefeasible payment in full of the Guaranteed Obligations (subject to the Parent Liability Limitation); or

•
the valid termination of the Merger Agreement in accordance with its terms; provided that, no such termination will relieve Sycamore Partners III or Sycamore Partners III-A of (i) any Guaranteed Obligation relating to the Parent Liability Limitation, and (ii) any Guaranteed Obligation related to a breach of the Merger Agreement by a Buyer Party prior to such termination if the Buyer Parties’ liability for such breach survives the termination of the Merger Agreement pursuant to the terms thereof.

Closing and Effective Time
The Closing will take place no later than the second business day following the satisfaction or waiver of all conditions to the Closing (described below under the section entitled “Terms of the Merger Agreement—Conditions to the Closing of the Merger” beginning on page 72 of this Proxy Statement) (other than those conditions to be satisfied at the Closing) or such other time agreed to in writing by Parent and Chico’s.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares of Chico’s Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to change or to differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion.
This discussion is limited to Company shareholders who hold their shares of Chico’s Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). In addition, this summary does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate or gift taxation) or the alternative minimum tax or the Medicare net investment income surtax that may be relevant or applicable to a particular holder in connection with the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.
This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances nor does it address any consequences to holders subject to special rules under U.S. federal income tax law, including, for example:
•	banks or other financial institutions;
•	mutual funds;
•	insurance companies;
•	tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations;
•	retirement plans or other tax-deferred accounts;
•
S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	dealers or brokers in securities, currencies or commodities;
•	traders in securities that elect to use the mark-to-market method of accounting for their securities;
•	regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;
•	U.S. expatriates or certain former citizens or long-term residents of the United States;
•	holders that own or have owned (directly, indirectly or constructively) five percent or more of Chico’s Common Stock (by vote or value);
•	holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•
holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Chico’s Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	holders that received their shares of Chico’s Common Stock in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;
•	holders that hold their shares of Chico’s Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;
•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;
•	holders that do not vote in favor of the Merger and that properly demand appraisal of their shares of Chico’s Common Stock under Section 262 of the Delaware General Corporation Law; or
•	U.S. Holders whose “functional currency” is not the U.S. dollar.
If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Chico’s Common Stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Chico’s Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
No ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the Merger described herein. No assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. IT IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Chico’s Common Stock who or that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of Chico’s Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Such U.S. Holder’s gain or loss generally will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of common stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of common stock.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Chico’s Common Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
Subject to the discussion under “Information Reporting and Backup Withholding” below, any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax, net of certain deductions, at rates generally applicable to U.S. persons (unless an applicable income tax treaty provides otherwise), and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
shares of Chico’s Common Stock constitute a United States real property interest (“USRPI”) by reason of Chico’s status as a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Chico’s Common Stock (the “Relevant Period”) and, if shares of Chico’s Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than five percent (5%) of Chico’s Common Stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are a USRPHC.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences to them of the Merger.

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24) may also apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s foreign status on an applicable IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability; provided that the holder timely furnishes the required information to the IRS.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA)
Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Chico’s Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued. Holders of Chico’s Common Stock are urged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of Chico’s Common Stock pursuant to the Merger.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. IT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES OF CHICO’S COMMON STOCK PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Regulatory Approvals Required for the Merger
Chico’s and the Buyer Parties have agreed to use reasonable best efforts to take all actions necessary to comply with all regulatory notification requirements, and to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include approval under, or notifications pursuant to, the HSR Act and any other applicable antitrust laws (whether domestic or foreign).
Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until the Buyer Parties and Chico’s file a notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Chico’s and the Buyer Parties made the necessary filings with the FTC and the Antitrust Division of the DOJ on October 12, 2023, and the waiting period under the HSR Act expired on November 13, 2023.
At any time before or after the consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division of the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

TERMS OF THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A hereto. The Merger Agreement has been included to provide Company shareholders with information regarding its terms. It is not intended to provide any other factual information about Chico’s, Parent, Merger Sub, Sycamore or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Company shareholders. Company shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Chico’s and its business. Please see the section entitled “Where You Can Find More Information” beginning on page 85 of this Proxy Statement.
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the FBCA, at the Effective Time, Merger Sub will be merged with and into Chico’s, whereupon the separate corporate existence of Merger Sub will thereupon cease, and Chico’s will continue as the Surviving Corporation. As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent, and Chico’s Common Stock will no longer be publicly traded. In addition, Chico’s Common Stock will be delisted from NYSE and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and Chico’s will no longer file periodic reports with the SEC on account of Chico’s Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.
From and after the Effective Time, Chico’s, as the Surviving Corporation of the Merger, (a) will possess all real property and other property, including any interest therein and all title thereto, owned by, and every contract right possessed by, Chico’s and Merger Sub, and (b) all of the debts, obligations and other liabilities of Chico’s and Merger Sub will become the debts, obligations and other liabilities of the Surviving Corporation.
Closing and Effective Time
The Closing will take place no later than the second business day following the satisfaction or waiver (to the extent permitted under the Merger Agreement) of all conditions to the Closing (described in the section entitled “Terms of the Merger Agreement—Conditions to the Closing of the Merger” beginning on page 72 of this Proxy Statement) (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted in the Merger Agreement) of such conditions) or such other time agreed to in writing by Parent and Chico’s. On the date on which the Closing actually occurs (the “Closing Date”), the parties will file articles of merger with the Secretary of State for the State of Florida as provided under the FBCA. The Merger will become effective upon the filing and acceptance of the articles of merger by the Secretary of State of the State of Florida (or such later time as may be mutually agreed by the parties in writing and specified in the articles of merger).

Directors and Officers; Articles of Incorporation; Bylaws
At the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, and the officers of Chico’s as of immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed. At the Effective Time, the articles of incorporation of Chico’s as the Surviving Corporation will be amended and restated in their entirety in the form set forth in an exhibit to the Merger Agreement, and, subject to the Surviving Corporation’s obligations regarding indemnification, expense reimbursement and advancement as described below, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended in accordance with the applicable provisions of the FBCA and such articles of incorporation of the Surviving Corporation and such bylaws.
Merger Consideration
Chico’s Common Stock
Upon the consummation of the Merger, each share of Chico’s Common Stock outstanding as of immediately prior to the Effective Time (other than the Owned Company Shares and Chico’s Common Stock subject to Company RSAs) will be cancelled and extinguished and automatically converted into the right to receive the Per Share Price (or in the case of a lost, stolen or destroyed certificate, upon the delivery of an affidavit (and bond, if required) in accordance with the Merger Agreement). Each Owned Company Share will be cancelled and extinguished without any conversion thereof or consideration paid therefor.
After the Merger is completed, Company shareholders will have the right to receive the Per Share Price, but Company shareholders will no longer have any rights as shareholders of Chico’s.
Outstanding Company Equity Awards
Company RSAs. At the Effective Time, each Company RSA, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSA, multiplied by (B) $7.60, subject to any required withholding of taxes.
Company RSU Awards. At the Effective Time, each Company RSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSU Award, multiplied by (B) $7.60, subject to any required withholding of taxes.
Company PSU Awards. At the Effective Time, each Company PSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully time-vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Chico’s Common Stock earned with respect to such Company PSU Award (determined based on (x) for each completed fiscal year during the performance period applicable to such Company PSU Award that ends at least one month prior to the Effective Time, actual performance as determined in accordance with the applicable award agreement, and (y) for each fiscal year during the performance period applicable to the Company PSU Award that does not end at least one month prior to the Effective Time, target performance for such fiscal year) multiplied by (B) $7.60, subject to any required withholding of taxes.
Exchange and Payment Procedures
Prior to the Closing, Parent will designate a bank or trust company reasonably acceptable to Chico’s to act as the payment agent for the Merger (the “Payment Agent”) and to make payments of the Merger Consideration to Company shareholders. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash sufficient to pay the aggregate Merger Consideration; provided that Chico’s shall, at the written request of Parent, deposit with the Payment Agent at the Closing such portion of such aggregate Merger Consideration from the cash of the Company and its subsidiaries as specified in such request.

Promptly following the Closing (and in any event within three business days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record of shares of Chico’s Common Stock as of immediately prior to the Effective Time (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the certificates representing such shares (the “Certificates”) will pass, only upon delivery of the Certificates to the Payment Agent) and (B) instructions for use in effecting the surrender of the shares of Chico’s Common Stock represented by the Certificates and uncertificated, as applicable, in exchange for the Per Share Price.
Any cash deposited with the Payment Agent that remains undistributed to Company shareholders on the date that is one year following the Closing Date will be returned to Parent, upon demand, and any holders of Chico’s Common Stock outstanding as of immediately prior to the Effective Time who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditors of Parent for payment of the Per Share Price (subject to applicable law). Any cash deposited with the Payment Agent that remains unclaimed for two years following the Closing Date will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person (and their successors, assigns or personal representatives) previously entitled thereto.
Representations and Warranties
The Merger Agreement contains representations and warranties of the Company and the Buyer Parties.
Some of the representations and warranties in the Merger Agreement made by Chico’s are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to Chico’s, any change, event, effect or occurrence (each, an “Effect”) that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):
•	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;
•
changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	changes in conditions in the industries in which the Company and its subsidiaries generally conduct business;
•	changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;
•
any geopolitical conditions, outbreak of hostilities, acts of war (whether or not declared), cyber-terrorism, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, cyber-terrorism, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

•
earthquakes, hurricanes, tsunamis, volcanoes, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks (including COVID-19) and other force majeure events in the United States or any other country or region in the world;

•
changes or proposed changes in generally accepted accounting principles (GAAP) or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

•	any COVID-19 Measures (as defined in the Merger Agreement), including any Effect with respect to COVID-19 Measures;

•
any Effect resulting from the negotiation, execution or announcement of the Merger Agreement or the pendency of the Merger and the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with employees, suppliers, customers, partners, vendors or any other third person (other than for purposes of any representation or warranty contained in Section 3.5 and Section 3.6 of the Merger Agreement and the related conditions to the Closing);

•
the compliance by any party with the terms of the Merger Agreement, including any action taken or refrained from being taken pursuant to, or in accordance with, the Merger Agreement (other than for purposes of any representation or warranty contained in Section 3.5 of the Merger Agreement);

•	any action taken or refrained from being taken, in each case which Parent has expressly approved, consented to or requested in writing following the date of the Merger Agreement;
•
any change in the price or trading volume of Chico’s Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such cause would otherwise be excepted from this definition);

•
any failure, in and of itself, by the Company and its subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such cause would otherwise be excepted from this definition);

•	the availability or cost of equity, debt or other financing to the Buyer Parties; and
•
any Transaction Litigation (as defined in the Merger Agreement) or other Legal Proceeding (as defined in the Merger Agreement) threatened, made or brought by any of the current or former Company shareholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Board arising out of the Merger or any other transaction contemplated by the Merger Agreement;

except, with respect to the first seven bullets above, to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company Group (as defined in the Merger Agreement) conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.
In the Merger Agreement, the Company made customary representations and warranties to the Buyer Parties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company;
•	the Company’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;
•	the necessary approval of the Board;
•	the rendering of Solomon Partners’ fairness opinion to the Board;
•	the inapplicability of anti-takeover statutes to the Merger;
•	the necessary vote of Company shareholders in connection with the Merger Agreement;

•
the absence of any conflict or violation of any organizational documents of the Company, certain existing contracts of the Company and its subsidiaries, applicable laws to the Company or its subsidiaries or the resulting creation of any lien upon the properties or assets of the Company or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;
•	the capital structure of the Company, as well as the ownership and capital structure of its subsidiaries;
•
the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of the Company’s securities;

•
the absence of any undisclosed exchangeable security, option, warrant or other right convertible into shares of capital stock, or other equity or voting interest in the Company or any of the Company’s subsidiaries;

•	the accuracy and completeness of the Company’s SEC filings and financial statements;
•	the Company’s disclosure controls and procedures;
•	the Company’s internal accounting controls and procedures;
•	the Company’s and its subsidiaries’ indebtedness;
•	the absence of undisclosed liabilities;
•
the conduct of the business of the Company and its subsidiaries in the ordinary course of business consistent with past practice and the absence of any Company Material Adverse Effect, in each case, since January 28, 2023;

•
the validity and effectiveness of specified categories of the Company’s and its subsidiaries’ material contracts, and any notices from certain material vendors to the Company and its subsidiaries with respect to termination or intent not to renew material contracts;

•	real property owned or leased by the Company and its subsidiaries;
•	environmental matters;
•	trademarks, patents, copyrights and other intellectual property matters;
•	data privacy matters;
•	tax matters;
•	employee benefit plans;
•	labor matters;
•	the Company’s and its subsidiaries’ compliance with laws and possession of necessary permits;
•	litigation matters;
•	insurance matters;
•	absence of any contract, transactions, arrangements or understandings between the Company or any of its subsidiaries and any affiliate or related person;
•	payment of fees to brokers in connection with the Merger Agreement; and
•	export controls matters and compliance with the Foreign Corrupt Practices Act of 1977.

In the Merger Agreement, the Buyer Parties made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, good standing and authority and qualification to conduct business with respect to the Buyer Parties and availability of the organizational documents of the Buyer Parties;
•	the Buyer Parties’ authority to enter into and perform the Merger Agreement;
•
the absence of any conflict or violation of the Buyer Parties’ organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon the Buyer Parties’ properties or assets due to the execution and delivery of the Merger Agreement and performance thereof;

•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;
•	the absence of litigation and orders;
•	ownership of capital stock of Chico’s;
•	payment of fees to brokers in connection with the Merger Agreement;
•	operations of the Buyer Parties;
•	the absence of any required consent of holders of voting interests in the Buyer Parties;
•	delivery and enforceability of the Limited Guarantee;
•	matters with respect to Parent’s equity financing and sufficiency of funds;
•	the absence of agreements between Parent and its affiliates, and members of the Board or the Company and its subsidiaries’ management;
•	the absence of any shareholder or management arrangements related to the Merger;
•	the solvency of the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement; and
•	the exclusivity and terms of the representations and warranties made by the Company.
The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except: (1) as expressly contemplated by the Merger Agreement or required by applicable law; (2) for any actions taken reasonably and in good faith to respond to COVID-19 or any COVID-19 Measures; (3) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed) or (4) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the Effective Time, the Company will, and will cause each of its subsidiaries to:
•	use its respective commercially reasonable efforts to maintain its existence in good standing pursuant to applicable law;
•
subject to the restrictions and exceptions in the Merger Agreement, use its respective commercially reasonable efforts to conduct its business and operations in the ordinary course of business and consistent with past practices (or then-current practices in similar circumstances of other companies generally (and for clarity, not any other individual company specifically) in the industry in which the Company operates); and

•
use its commercially reasonable efforts to (A) preserve intact its material assets, properties, contracts or other legally binding understandings, licenses and business organizations; (B) keep available the services of its current officers and key employees and (C) preserve the current relationships with customers, vendors, distributors, partners (including system integrators, platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other persons with which the Company and its subsidiaries have material business relations.
In addition, the Company has also agreed that, except as (1) expressly contemplated by the Merger Agreement or required by applicable law; (2) approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), (3) in respect of certain restrictions specified in the Merger Agreement, for any actions taken reasonably and in good faith that are necessary to respond to COVID-19 Measures and that are not intended to circumvent the following restrictions or (4) disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the Effective Time, the Company will not, and will cause each of its subsidiaries not to, among other things:
•	amend the organizational documents;
•	liquidate, dissolve or reorganize;
•
issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of the Company or any of its subsidiaries, except (A) for the issuance or sale of shares of Chico’s Common Stock in connection with the exercise or settlement of the Company Equity Awards outstanding as of September 27, 2023, in accordance with their terms as in effect on such date or pursuant to purchase rights under the Company ESPP outstanding as of such date or (B) in connection with agreements in effect as of September 27, 2023 and made available to Parent;

•
directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases, withholdings or cancellations of securities pursuant to the terms and conditions of the Company Equity Awards outstanding as of September 27, 2023, in accordance with their terms as in effect on such date or (B) transactions between the Company and its subsidiaries;

•	adjust, split, combine, reclassify, pledge, encumber or modify the terms of capital stock of the Company or any of its subsidiaries;
•	declare, set aside or pay any dividend or other distribution;
•
incur or assume any indebtedness for borrowed money or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business, consistent with past practices; (2) obligations incurred pursuant to business credit cards in the ordinary course of business, consistent with past practices; and (3) intercompany loans or advances between or among the Company and its subsidiaries;

•	assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, except with respect to obligations of any subsidiaries of the Company;
•	mortgage, pledge or incur any lien upon any assets other than in connection with financing transactions permitted by the Merger Agreement or consented to by Parent;
•
make any loans, advances or capital contributions to, or investments in, any other person except for (1) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business, consistent with past practices and in compliance in all material respects with the Company and its subsidiaries’ policies related thereto; and (2) loans, advances or capital contributions to, or investments in, the Company or any of its subsidiaries;

•
acquire, lease, license, sell, abandon, transfer, assign, guarantee or exchange any assets in excess of $150,000, individually, and other than (1) the sale, lease or licensing of products or services of the Company and its subsidiaries or other materials embodying intellectual property of the Company and its subsidiaries in the ordinary course of business, consistent with past practices; (2) the acquisition, lease or license of products or services by the Company and its subsidiaries in the ordinary course of business, consistent with past practices; (3) the acquisition, assignment, abandonment or expiration (at the end of its maximum statutory duration in accordance with its statutory terms) of intellectual property of the Company and its subsidiaries in connection with the exercise of the reasonable business judgment of the Company and its subsidiaries in the ordinary course of business, consistent with past practices; (4) the abandonment of trade secrets in the ordinary course of business, consistent with past practices and to the extent not economically desirable to maintain for the conduct of the business of the Company and its subsidiaries and (5) any capital expenditures permitted by (or consented to by Parent under) the confidential disclosure letter to the Merger Agreement;
•
(A) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, phantom equity, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other Employee Plan (as defined in the Merger Agreement) in any manner (other than at-will offer letters entered into with new hires or separation agreements with employees of the Company or its subsidiaries, in each case, in the ordinary course of business and whose annual salary is less than $250,000); (B) increase or decrease the compensation of any director, officer, employee, individual consultant, former employee, individual independent contractor or other individual service provider of the Company or its subsidiaries; (C) pay or grant (or accelerate the time of payment or vesting of) any compensation or benefit not provided for by any Employee Plan as in effect as of September 27, 2023; (D) enter into any gross-up, change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor, individual consultant or other individual service provider of the Company or its subsidiaries or (E) hire, terminate (other than for “cause”), furlough or temporarily lay off any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company or any of its subsidiaries with an annual base salary or wages (or, in the case of non-employee service providers, equivalent compensation) of $250,000 or more; except in each case as required by the terms of the applicable Employee Plan in effect as of September 27, 2023;

•	settle litigation involving the Company and its subsidiaries;
•	revalue in any material respect any assets, or change accounting principles or practices;
•
make (other than in the ordinary course of business consistent with past practices, or then-current practices in similar circumstances of other companies generally in the Company’s industry) or change any material tax elections or settle any material tax claims;

•	make any capital expenditures other than to the extent that such capital expenditures are otherwise reflected in the Company’s capital expenditure budget, as previously disclosed to the Buyer Parties;
•	enter into, modify, amend or terminate any Material Contracts (as defined in the Merger Agreement);
•
make any acquisitions by merger, consolidation or acquisition of stock or assets that involve consideration valued in excess of $500,000 in the aggregate, or enter into any joint venture, limited liability company or legal partnership or similar arrangement, but not including reseller agreements and similar commercial relationships that do not include the formation of any entity with any third person;

•	enter into any collective bargaining agreement or recognize any labor union;
•
waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor;

•	adopt or implement any shareholder rights plan or similar arrangement applicable to the Merger;
•
fail to maintain in full force and effect, in any material respect, material insurance policies in a form and amount consistent with past practice, unless the Company determines in its reasonable commercial judgment that the form or amount of such insurance should be modified;

•	sell any owned real property or purchase any real property that involves consideration valued in excess of $500,000;
•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•
implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the Worker Adjustment and Retraining Notification Act;

•	close any stores that results in a material deviation from the store closure plan as previously disclosed to the Buyer Parties;
•	open any new stores or enter into any lease with respect to a new store that results in a material deviation from the store opening plan as previously disclosed to the Buyer Parties;
•	renew or extend any existing store leases for a term in excess of three years from the date such lease would otherwise expire or terminate in accordance with its current terms;
•
other than in the ordinary course of business consistent with past practice (or then-current practices in similar circumstances of other companies generally in the Company’s industry), enter into any contract (other than any contract with any employee or service provider of the Company and its subsidiaries or that would otherwise constitute an Employee Plan if in effect as of September 27, 2023 and that is not otherwise prohibited by the Merger Agreement) which contains a change in control or similar provision;

•	other than in the ordinary course of business, acquire or purchase any inventory that results in a material deviation from the inventory purchase plan as previously disclosed to the Buyer Parties; or
•	enter into, authorize any of or agree or commit to enter into a contract to do any of the foregoing.
Solicitation of Other Offers
For purposes of this Proxy Statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means an agreement with Chico’s that contains customary provisions requiring the counterparty thereto (and any of its affiliates and representatives) that receive material non-public information of or with respect to Chico’s and its subsidiaries to keep such information confidential; provided, however, that the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its affiliates and representatives named therein) than the terms of the confidentiality agreement entered into between Chico’s and Sycamore, such agreement need not contain any “standstill” or similar provisions, or otherwise prohibit the making of, or amendment or modification to, any Acquisition Proposal.
“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties) to engage in an Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i)
any direct or indirect purchase or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties, their affiliates or any group that includes the Buyer Parties or their affiliates), whether from Chico’s or any other person(s), of securities representing more than twenty-five percent (25%) of the total outstanding equity securities of Chico’s (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than twenty-five percent (25%) of the total outstanding equity securities of Chico’s (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer;

(ii)
any direct or indirect purchase, license or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of assets constituting or accounting for more than twenty-five percent (25%) of the consolidated assets, revenue or net income of Chico’s and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii)	any merger, consolidation, business combination, recapitalization, reorganization, liquidation,

dissolution or other transaction involving Chico’s pursuant to which any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold securities representing more than twenty-five percent (25%) of the total outstanding equity securities of Chico’s (by vote or economic interests) after giving effect to the consummation of such transaction.
“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.
“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Board has determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel) (1) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing and the identity of the person making the proposal ), that the Board deems relevant, and (2) if consummated, would be more favorable, from a financial point of view, to the Company shareholders (in their capacity as such) than the Merger (taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “twenty-five percent (25%)” in the definition of “Acquisition Transaction” will be deemed to be references to “fifty percent (50%)”.
Go-Shop Period
Under the Merger Agreement, during the Go-Shop Period until the No-Shop Period Start Date, the Company, its affiliates and its other representatives had the right to:
•	solicit, initiate, propose, encourage or facilitate any proposal or inquiry that constituted, or could have been reasonably expected to lead to, an Acquisition Proposal;
•
subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement, furnish to any person (and its representatives and financing sources subject to the terms and obligations of such Acceptable Confidentiality Agreement applicable to such person) any non-public information relating to Chico’s or afford to any such person (and such representatives and financing sources) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to encourage or facilitate, any proposal or inquiry that constituted, or could have been reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to an Acquisition Proposal; provided, however, that the Company was required to promptly (and in any event within 24 hours) provide to Parent, or provide Parent access to, any such non-public information concerning the Company and its subsidiaries that is provided to any such person or its representatives that was not previously provided to Parent or its representatives; and

•	participate or engage in discussions or negotiations with any such person (and such representatives and financing sources) with respect to an Acquisition Proposal or potential Acquisition Proposal.
The Go-Shop Period ended, and the No-Shop Period Start Date occurred, at 11:59 p.m., Eastern Time, on October 27, 2023.
No-Shop Period
From the No-Shop Period Start Date until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, Chico’s and its subsidiaries agreed not to, to cause their directors, officers and employees not to, and to not instruct, authorize or knowingly permit any of their affiliates or representatives to, and to direct such representatives not to, directly or indirectly:
•	solicit, initiate, propose or knowingly encourage or knowingly facilitate any proposal or inquiry that constitutes or is reasonably expected to lead to an Acquisition Proposal;
•
furnish to any person (other than to Parent or any designees of Parent) any non-public information relating to Chico’s and its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Chico’s and its subsidiaries

(other than to Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;
•
participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (other than informing such persons of the restrictions contained in this paragraph and contacting the person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal);

•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; or
•	enter into any Alternative Acquisition Agreement.
From the No-Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company agreed to cease and cause to be terminated, any and all discussions or negotiations with any person and its representatives that would be prohibited by the Merger Agreement. The Company further agreed that it would, promptly following the No-Shop Period Start Date, (A) request the return or destruction of all non-public information concerning the Company and its subsidiaries furnished to any person that executed a confidentiality agreement in connection with any Acquisition Proposal at any time within the six month period immediately preceding the No-Shop Period Start Date, (B) cease providing any further information with respect to the Company and its subsidiaries or any Acquisition Proposal to any such person or its representatives and (C) terminate all access granted to any such person and its representatives to any physical or electronic data room.
Notwithstanding these restrictions, from the No-Shop Period Start Date until the receipt of the Requisite Shareholder Approval, Chico’s may, among other things, directly or indirectly through one or more of its representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to Chico’s and its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Chico’s and its subsidiaries pursuant to an Acceptable Confidentiality Agreement to any person or its affiliates or representatives that has made or delivered to the Company an Acquisition Proposal after the No-Shop Period Start Date, and otherwise facilitate such Acquisition Proposal or assist such person (and its affiliates, representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person), in each case with respect to an Acquisition Proposal that did not result from any material breach of the Company’s obligations, as described in the two immediately preceding paragraphs; provided, however, that the Board has determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Board has determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that the failure to take the actions contemplated by the above would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law; provided further, however, that the Company will promptly (and in any event within 24 hours) make available to Parent any non-public information concerning Chico’s and its subsidiaries that is provided to any such person or its affiliates or representatives that was not previously made available to Parent; provided further, however, that if any such person or its representatives is a competitor of the Company and its subsidiaries, the Company and its subsidiaries will not provide any information that in the good faith determination of the Company constitutes commercially sensitive non-public information to such person other than in accordance with “clean room” or other similar procedures designed to limit any potential adverse effect on the Company from sharing such information.
Chico’s is not entitled to terminate the Merger Agreement for the purpose of entering into an Alternative Acquisition Agreement, unless it complies with certain procedures in the Merger Agreement, including but not limited to, negotiating with Parent and its representatives in good faith over a four business day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal contemplated by such Alternative Acquisition Agreement no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.
If Chico’s terminates the Merger Agreement prior to the adoption of the Merger Agreement by Company shareholders for the purpose of entering into an Alternative Acquisition Agreement, Chico’s must pay the

Company Termination Fee of $29,956,324; provided that if (A) such termination occurs prior to the No-Shop Period Start Date and (B) the Company enters into a definitive Alternative Acquisition Agreement with any person to consummate an Acquisition Transaction at the time of such termination, then the Company Termination Fee shall be reduced to $14,978,162.
Company Board Recommendation Changes
As described above, and subject to the provisions described below, the Board has made the recommendation that the Company shareholders vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board (or a committee thereof) will not effect a Company Board Recommendation Change (as defined below) except as described below.
Prior to obtaining the Requisite Shareholder Approval, the Board (or a committee thereof) may not take any action described in the following (any such action, a “Company Board Recommendation Change”):
•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Board’s recommendation in a manner adverse to Parent in any material respect;
•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;
•
fail to publicly reaffirm the Board’s recommendation within ten business days after Parent so requests in writing (it being understood that Chico’s will have no obligation to make such reaffirmation on more than three separate occasions);

•
take any formal action or make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Board (or a committee thereof) to Company shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), or fail to recommend against any tender or exchange offer (it being understood that the Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal that is a tender or exchange offer until the close of business on the tenth business day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of the Merger Agreement); or

•	fail to include the Board’s recommendation in this Proxy Statement.
In addition, the Board (or a committee thereof) may not cause or permit the Company to enter into an Alternative Acquisition Agreement.
Notwithstanding the restrictions described above, prior to obtaining the Requisite Shareholder Approval, the Board may effect a Company Board Recommendation Change if (1) there has been an Intervening Event or (2) the Board determines that an Acquisition Proposal constitutes a Superior Proposal.
The Board may only effect a Company Board Recommendation Change for an Intervening Event if the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law and if and only if:
•
Chico’s has provided prior written notice to Parent at least four business days in advance to the effect that the Board (or a committee thereof) has (1) so determined and (2) resolved to effect a Company Board Recommendation Change pursuant to the Merger Agreement, which notice must specify the applicable Intervening Event in reasonable detail; and

•
prior to effecting such Company Board Recommendation Change, Chico’s and its representatives, during such four business day period, must have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that the Board no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law.

In addition, the Board may only effect a Company Board Recommendation Change, or authorize Chico’s to terminate the Merger Agreement and to enter into an Alternative Acquisition Agreement, in response to a bona fide Acquisition Proposal that the Board has concluded in good faith (after consultation with the Company’s financial advisor and outside legal counsel) is a Superior Proposal if:
•
the Board has determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law;

•	Chico’s and its subsidiaries and their representatives have otherwise complied in all material respects with its obligations pursuant to the Merger Agreement with respect to such Acquisition Proposal;
•
Chico’s has provided prior written notice to Parent at least four business days in advance (the “Notice Period”) to the effect that the Board (or a committee thereof) has (1) received a bona fide Acquisition Proposal that has not been withdrawn; (2) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (3) resolved to effect a Company Board Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the person or “group” of persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal;

•
prior to effecting such Company Board Recommendation Change or termination, Chico’s and its representatives, during the Notice Period, have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and

•
in the event of any termination of the Merger Agreement in order to cause or permit Chico’s and its subsidiaries to enter into an Alternative Acquisition Agreement, Chico’s has validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, including paying to Parent the Company Termination Fee.

For purposes of this Proxy Statement and the Merger Agreement, an “Intervening Event” means any positive material event or development or material change in circumstances with respect to Chico’s (other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal) that (1) was not actually known to the Board as of September 27, 2023 (or, if known, the natural consequences of which were not reasonably foreseeable by the Board as of September 27, 2023); and (2) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that Chico’s meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after September 27, 2023, or changes after September 27, 2023 in the market price or trading volume of Chico’s Common Stock or credit rating, it being understood that the underlying cause of any of the foregoing in clause (b) may be considered and taken into account.
Employee Benefits
The Merger Agreement provides that, after the Effective Time, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) honor all of the Chico’s benefit plans and compensation arrangements in accordance with their terms; provided, however, that nothing will prohibit the Surviving Corporation from amending, modifying or terminating such benefit plans and compensation arrangements in accordance with their terms or pursuant to applicable law. In addition, after the Effective Time until the first anniversary of the Effective Time (or, if earlier, the termination date of an applicable Continuing Employee, as defined below) (the “Continuation Period”), the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) provide employee benefits (other than defined benefit pension, nonqualified deferred compensation, post-employment or retiree health or welfare, change in control or retention bonuses or equity or equity-based incentives (collectively, the “Excluded Benefits”)) to each individual who is an employee of Chico’s and its subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its subsidiaries (including the Surviving Corporation) (a “Continuing Employee”) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time (subject to the same exclusions). During the Continuation Period, base compensation or base wages will be no less favorable than those received provided to each Continuing Employee as of the Effective Time and target annual cash incentive compensation opportunities (other than the Excluded Benefits) provided by the Surviving Corporation will be no less favorable in the aggregate to those provided to each Continuing Employee immediately prior to the Effective Time (subject to the same exclusions). During the Continuation Period, the Surviving Corporation will also provide severance benefits to each eligible Continuing Employee in accordance with the Company’s severance plans, guidelines and practices as in effect on September 27, 2023.
The Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) grant any Continuing Employee credit for all service with Chico’s and its subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and for purposes of vacation accrual and determining severance amounts, except that (i) service will not be credited to the extent that it would result in duplication of coverage or benefits, (ii) service will only be credited to the same extent and for the same purpose as such service was credited under a Chico’s employee benefit plan or arrangement before the Effective Time and (iii) no service will be required to be credited under any plan that provides for any Excluded Benefit. In addition, the Surviving Corporation will use commercially reasonable efforts to ensure that (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its subsidiaries to the extent that coverage pursuant to any such plans replaces coverage previously provided under a comparable Chico’s benefit plan or arrangement in which such Continuing Employee participates immediately before the Effective Time; (ii) during the plan year in which the Closing Date occurs, for purposes of each employee benefit plan sponsored by the Surviving Corporation or its subsidiaries that provides medical, dental, pharmaceutical or vision benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of the plan will be waived for the Continuing Employee and his or her covered dependents, and full credit will be given for any eligible expenses incurred by the Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to the Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with the employee benefit plan sponsored by the Surviving Corporation or its subsidiaries; and (iii) the account of each Continuing Employee pursuant to any flexible spending plan sponsored by the Surviving Corporation or its subsidiaries will be credited with any unused balance in the account of the Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to the Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals (except to the extent that such limits or forfeitures applied under Chico’s benefit plans and arrangements in effect as of September 27, 2023).
Conditions to the Closing of the Merger
The respective obligations of the Buyer Parties and Chico’s to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:
•	the receipt of the Requisite Shareholder Approval;
•	the expiration or termination of the applicable waiting period under the HSR Act, or the receipt of all requisite consents, directions or orders required to consummate the Merger pursuant thereto; and
•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.
In addition, the obligations of the Buyer Parties to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the representations and warranties of the Company (other than the representations and warranties in the next two bullets) set forth in the Merger Agreement being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, have a Company Material Adverse Effect;

•
the representations and warranties of the Company relating to certain aspects of the Company’s organization and good standing, corporate power, enforceability, anti-takeover laws, certain aspects of the Company’s capitalization, the absence of any Company Material Adverse Effect since January 28, 2023 and brokers that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date) and (B) are qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

•
the representations and warranties of the Company relating to certain aspects of the Company’s capitalization being true and correct in all respects as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any inaccuracies that are de minimis in nature and amount;

•
the Company having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be complied with by the Company at or prior to the Closing;

•	the absence of any Company Material Adverse Effect after the date of the Merger Agreement that is continuing as of the Closing Date; and
•
the receipt by the Buyer Parties of a certificate of the Company, validly executed for, and on behalf of, the Company and in its name by a duly authorized executive officer thereof, certifying that the foregoing conditions to the obligations of the Buyer Parties to consummate the Merger have been satisfied.

In addition, the obligation of the Company to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by the Company:
•
the representations and warranties of the Buyer Parties set forth in the Merger Agreement being true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (A) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to the Merger Agreement and (B) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

•
the Buyer Parties having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing; and

•
the receipt by the Company of a certificate of the Buyer Parties, validly executed for, and on behalf of, the Buyer Parties and in their respective names by a duly authorized officer thereof, certifying that the foregoing conditions to the obligations of Chico’s to effect the Merger have been satisfied.

Indemnification and Insurance
The Merger Agreement provides that the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) honor and fulfill, in all respects, the obligations of Chico’s and its subsidiaries pursuant to any indemnification agreements with employees and indemnified persons, which are any of their current or former directors or officers (and any person who becomes a director or officer of Chico’s or any of its subsidiaries prior to the Effective Time), for any acts or omissions by such indemnified persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the certificate of incorporation, bylaws and other similar organizational documents of the subsidiaries of Chico’s, as applicable, as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.
In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless each current or former director or officer of Chico’s and its subsidiaries (and any person who becomes a director or officer of Chico’s or any of its subsidiaries prior to the Effective Time), to the fullest extent permitted by law or pursuant to any indemnification agreements with Chico’s and its subsidiaries in effect on the date of the Merger Agreement, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as an affiliate, director, officer, employee or agent of Chico’s, its subsidiaries or their affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time and (2) the Merger, as well as any actions taken by Chico’s or its subsidiaries or the Buyer Parties with respect thereto. The Merger Agreement also provides that Chico’s and its subsidiaries will advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.
The Merger Agreement also provides that Chico’s may purchase a prepaid “tail” policy from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date of the Merger Agreement on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable than those of the Company’s directors’ and officers’ liability insurance policies as in effect on the date of the Merger Agreement, subject to certain limits on the aggregate cost for such “tail” policy. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at, or prior to, the Effective Time, including the transactions contemplated in the Merger Agreement.
In addition, without limiting the foregoing, the Merger Agreement requires Parent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, the Company’s directors’ and officers’ insurance policies for a period of at least six years commencing at the Effective Time. Neither Parent nor the Surviving Corporation will be required to pay premiums for such policy or the “tail” policy to the extent such premiums exceed, on an annual basis, three hundred and fifty percent (350%) of the aggregate annual premiums currently paid by Chico’s, and if the premium for such insurance coverage would exceed such amount Parent shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost not exceeding such amount.
For more information, please refer to the section entitled “The Merger—Interests of the Directors and Executive Officers of Chico’s in the Merger” beginning on page 48 of this Proxy Statement.
Other Covenants
Shareholders’ Meeting
Chico’s has agreed to take all necessary action (in accordance with applicable law, the Company’s organizational documents and the rules of NYSE) to establish a record date for, and duly call, give notice of, convene and hold, a special meeting of the Company’s shareholders as promptly as reasonably practicable following the mailing of this Proxy Statement to the Company’s shareholders for the purpose of voting upon the adoption of the Merger Agreement and the approval of the Merger.

Transaction Litigation
The Company will: (1) provide Parent with prompt notice of all shareholder litigation relating to the Merger Agreement (including by providing copies of all pleadings with respect thereto); (2) keep Parent reasonably informed with respect to status thereof; (3) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation and (4) consult with Parent with respect to the defense, settlement or prosecution of such litigation. The Company may not compromise or settle any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).
Regulatory Efforts
Chico’s and the Buyer Parties have agreed to use their respective reasonable best efforts to consummate and make effective, in the most expeditious manner practicable, the Merger, including by using reasonable best efforts to cause the conditions to the Merger set forth in Article VII of the Merger Agreement to be satisfied. If necessary to receive clearance of the Merger pursuant to the HSR Act and other antitrust law or foreign investment law, Chico’s and the Buyer Parties have agreed (i) to take such actions as are necessary or advisable to avoid the entry of, and the commencement of litigation seeking the entry of, any injunction, temporary restraining order or other order or judgment in any suit or proceeding by a governmental authority or any other person under any antitrust law or foreign investment law, that would otherwise have the effect of materially delaying or preventing the consummation of the Merger and (ii) to effect the dissolution of any such injunction, temporary restraining order or other order or judgment (including, with respect to each of (i) and (ii), using reasonable best efforts to defend through litigation on the merits any claim asserted in court by any governmental authority or any other person under any antitrust law or foreign investment law). However, the Buyer Parties are not required to, and without the prior written consent of Parent, the Company and its subsidiaries shall not agree to (i) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any of the assets, properties or businesses of the Buyer Parties (or their affiliates) or the Company and its subsidiaries, except for any sale, divestiture, license or other disposition of the assets, properties or business of the Company and its subsidiaries that would not reasonably be expected to, individually or in the aggregate, result in a loss of EBITDA in any twelve-month period in excess of 7.5% of the aggregate EBITDA generated by the Company and its subsidiaries in the twelve months prior to September 27, 2023, (ii) terminate, modify, or assign any existing relationships, joint ventures, contracts, or obligations of any of the Buyer Parties or of the Company and its subsidiaries, (iii) modify any course of conduct regarding future operations of any of the Buyer Parties or any of their respective affiliates, or of the Company and its subsidiaries or (iv) agree to any other restrictions on the activities of any of the Buyer Parties or any of their respective affiliates or of the Company and its subsidiaries, including the freedom of action of any of the Buyer Parties or any of their respective affiliates or of the Company and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement.
Equity Financing
Subject to the terms and conditions of the Merger Agreement, Parent will:
•
not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing (as defined in the Merger Agreement); (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect or (iii) adversely impact the ability of Parent or the Company, as applicable, to enforce its rights against Sycamore Partners III and Sycamore Partners III-A; and

•
use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to

(i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent in the Equity Commitment Letter; (iii) consummate the Equity Financing at, or prior to, the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter and (v) enforce its rights pursuant to the Equity Commitment Letter.
In no event will the reasonable best efforts of Parent be deemed or construed to require Parent to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (it being understood and agreed that Parent will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger) or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.
Debt Financing
Prior to the Effective Time, the Company will use its commercially reasonable efforts to, and will use its commercially reasonable efforts to cause each of its subsidiaries and its and their respective representatives to, provide Parent with such commercially reasonable cooperation as may be reasonably requested by Parent to assist the Buyer Parties in arranging the debt financing (if any) and/or any real estate financing (including with respect to any sale leaseback of the Company’s owned real property) (if any) to be obtained by the Buyer Parties or their respective affiliates in connection with the Merger (the “Debt Financing”). The Company’s obligations include, but are not limited to, upon reasonable advance notice, reasonably cooperating with the marketing and due diligence efforts for any of the Debt Financing and providing reasonable assistance with the timely preparation of documents required in connection with or proper for the Debt Financing, subject to the limitations set forth in the Merger Agreement.
In no event will the Company or any of its subsidiaries be required to (i) waive or amend any terms of the Merger Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by, or on behalf of, Parent; (ii) enter into any definitive agreement or distribute any cash (except to the extent subject to concurrent reimbursement by Parent) that will be effective prior to the Closing Date; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company or any of its subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or any of its subsidiaries or (v) take any action that will conflict with or violate its organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which the Company or any of its subsidiaries is a party.
Obtaining the Debt Financing is not a condition to the Closing. If the Debt Financing has not been obtained, the Buyer Parties will each continue to be obligated, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to consummate the Merger.
Termination of the Merger Agreement
The Merger Agreement may be terminated:
•	at any time prior to the Effective Time (whether prior to, or after the receipt of, the Requisite Shareholder Approval) by mutual written agreement of Chico’s and Parent;
•	by either Chico’s or Parent at any time prior to the Effective Time:
○
whether prior to or after the receipt of the Requisite Shareholder Approval, (1) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any governmental authority of competent jurisdiction that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger (except that this right to terminate the Merger Agreement will not be available to any party that has failed to use the efforts required by the Merger Agreement to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order);

○
whether prior to or after the receipt of the Requisite Shareholder Approval, the Merger has not been consummated by the Termination Date; provided, that this right to terminate the Merger Agreement will not be available to (i) (1) Parent if the Company has the valid right to terminate the Merger Agreement because the Buyer Parties have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform results in the failure of any conditions to the obligations of Chico’s to effect the Merger; or (2) the Company if Parent has the valid right to terminate the Merger Agreement because the Company is in breach of its representations, warranties, covenants or other agreements that causes a condition failure; and (ii) any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger prior to the Termination Date or (B) the failure of the Closing to have occurred prior to the Termination Date; or

○
the Company fails to obtain the Requisite Shareholder Approval, except that this right to terminate the Merger Agreement will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Shareholder Approval;

•	by Chico’s:
○
whether prior to, or after the receipt of, the Requisite Shareholder Approval, if the Buyer Parties have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (i) would result in the failure of any conditions to the obligations of the Company to effect the Merger and (ii) is not capable of being cured, or is not cured before the earlier of the Termination Date or the date that is 45 days following the Company’s delivery of written notice of such breach or failure to perform, and the Company is not then in breach of any provision of the Merger Agreement and has not failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in the Merger Agreement that would give rise to the failure of any conditions relating thereto; or

○
prior to receipt of the Requisite Shareholder Approval if (i) the Company has received a Superior Proposal; (ii) the Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with the terms of the Merger Agreement with respect to such Superior Proposal and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent pursuant to the Merger Agreement; and

•	by Parent:
○
whether prior to, or after the receipt of, the Requisite Shareholder Approval, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (i) would result in the failure of any conditions to the obligations of the Buyer Parties to effect the Merger and (ii) is not capable of being cured, or is not cured before the earlier of the Termination Date or the date that is 45 days following Parent’s delivery of written notice of such breach and Parent is not then in breach of any provision of the Merger Agreement and has not failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in the Merger Agreement that would give rise to the failure of any conditions relating thereto; or

○
if, prior to the receipt of the Requisite Shareholder Approval, (i) the Board (or a committee thereof), has effected a Company Board Recommendation Change or (ii) the Board or the Company has breached in any material respect its nonsolicitation obligations under the Merger

Agreement and, in the case of this clause (ii), such breach is not curable or, if curable, is not cured prior to the earlier of (x) the 5th business day after written notice thereof is given by Parent to the Company and (y) the date that is three business days prior to the Termination Date.
Company Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, the Company may be required to pay the Company Termination Fee.
If the Merger Agreement is validly terminated (1) (A) by either Parent or Chico’s because the Closing has not occurred by the Termination Date and the closing conditions relating to the HSR Act and absence of any law or order retraining, enjoining or otherwise prohibiting the Merger have been satisfied or (B) (i) by either Parent or Chico’s because the Company fails to obtain the Requisite Shareholder Approval or (ii) by Parent, whether prior to or after the receipt of the Requisite Shareholder Approval, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform would result in the failure of any conditions to the obligations of the Buyer Parties to effect the Merger (subject to the cure rights referenced above); provided that in the case of (B)(i)-(ii) above, the Company is not then able to terminate the Merger Agreement because of the existence of a law or order retraining, enjoining or otherwise prohibiting the Merger; provided, further, that in each of (1)(A) and (1)(B), the conditions relating to the Buyer Parties’ representations and warranties and covenants would be satisfied if the date of such termination was the Closing Date or (2) since the date of the Merger Agreement and prior to its termination pursuant to (1)(A) or (1)(B) above, an Acquisition Proposal for an Acquisition Transaction has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned and (3) within one year following the termination of the Merger Agreement pursuant to (1)(A) or (1)(B) above, either an Acquisition Transaction is consummated or Chico’s enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will concurrently with the consummation of such Acquisition Transaction pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee (provided that, for purposes of determining whether a Company Termination Fee is payable in this instance, all references to “twenty-five percent (25%)” in the definition of “Acquisition Transaction” are deemed to be references to “fifty percent (50%)”).
If the Merger Agreement is validly terminated by Parent, at any time prior to receipt of the Requisite Shareholder Approval, because (i) the Board (or a committee thereof) has effected a Company Board Recommendation Change or (ii) the Board or the Company has breached in any material respect its nonsolicitation obligations under the Merger Agreement and, in the case of this clause (ii), such breach is not curable or, if curable is not cured prior to the earlier of (x) the 5th business day after written notice thereof is given by Parent to the Company and (y) the date that is three business days prior to the Termination Date, Chico’s must promptly (and in any event within two business days) following such termination pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee; provided that if (A) such termination occurs prior to the No-Shop Period Start Date and (B) the Company has entered into a definitive Alternative Acquisition Agreement with any person to consummate an Acquisition Transaction at the time of such termination, then the “Company Termination Fee” shall mean an amount equal to $14,978,162.
If the Merger Agreement is validly terminated by Company, at any time prior to receipt of the Requisite Shareholder Approval, because (i) the Company has received a Superior Proposal; (ii) the Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; and (iii) the Company has complied in all material respects with the terms of the Merger Agreement with respect to such Superior Proposal, then concurrently with such termination the Company will pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee; provided that if (A) such termination occurs prior to the No-Shop Period Start Date and (B) the Company has entered into a definitive Alternative Acquisition Agreement with any person to consummate an Acquisition Transaction at the time of such termination, then the “Company Termination Fee” shall mean an amount equal to $14,978,162.
Antitrust Termination Fee
If the Merger Agreement is validly terminated by Parent or the Company because (i) the Merger has not been consummated by the Termination Date or (ii) there is a law or order retraining, enjoining or otherwise prohibiting the Merger, in each case, as a result of a restraint with respect to antitrust law and all other conditions to Closing have been satisfied or waived (other than those conditions that are by their nature to be satisfied at the Closing (which are capable of being satisfied if the Closing Date were the date of such termination)), then Parent will be required to pay to the Company the Antitrust Termination Fee promptly (and in any event within three business days following such termination); provided that the Company will not be entitled to receive the Antitrust Termination Fee if the Company is at the time of the termination in material breach of its obligations pursuant to covenants in the Merger Agreement relating to the parties’ efforts to obtain regulatory clearances.
If (i) the Company fails to promptly pay the Company Termination Fee when due and, in order to obtain such payment, Parent commences a legal proceeding that results in a judgment against the Company for the Company Termination Fee or any portion thereof, or (ii) Parent fails to promptly pay the Antitrust Termination Fee when due, and, in order to obtain such payment, the Company commences a legal proceeding that results in a judgment against Parent for the amount of the Antitrust Termination Fee or any portion thereof, the Company or Parent, as applicable, will pay to Parent or the Company, as applicable, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such legal proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law.
Specific Performance
The Buyer Parties and the Company are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity. However, under no circumstances will the Buyer Parties or the Company be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages, including, with respect to the Buyer Parties, the Company Termination Fee or, with respect to the Company, the Antitrust Termination Fee.
Limitations of Liability
The maximum aggregate liability of the Buyer Parties or any of their affiliates for breaches under the Merger Agreement, the Limited Guarantee or the Equity Commitment Letter will not exceed the Parent Liability Limitation. The maximum aggregate liability of the Company for breaches under the Merger Agreement (taking into account the payment of the Company Termination Fee, if applicable) will not exceed the Company Liability Limitation (as defined in the Merger Agreement) in the aggregate for all such breaches and any indemnification. Notwithstanding such limitations of liability, the Buyer Parties and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.
Fees and Expenses
Except in specified circumstances, whether or not the Merger is completed, Chico’s, on the one hand, and the Buyer Parties, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.
Amendment
The Merger Agreement may be amended in writing at any time before or after the adoption of the Merger Agreement by Company shareholders. However, after the adoption of the Merger Agreement by Company shareholders, no amendment that requires further approval by such shareholders pursuant to the FBCA may be made without such approval.
Governing Law
The Merger Agreement is governed by Delaware law; provided that the FBCA will apply to the extent required under the laws of the State of Florida and the laws of the State of Florida will govern any matters pertaining to the internal corporate governance of the Company and Merger Sub, including the interpretation of the Board’s fiduciary duties to the Company’s shareholders in connection with the Merger Agreement and the Merger.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
The Merger-Related Compensation Proposal
Section 14A of the Exchange Act and Rule 14a-21 thereunder, which were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that Chico’s provide Company shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the payment of certain compensation that will or may become payable by Chico’s to its named executive officers in connection with the Merger, as disclosed in the section entitled “Interests of the Directors and Executive Officers of Chico’s in the Merger—Golden Parachute Compensation” beginning on page 52 of this Proxy Statement.
Company shareholders are asked to indicate their approval of the compensation that will or may become payable by Chico’s to its named executive officers in connection with the Merger. These payments are set forth in the section entitled “Interests of the Directors and Executive Officers of Chico’s in the Merger—Golden Parachute Compensation” beginning on page 52 of this Proxy Statement and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of the Company’s overall compensation program for its named executive officers, and previously have been disclosed to Company shareholders as part of the “Compensation Discussion and Analysis” and related sections of the Company’s annual proxy statements. These historical arrangements were adopted and approved by the Human Resources, Compensation and Benefits Committee of the Board, which is composed solely of independent directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, Chico’s is seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the shareholders of Chico’s FAS, Inc. approve, ratify and confirm, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Interests of the Directors and Executive Officers of Chico’s in the Merger—Golden Parachute Compensation” in the Company’s Proxy Statement for the Special Meeting of shareholders.”
Company shareholders should note that this proposal is not a condition to consummation of the Merger, and as an advisory vote, the result will not be binding on Chico’s, the Board or Parent. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, the Company’s named executive officers will be eligible to receive the compensation that is based on, or otherwise relates to, the Merger in accordance with the terms and conditions applicable to those payments.
Vote Required and Board Recommendation
The affirmative vote of the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting, or represented by proxy and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Merger-Related Compensation Proposal.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE MERGER-RELATED COMPENSATION PROPOSAL.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
The Adjournment Proposal
Company shareholders are being asked to approve a proposal that will give Chico’s authority from the Company shareholders to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum.
If a quorum is not present, the holders of a majority of the total number of votes of Chico’s Common Stock, including unvested Company RSAs, present at the Special Meeting, or represented by proxy and entitled to vote thereon may adjourn the Special Meeting from time to time until a quorum shall be present.
If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each shareholder of record as of the new record date and who is otherwise entitled to notice of and vote at such meeting.
If the Special Meeting is adjourned, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the Special Meeting Proposals. At any adjourned meeting, any business may be transacted which might have been transacted at the original Special Meeting, and all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
Vote Required and Board Recommendation
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions will have no effect on the outcome of the Adjournment Proposal.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.
MARKET PRICES
Chico’s Common Stock is listed on the NYSE under the symbol “CSH.” The closing price of Chico’s Common Stock on September 27, 2023, the last full trading day prior to the Board’s approval of the Merger Agreement, was $4.60. On [•], 2023, the latest practicable trading day before the date of this Proxy Statement, the closing price of Chico’s Common Stock was $[•] per share. Following the Merger, there will be no further market for shares of Chico’s Common Stock, and Chico’s anticipates that its stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, Chico’s would no longer file periodic reports with the SEC.
As of the Record Date, there were [ ] shares of Chico’s Common Stock outstanding, consisting of [ ] shares of unrestricted Chico’s Common Stock and [ ] unvested Company RSAs, held by approximately [ ] shareholders of record. In April of 2020, Chico’s suspended its quarterly dividend to reinforce its financial position and liquidity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the total number of shares of Chico’s Common Stock beneficially owned and the percentage of the shares so owned as of November 7, 2023 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of Chico’s Common Stock based solely on public filings made by such owners with the SEC;
•	each director;
•	each named executive officer; and
•	all directors and current executive officers as a group.
The percentage ownership information is based on 123,457,364 shares of Chico’s Common Stock outstanding as of November 7, 2023, which for purposes of the table below includes any shares of unvested restricted stock that are held by such individual or entity over which such individual or entity has voting rights.
The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to equity awards or other rights held by such person that are currently exercisable or will become exercisable within 60 days after November 7, 2023, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.
Name of beneficial owner	Number of outstanding shares beneficially owned(1)	Percentage of beneficial ownership
5% Shareholders
BlackRock, Inc.(2)	24,511,875	19.9%
The Vanguard Group(3)	9,366,182	7.6%
Named Executive Officers and Directors(4)
Molly Langenstein	1,939,455	1.6%
David M. Oliver	262,227	*
Kristin M. Gwinner	436,401	*
Joseph R. Topper, Jr..	185,647	*
Bonnie R. Brooks	480,245	*
Janice L. Fields	201,367	*
Deborah L. Kerr	203,877	*
Eli M. Kumekpor	55,134	*
John J. Mahoney	262,730	*
Kevin Mansell	78,187	*
Kim Roy	154,975	*
David F. Walker	266,730	*
All current executive officers and directors as a group (13 persons)(5)	4,628,432	3.7%
*	Represents beneficial ownership of less than 1%.
(1)
The shares listed also include restricted stock that has not yet vested as follows: Ms. Langenstein: 877,864; Mr. Oliver: 80,407; Ms. Gwinner: 155,887; Mr. Topper: 135,444; Ms. Fields: 27,462; Ms. Kerr: 27,462; Mr. Kumekpor: 27,462; Mr. Mahoney: 27,462; Mr. Mansell: 27,462; Ms. Roy: 27,462; Mr. Walker: 27,462; and Wendy L. Hufford: 64,703.

(2)
The ownership information is based entirely on the material contained in the Schedule 13G/A filed with the SEC on January 26, 2023. As reported in such filing, shares of Chico’s Common Stock are owned by one or more entities controlled by BlackRock, Inc. (“BlackRock”), including BlackRock Fund Advisors, which beneficially owns 5% or more of the shares of Chico’s Common Stock, and iShares Core S&P Small-Cap ETF, which has the power to direct the receipt of dividends from, or the proceeds from the sale of, 5% or more of the shares of

Chico’s Common Stock. Also, as reported in the filing, such shares are owned as follows: (i) 24,511,875 shares are held by BlackRock with respect to which it has sole investment power and (ii) 23,809,321 are shares are held by BlackRock with respect to which it has sole voting power. The registered address for each of these entities is 55 East 52nd Street, New York, NY 10055.
(3)
The ownership information is based entirely on the material contained in the Schedule 13G/A filed with the SEC on February 9, 2023. As reported in such filing, the shares are owned as follows: (i) 9,031,549 shares are held by The Vanguard Group (“Vanguard”) with respect to which it has sole investment power; (ii) 334,633 shares are held by Vanguard with respect to which it has shared investment power; and (iii) 224,567 shares are held by Vanguard with respect to which it has shared voting power. The address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)	Excludes 183,390 shares of Chico’s Common Stock held by Patrick J. Guido as of June 23, 2023, the date of his resignation.
(5)	Includes shares currently held by Wendy L. Hufford.

NO APPRAISAL RIGHTS
Under Section 607.1302 of the FBCA, no shareholder of the Company is entitled to appraisal rights in connection with the Merger because shares of Chico’s Common Stock are listed on the NYSE, a national securities exchange.
OTHER MATTERS
The sole business that may be considered at the Special Meeting are the matters set forth in the Notice of Special Meeting accompanying this Proxy Statement.
FUTURE SHAREHOLDER PROPOSALS
If the Merger is completed, we will have no public shareholders, and there will be no public participation in any future meetings of Company shareholders. However, if the Merger is not consummated, Company shareholders will continue to be entitled to attend and participate in Company shareholders’ meetings.
As described in our annual proxy statement for the 2023 annual meeting of shareholders filed on May 5, 2023, any proposal or proposals by a Company shareholder intended to be included in the proxy statement and form of proxy relating to the annual meeting of Company shareholders to be held in 2024 must comply with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, your proposal(s) must be received by the Company no later than January 6, 2024. Proposals should be sent to the Company Secretary at its principal executive offices, 11215 Metro Parkway, Fort Myers, Florida 33966. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting of shareholders to be held in 2024 any Company shareholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
A Company shareholder, or group of up to 20 Company shareholders, that has owned continuously for at least 3 years shares of Chico’s Common Stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of the Board, provided that the Company shareholder(s) and nominee(s) satisfy the requirements set forth in the bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary no earlier than the close of business on December 7, 2023 and no later than the close of business on January 6, 2024 to be included in the Company’s proxy statement for the 2024 annual meeting and form of proxy; provided, however, that in the event the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting, to be timely, the notice of proxy access director nominees must be delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.
In addition to satisfying the requirements in our articles or bylaws, to comply with the SEC’s new universal proxy rules, shareholders intending to solicit proxies for the 2024 annual meeting in support of director nominee(s) other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (i) no later than April 23, 2024; or (ii) if the 2024 annual meeting is more than 30 days before or after June 22, 2024, then no later than the later of 60 days prior to the 2024 annual meeting or the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, Company shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
HOUSEHOLDING INFORMATION
Chico’s will not provide householding in connection with the solicitation of proxies.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that Chico’s can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that Chico’s has previously filed with the SEC. These documents contain important information about Chico’s and its financial condition and are incorporated by reference into this Proxy Statement.
The following Chico’s filings with the SEC are incorporated by reference:
•
Quarterly Reports on Form 10-Q for the first quarter of fiscal year 2023, ended April 29, 2023, filed with the SEC on June 7, 2023 and for the second quarter of fiscal year 2023, ended July 29, 2023, filed with the SEC on August 30, 2023;

•	Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the SEC on March 14, 2023;
•	Definitive Proxy Statement on Schedule 14A for the June 22, 2023 annual meeting of shareholders, filed with the SEC on May 5, 2023; and
•	Current Reports on Form 8-K, filed with the SEC on June 12, 2023 (excluding Item 7.01), June 23, 2023, June 26, 2023, September 28, 2023 (excluding Item 7.01) and [•], 2023.
Chico’s also incorporates by reference into this Proxy Statement additional documents that it may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement in accordance with its terms. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on the Company’s website is not part of this Proxy Statement, and therefore is not incorporated by reference into this Proxy Statement.
You may obtain any document we file without charge through the SEC website at www.sec.gov, on our website at https://chicosfas.com/investors/investor-overview/default.aspx or upon written request to Chico’s FAS, Inc., 11215 Metro Parkway, Fort Myers, Florida 33966, Attention: Corporate Secretary, (239) 277-6200. If you request any of these documents from us, we will mail them to you by first-class mail, or similar means. Exhibits will be provided upon request.
If you have any questions about this Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, you should contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders May Call: (877) 687-1865 (TOLL-FREE from the United States and Canada)
or +1 (412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833

MISCELLANEOUS
Chico’s has supplied all information relating to Chico’s, and Parent has supplied, and Chico’s has not independently verified, all of the information relating to the Buyer Parties contained in the sections entitled “Summary—Parties Involved in the Merger” beginning on page 3 of this Proxy Statement, “The Merger—Parties Involved in the Merger” beginning on page 25 of this Proxy Statement and “The Merger—Financing of the Merger” beginning on page 53 of this Proxy Statement.
The cost of this proxy solicitation will be borne by Chico’s. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Chico’s Common Stock.
You should not send in your Chico’s stock certificates until you receive transmittal materials after the Merger is consummated.
You should rely only on the information contained in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement to vote on the Merger. Chico’s has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated [ ], 2023. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement), and the mailing of this Proxy Statement to shareholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

DAPHNE PARENT LLC

DAPHNE MERGER SUB, INC.

and

CHICO’S FAS, INC.

Dated as of September 27, 2023

(Continued)

(Continued)
Exhibits
Exhibit A	Form of Surviving Corporation Certificate of Incorporation

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 27, 2023, by and among Daphne Parent LLC, a Delaware limited liability company (“Parent”), Daphne Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), and Chico’s FAS, Inc., a Florida corporation (the “Company”). Each of the Company, Parent and Merger Sub is sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.
RECITALS
A. The Company Board has (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the Florida Business Corporation Act (the “FBCA”) upon the terms and subject to the conditions set forth herein; (ii) approved and adopted this Agreement and approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the shareholders of the Company adopt and approve this Agreement and approve the Merger in accordance with the FBCA.
B. Each of the board of managers of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement and recommended the adoption by its sole shareholder of this Agreement and the Merger and the other transactions contemplated hereby; and (ii) approved the adoption, execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and Parent, as the sole shareholder of Merger Sub, has adopted and approved this Agreement and the Merger in accordance with the FBCA.
C. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered (i) a limited guarantee (the “Guarantee”) from Sycamore Partners III, L.P., a Cayman Islands exempted limited partnership, and Sycamore Partners III-A, L.P., a Cayman Islands exempted limited partnership (together, the “Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of the Buyer Parties in connection with this Agreement; and (ii) a commitment letter between Parent and the Guarantor, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”).
D. The Buyer Parties and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Buyer Parties and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receives material non-public information of or with respect to the Company Group to keep such information confidential; provided, however, that, in each case, the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement, it being understood that such agreement need not contain any “standstill” or similar provisions, or otherwise prohibit the making of, or amendment or modification to, any Acquisition Proposal.
(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties) to engage in an Acquisition Transaction.
(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated hereby) involving:
(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of securities representing more than 25% of the total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 25% of the total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 25% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or
(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 25% of the total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such transaction.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
(e) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company Group as of January 28, 2023 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended January 28, 2023.
(g) “Burdensome Condition” means any divestiture, sale, license or other disposition of any assets, properties or businesses of the Company Group that would result in a loss of EBITDA in any twelve-month period in excess of 7.5% of the aggregate EBITDA generated by the Company Group in the twelve months prior to the date of this Agreement. For purposes of this definition, “EBITDA” means the sum of (i) consolidated net income, determined in accordance with GAAP, plus (ii) without duplication and to the extent deducted in determining such consolidated net income, the sum of (A) consolidated interest expense, (B) consolidated income tax expense and (C) all amounts attributed to depreciation or amortization.

(h) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.
(i) “Business Systems” means all computer hardware (whether general or special purpose), electronic data processing systems, information technology systems and computer systems, including any outsourced electronic data processing, information technology, or computer systems that are owned or used by or for any of the Company Group in the conduct of the business of the Company Group.
(j) “Code” means the Internal Revenue Code of 1986, as amended.
(k) “Company Board” means the Board of Directors of the Company.
(l) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
(m) “Company Common Stock” means the Common Stock, par value $0.01 per share, of the Company.
(n) “Company Equity Plan” means the Chico’s FAS, Inc. Amended and Restated 2020 Omnibus Incentive Plan.
(o) “Company ESPP” means Chico’s FAS, Inc. 2021 Employee Stock Purchase Plan.
(p) “Company Group” means the Company and its Subsidiaries.
(q) “Company Intellectual Property” means any Intellectual Property that is owned by the Company Group.
(r) “Company Material Adverse Effect” means any change, event, effect or occurrence (each, an “Effect”) that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):
(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;
(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii) changes in conditions in the industries in which the Company Group generally conducts business;
(iv) changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;
(v) any geopolitical conditions, outbreak of hostilities, acts of war (whether or not declared), cyber-terrorism, sabotage, terrorism, or military actions (including any escalation or general worsening of any such hostilities, acts of war, cyber-terrorism, sabotage, terrorism, or military actions) in the United States or any other country or region in the world;
(vi) earthquakes, hurricanes, tsunamis, volcanoes, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks (including COVID-19) and other force majeure events in the United States or any other country or region in the world;
(vii) any COVID-19 Measures, including any Effect with respect to COVID-19 Measures;

(viii) any Effect resulting from the negotiation, execution or announcement of this Agreement or the pendency of the Merger and the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person (other than for purposes of any representation or warranty contained in Section 3.5 and Section 3.6 and the related conditions to the Closing);
(ix) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement (other than for purposes of any representation or warranty contained in Section 3.5);
(x) any action taken or refrained from being taken, in each case which Parent has expressly approved, consented to or requested in writing following the date hereof;
(xi) changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);
(xii) any change in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such cause would otherwise be excepted from this definition);
(xiii) any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such cause would otherwise be excepted from this definition);
(xiv) the availability or cost of equity, debt or other financing to the Buyer Parties; and
(xv) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Shareholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement;
except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi) and (xi), to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.
(s) “Company Preferred Stock” means the Preferred Stock, par value $0.01 per share, of the Company.
(t) “Company PSU Award” means each award of restricted stock units subject, in whole or part, to performance-based vesting conditions granted under the Company Equity Plan and for which the applicable performance period has not been completed as of the applicable determination date.
(u) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by any member of the Company Group.
(v) “Company RSA” means each award of restricted stock of the Company issued under the Company Equity Plan.
(w) “Company RSU Award” means each award of restricted stock units granted under the Company Equity Plan that is not a Company PSU Award.
(x) “Company Shareholders” means the holders of shares of Company Capital Stock.
(y) “Company’s ABL” means the five-year asset-based senior secured revolving loan of the Company pursuant to the Credit Agreement, dated as of August 2, 2018 (as amended by Amendment No. 1 to Credit Agreement, dated as of October 30, 2020, and Amendment No. 2 to Credit Agreement, dated as of February 2, 2022) by and among the Company, certain material domestic subsidiaries as co-borrowers and guarantors, Wells Fargo Bank, National Association, as Agent, letter of credit issuer and swing line lender, and certain lenders party thereto.
(z) “Continuing Employees” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) on and immediately following the Effective Time.
(aa) “Contract” means any (i) written contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or (ii) other binding agreement.
(bb) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).
(cc) “COVID-19 Measures” means any public health, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, directive, restriction, guideline, response or recommendation of, or promulgated by, any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.
(dd) “Data Protection Requirements” means, collectively, all of the following to the extent relating to privacy, data protection, security, or security breach notification requirements with respect to data Processing and to the extent applicable to a Company Group entity from time to time: (i) the Company Group’s written procedures and published privacy policies; (ii) all applicable laws, rules and regulations, including the California Consumer Privacy Act (CCPA), the Privacy and Electronic Communications Directive (2002/58/EC) (the “ePrivacy Directive”) and the General Data Protection Regulation (2016/679) (the “GDPR”) and any national legislation implementing or supplementing the ePrivacy Directive or the GDPR, the United Kingdom’s Data Protection Act 2018 (the “DPA”) and the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of the European Union (Withdrawal) Act 2018 (to the extent applicable) (“Data Protection Laws”); and (iii) any binding standards (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)).
(ee) “DOJ” means the United States Department of Justice or any successor thereto.
(ff) “Environmental Law” means any applicable law (including common law) or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.
(gg) “ERISA” means the Employee Retirement Income Security Act of 1974.
(hh) “Exchange Act” means the Securities Exchange Act of 1934.
(ii) “FCPA” means the Foreign Corrupt Practices Act of 1977.
(jj) “Financing Sources” means the Persons (other than Parent, Guarantor and their Affiliates), if any, that provide the Debt Financing in connection with the refinancing (if any) of the Company’s ABL or the transactions hereunder and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates and their and their Affiliates’ current, former and future officers, directors, general or limited partners, shareholders, members, controlling persons, employees, agents and representatives involved in the Debt Financing and the successors and assigns of each of the foregoing.
(kk) “Foreign Investment Laws” means laws in any jurisdiction, that are designed or intended to prohibit, restrict, or regulate direct or indirect acquisitions, investments or ownership or control of assets by a foreign investor.
(ll) “FTC” means the United States Federal Trade Commission or any successor thereto.
(mm) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(nn) “Government Shutdown” means any shutdown resulting from the lack of Congressional budget appropriations, prior to the Termination Date, of certain United States federal government services provided by the U.S. Federal Trade Commission and U.S. Department of Justice to review the transactions contemplated by this Agreement under the HSR Act.
(oo) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, bureau, council, board, agency or instrumentality, and any court, tribunal, arbitrator or arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.
(pp) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” or for which liability or standards of conduct may be imposed pursuant to any Environmental Law, including petroleum and petroleum products, polychlorinated biphenyls, per- and polyfluoroalkyl substances and friable asbestos.
(qq) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(rr) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (v) deferred purchase price liabilities, earnouts or similar contingent payment obligations related to past acquisitions; (vi) liabilities arising from any breach of any of the foregoing; and (vii) indebtedness of others guaranteed by the Company Group or secured by any lien or security interest on the assets of the Company Group.
(ss) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights, domain name registrations, and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in Software, trade secrets and confidential information; (vi) rights of publicity; and (vii) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.
(tt) “IRS” means the United States Internal Revenue Service or any successor thereto.
(uu) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel.
(vv) “Legal Proceeding” means any claim, action, charge, audit, lawsuit, litigation, investigation (to the Knowledge of the Company, as used in relation to the Company Group) or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(ww) “Material Contract” means any of the following Contracts:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;
(ii) any material Contract with any of the top 10 vendors (excluding legal service providers) to the Company Group, taken as a whole, determined on the basis of expenditures by the Company Group, taken as a whole, for the 12 months ended January 28, 2023 and January 29, 2022 (“Material Relationships”);
(iii) subject to the exclusions in Section 3.16(d), any IP Contract;

(iv) any Contract containing any covenant or other provision (A) limiting the right of the Company Group to engage in any material line of business or to compete with any Person in any line of business that is material to the Company Group; (B) prohibiting the Company Group from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing and limiting the right of the Company Group pursuant to any “most favored nation” or “exclusivity” provisions, in each case other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less, or (2) are not material to the Company Group, taken as a whole;
(v) any Contract (A) relating to the disposition or acquisition of assets by the Company Group after the date hereof other than in the ordinary course of business; or (B) pursuant to which the Company Group will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;
(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money, extension of credit or other funded indebtedness, in each case in excess of $1,000,000, other than (A) accounts receivable and payable in the ordinary course of business; and (B) loans to Subsidiaries of the Company;
(vii) any Contract providing for indemnification of any officer, director or employee by the Company Group, other than Contracts entered into on substantially the same form as the Company Group’s standard forms previously made available to Parent;
(viii) any Contract that is an agreement in settlement of a dispute that imposes material obligations on the Company Group after the date hereof;
(ix) any Lease set forth in Section 3.14(b) that requires annual rental payments in excess of $600,000;
(x) any Collective Bargaining Agreement; and
(xi) any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person).
(xx) “NYSE” means The New York Stock Exchange and any successor stock exchange.
(yy) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) non-exclusive licenses to Company Intellectual Property granted by the Company in the ordinary course of business; (x) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xi) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased

Real Property unless caused by the Company Group; (xii) COVID-19 Measures restricting the access or use of any Leased Real Property; or (xiii) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto.
(zz) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(aaa) “Personally Identifiable Information” means all data that identifies an individual or, in combination with any other information or data, is capable of identifying an individual, or which is otherwise classified as ‘personal data’ or ‘personally identifiable information,’ or similar term under applicable Data Protection Laws.
(bbb) “Processed” or “Processing” means to store, collect, copy, process, transfer, transmit, display, access, use, adapt, record, retrieve, organize, structure, erase or disclose, or actions that are otherwise defined as ‘processed’ or ‘processing’ under applicable Data Protection Laws.
(ccc) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including domain name registrations and intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.
(ddd) “Representatives” means collectively, the Company and its Affiliates and each of their respective directors, officers, employees, consultants, agents, representatives and advisors.
(eee) “Sanctioned Country” means any country or region or government thereof that is the target of a comprehensive embargo under Trade Control Laws (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Venezuela and the Crimea, so-called “Donetsk People’s Republic,” and so-called “Luhansk People’s Republic” regions of Ukraine).
(fff) “Sanctioned Person” means any Person that is the subject or target of sanctions under applicable Trade Control Laws including: (i) any Person listed on any U.S., United Kingdom, or European Union sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any Person located, organized, or ordinarily resident in a Sanctioned Country or a national of a Sanctioned Country with whom U.S. Persons are prohibited from dealing.
(ggg) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(hhh) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(iii) “Securities Act” means the Securities Act of 1933.
(jjj) “Software” means all computer software (in object code or source code format), associated databases, and related documentation and materials.
(kkk) “Specified Data Breach” means the actual unauthorized (i) disclosure of Personally Identifiable Information in the possession, custody or direct control of any member of the Company Group; or (ii) access, use, theft, transmission or transfer of Personally Identifiable Information Processed by or in the possession, custody or direct control of any member of the Company Group that, in the case of each of clauses (i) or (ii), would reasonably be expected to (A) negatively impact in any material respect, the business, reputation, or results of operation of the Company Group; or (B) result in any member of the Company Group having any material obligation under applicable Data Protection Law to provide notification regarding any of the foregoing to any Governmental Authority.
(lll) “Specified Letter” means a letter from any Governmental Authority stating that such Governmental Authority’s investigation remains ongoing, and that if the parties consummate the Merger or any of the transactions contemplated by this Agreement, they do so at their own risk (or a letter of, and limited to, similar substance).

(mmm) “Subsidiary” of any Person means (i) a corporation of which more than 50% of the combined voting power of the outstanding voting equity securities of such corporation is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the manager or managing member and has the power to direct the policies, management and affairs of such limited liability company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement, following the Closing, each of the Surviving Corporation and its Subsidiaries will be deemed to be a Subsidiary of Parent.
(nnn) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) (1) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing and the identity of the Person making the proposal), that the Company Board deems relevant, and (2) if consummated, would be more favorable, from a financial point of view, to the Company Shareholders (in their capacity as such) than the Merger (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “25%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ooo) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes), together with all interest, penalties and additions imposed with respect to such amounts imposed by any Governmental Authority.
(ppp) “Transaction Litigation” means any Legal Proceeding commenced or threatened by any Person (including any current or former holder of Company Capital Stock or any other securities of any member of the Company Group) against a Party or any of its Subsidiaries or any of its or their Representatives or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or any of its or their Representatives, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Shareholders, other than any Legal Proceedings among the Parties or with the Financing Sources related to this Agreement, the Guarantee or the Equity Commitment Letter.
(qqq) “WARN” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar foreign, state or local law, regulation or ordinance.
(rrr) “Willful Breach” means an intentional and willful breach of this Agreement by a Party that is the consequence of an act or omission by such Party with the actual knowledge that the taking of such act or failure to act would constitute a material breach of this Agreement.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section
Advisor	3.3(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Anti-Corruption Laws	3.26(b)
Articles of Merger	2.2
Buyer Parties	Preamble
Bylaws	3.1
Capitalization Date	3.7(a)
Certificates	2.9(c)
Charter	2.5(a)
Chosen Courts	0
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(d)(i)
Company Disclosure Letter	Article III
Company Equity Awards	3.7(b)
Company Liability Limitation	8.3(e)
Company PSU Consideration	2.8(c)
Company Related Parties	8.3(e)
Company RSA Consideration	2.8(a)
Company RSU Consideration	2.8(b)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Shareholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Confidentiality Agreement	9.4
Consent	3.6
Continuation Period	6.11(c)
Copyrights	1.1(pp)
D&O Insurance	6.10(c)
Debt Financing	6.6(a)
DTC	2.9(d)
DTC Payment	2.9(d)
EDGAR	3.9
Effect	1.1(q)
Effective Time	2.2
Electronic Delivery	9.13
Employee Plan	3.18(a)
Enforceability Limitations	3.2
ePrivacy Directive	1.1(cc)
Equity Commitment Letter	Recitals
Equity Financing	4.11(a)
ERISA Affiliate	3.18(b)
Exchange Fund	2.9(b)
FBCA	Recitals

Term	Section
GDPR	1.1(cc)
Go-Shop Period	5.3(a)
Government Closure	6.2(a)
Guarantor	Recitals
Guarantee	Recitals
Indemnified Persons	6.10(a)
Intervening Event	5.3(e)(i)
IP Contracts	3.16(d)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(pp)
Material Relationships	1.1(tt)(ii)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.11(d)
No-Shop Period Start Date	5.3(a)
Notice Period	5.3(e)(ii)(3)
OFAC	1.1(ccc)
Old Plans	6.11(d)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Share	2.7(a)(iii)
Parent	Preamble
Parent Disclosure Letter	Article IV
Party	Preamble
Patents	1.1(pp)
Payment Agent	2.9(a)
Per Share Price	2.7(a)(ii)
Permits	3.20
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Regulatory Law Impediment	6.2(b)
Reimbursement Obligations	6.6(f)
Requisite Shareholder Approval	3.4
Surviving Corporation	2.1
Tax Returns	3.17(a)
Termination Date	8.1(c)
Trade Control Laws	3.26(a)
Uncertificated Shares	2.9(c)
UPE	6.2(a)
1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” When used herein, the phrase “the date hereof” means “the date of this Agreement.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.
(i) Unless otherwise indicated, a reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. A reference to “law” will refer to any legislation, statute, law (including common law), ordinance, rule, regulation or stock exchange listing requirement, as applicable, and “order” will refer to any decree, judgment, injunction or other order in any Legal Proceedings by or with any Governmental Authority. Unless otherwise indicated, references to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.
(j) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(k) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(l) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(m) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(n) The information contained in this Agreement and in the Company Disclosure Letter and Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality.
(o) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.
(p) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered to the relevant Party prior to the date of this Agreement, including by being posted to a virtual data room managed by the Company at www.intralinks.com prior to 5:00 p.m. Eastern time on September 27, 2023 or filed with or furnished to the SEC and available on EDGAR prior to such time.
(q) References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.
(r) When used herein, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices of the Company or with the then-current practices in similar circumstances of other companies generally (and for clarity, not any other individual company specifically) in the industry in which the Company operates.”
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the FBCA, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the FBCA by filing articles of merger in customary form and substance (the “Articles of Merger”) with the Secretary of State of the State of Florida in accordance with the applicable provisions of the FBCA (the time of such filing and acceptance by the Secretary of State of the State of Florida, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Articles of Merger, being referred to herein as the “Effective Time”).
2.3 The Closing. The consummation of the Merger (the “Closing”) will take place by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery) on a date to be agreed upon by Parent and the Company that is no later than (a) the second Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and/or date as Parent and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) real property and other property, including any interest therein and all title thereto, owned by, and every contract right possessed by, the Merger Sub and the Company, shall become the property and contract rights of and become vested in the Surviving Corporation, without transfer, reversion, or impairment; and (b) debts, obligations, and other liabilities of the Company and Merger Sub will become the debts, obligations and other liabilities of the Surviving Corporation.
2.5 Articles of Incorporation and Bylaws.
(a) Surviving Corporation Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Restated Articles of Incorporation of the Company (the “Charter”), will be amended and restated in its entirety to read as set forth in Exhibit A attached hereto, and such amended and restated articles of incorporation will become the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the FBCA and such articles of incorporation.
(b) Surviving Corporation Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the FBCA, the articles of incorporation of the Surviving Corporation and such bylaws.
2.6 Directors and Officers.
(a) Directors of the Surviving Corporation. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
(b) Officers of the Surviving Corporation. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.
2.7 Effect of Merger on Company Capital Stock.
(a) Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer Parties, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing, or, in the case shares issued without certificates, each written statement required under the FBCA with respect to, ownership of such shares of common stock of Merger Sub will thereafter represent or evidence ownership of shares of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Company Common Stock subject to Company RSAs) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $7.60 per share, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and
(iii) each share of Company Common Stock that is (A) held by the Company Group; (B) owned by the Buyer Parties; or (C) owned by any direct or indirect wholly-owned Subsidiary of the Buyer Parties as of immediately prior to the Effective Time (each, an “Owned Company Share”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately (and subject to the terms of the Charter) to reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Capital Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to Company Capital Stock occurring on or after the date hereof and prior to the Effective Time.
2.8 Equity Awards.
(a) Company RSAs. At the Effective Time, by virtue of the Merger, each Company RSA, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company RSA, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes (the “Company RSA Consideration”).
(b) Company RSUs. At the Effective Time, by virtue of the Merger, each Company RSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company RSU Award, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes (the “Company RSU Consideration”).
(c) Company PSUs. At the Effective Time, by virtue of the Merger, each Company PSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully time-vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the Earned PSUs with respect to such Company PSU Award, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes (the “Company PSU Consideration”). For purposes of this Section 2.8(c), “Earned PSUs” shall mean, with respect to a Company PSU Award, the number of restricted stock units underlying such Company PSU Award determined based on: (x) for each completed fiscal year during the performance period applicable to such Company PSU Award that ends at least one month prior to the Effective Time, actual performance as determined in accordance with the applicable award agreement, and (y) for each fiscal year during the performance period applicable to the Company PSU Award that does not end at least one month prior to the Effective Time, target performance for such fiscal year.
(d) Payment Procedures. The Surviving Corporation or its Subsidiaries, as applicable, will pay no later than the first payroll date following the Closing Date the aggregate Company RSA Consideration, Company RSU Consideration and Company PSU Consideration, as applicable, payable with respect to each of the Company RSAs, Company RSU Awards and Company PSU Awards, respectively, through the Company Group’s payroll to the applicable holders of such Company RSAs, Company RSU Awards and Company PSU Awards. Notwithstanding the foregoing, if any payment owed to such holders cannot be made through the Company Group’s payroll system or payroll provider, then the Company Group will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event later than the first payroll date following the Closing Date).
(e) Further Actions. The Company will pass resolutions approving and take other actions as may be reasonably necessary or required to effect the cancellation of Company RSAs, Company RSU Awards and Company PSU Awards upon the Effective Time, and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). The Company Equity Plan will terminate as of the Effective Time, and the provisions in any other Employee Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock or other equity interests of the Company Group will be cancelled as of the Effective Time, and the Company will take all action necessary to effect the foregoing. The Company will use its reasonable best efforts to ensure that following the Effective Time, no participant in the Company Equity Plan or other Employee Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries.
(f) ESPP. As soon as practicable following the date hereof, the Company Board (or, if appropriate, any appropriate committee thereof) will adopt such resolutions or take such other necessary or required actions such that (i) except for the offering period under the Company ESPP in effect as of the date hereof, no offering period under the Company ESPP will be authorized or commenced after the date hereof; (ii) no new participants will commence participation in the Company ESPP after the date hereof; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date hereof or to make separate non-payroll contributions on or following the date hereof, except as may be required by applicable law; (iv) each purchase right under the Company ESPP outstanding as of the date hereof will automatically be exercised no later than the second business day prior to the Closing Date (the “Final Exercise Date”); (v) each Company ESPP participant’s accumulated contributions under the Company ESPP will be used to purchase shares of Company Common Stock in accordance with the terms of the Company ESPP as of the Final Exercise Date; and (vi) the Company ESPP will terminate effective as of immediately prior to (and subject to the occurrence of) the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date (in accordance with the terms of the Company ESPP). All shares of Company Common Stock purchased on the Final Exercise Date will be cancelled at the Effective Time and be converted into the right to receive the Per Share Price in accordance with the terms and conditions of this Agreement. At the Effective Time, any funds credited as of such date under the Company ESPP that are not used to purchase shares of Company Common Stock on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the Company ESPP will be refunded to the applicable participant in accordance with the terms of the Company ESPP.
2.9 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, (i) Parent will select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) Parent will enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders become entitled pursuant to Section 2.7; provided, that the Company shall, at the written request of Parent, deposit with the Payment Agent at the Closing such portion of such aggregate consideration from cash of the Company Group, as specified in such request. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c) Payment Procedures. Promptly following the Closing (and in any event within three Business Days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (other than Owned Company Shares) (the “Certificates”); or (ii) uncertificated shares of Company Capital Stock (other than Owned Company Shares) (the “Uncertificated Shares”): (A) in the case of holders of Certificates, a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment

Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares, as applicable, in exchange for the Per Share Price, payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (x) the aggregate number of shares of Company Capital Stock represented by such Certificate; by (y) the Per Share Price (subject to Section 2.12), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (1) the aggregate number of shares of Company Capital Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (subject to Section 2.12), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price, payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.
(d) DTC Payment. Prior to the Closing, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Effective Time occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Effective Time.
(e) Transfers of Ownership. Subject, in all cases, to the terms and conditions of the Charter in respect of Company Capital Stock, if a transfer of ownership of shares of Company Capital Stock is not registered in the stock transfer books or ledger of the Company or if the Per Share Price is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered or transferred is registered in the stock transfer books or ledger of the Company, as applicable, only if, in the case of shares of Company Capital Stock represented by Certificates, such Certificate is properly endorsed and otherwise in proper form for surrender and transfer, or in the case of Uncertificated Shares, a proper transfer instruction is presented, and in either case the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.
(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Capital Stock, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Closing Date, as applicable, will be delivered to Parent (as directed by Parent) upon demand, and any holders of shares of Company Capital Stock that were issued and outstanding immediately prior to the Effective Time, who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Capital Stock, for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price without interest thereon, payable in respect of the shares of Company Capital Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price, to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Closing Date, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.10 No Further Ownership Rights in Company Capital Stock. From and after the Effective Time, (a) all shares of Company Capital Stock will no longer be outstanding and will automatically be converted or cancelled and retired, as applicable, in accordance with Section 2.7 and cease to exist; and (b) each holder of Certificates or Uncertificated Shares theretofore representing any shares of Company Capital Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price, payable therefor in accordance with Section 2.7. The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation will be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Capital Stock or Company Equity Awards, such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. In the event that any Person is required to withhold or deduct any amounts from any cash payments payable pursuant to this Agreement, such Person will use commercially reasonable efforts to give to the Company written notice at least five Business Days prior to the Closing Date and will reasonably cooperate with the Company to mitigate and reduce such withholding to the extent permitted by applicable Tax law.
2.13 No Dividends or Distributions. No dividends or other distributions with respect to the capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, then the directors and officers of the Company and Merger Sub will take all such lawful and necessary action.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case, pursuant to the Exchange Act on or after March 9, 2021 and prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter; and (ii) acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7 or Section 3.12(a)(ii)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to the Buyer Parties on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Buyer Parties as follows:
3.1 Organization; Good Standing. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”). The Company is not in violation of the Charter or the Bylaws.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Shareholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized and approved by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Shareholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (collectively, the “Enforceability Limitations”).
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) adopted and approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Shareholders adopt and approve this Agreement in accordance with the FBCA (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.
(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company’s financial advisor, Solomon Partners Securities, LLC (the “Advisor”), to the effect that, as of the date of such opinion, and subject to the limitations, qualifications and assumptions set forth therein, the Per Share Price to be paid pursuant to, and in accordance with, the terms of this Agreement to the Company Shareholders (other than Parent and its Affiliates and the holders of Owned Company Shares and the Company Common Stock subject to Company RSAs) is fair from a financial point of view to such Company Shareholders. The Company will, following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of said opinion letter to Parent solely for informational purposes.
(c) Anti-Takeover Laws. Assuming that the representations of the Buyer Parties set forth in Section 4.6 and Section 4.12 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Sections 607.0901 and 607.0902 of the FBCA and any other similar applicable “anti-takeover” law will not be applicable to the Merger.
3.4 Requisite Shareholder Approval. Except for the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock to adopt and approve this Agreement and the Merger (the “Requisite Shareholder Approval”), no other vote of the holders of any class or series of Company Capital Stock is necessary pursuant to applicable law, the Charter or the Bylaws to adopt and approve this Agreement and consummate the Merger.
3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Shareholder Approval, violate or conflict with any law or order applicable to the Company Group or by which any of its properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Articles of Merger with the Secretary of State of the State of Florida and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Consents the failure of which to obtain or make would not have a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 400,000,000 shares of Company Common Stock, and (ii) 2,500,000 shares of Company Preferred Stock. As of 5:00 p.m., Eastern time, on September 25, 2023 (such time and date, the “Capitalization Date”), (A) 123,458,706 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 44,547,000 shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the Capitalization Date to the date hereof, the Company has not issued or granted any Company Securities other than pursuant to the exercise or settlement of Company Equity Awards granted prior to the date hereof.
(b) Stock Reservation. As of the Capitalization Date, the Company has reserved 10,341,908 shares of Company Common Stock for issuance pursuant to the Company Equity Plan. As of the Capitalization Date, there were outstanding the following (collectively, the “Company Equity Awards”): (i) Company RSAs with respect to 4,006,027 shares of Company Common Stock, (ii) Company RSU Awards representing the right to receive up to 159,107 shares of Company Common Stock and (iii) Company PSU Awards with respect to 2,989,022 shares of Company Common Stock, assuming target performance, or with respect to 5,230,789 shares of Company Common Stock, assuming maximum performance. With respect to Company PSU Awards, the applicable performance goals for the 2021 and 2022 fiscal years have been met with respect to 3,763,545 shares of Company Common Stock underlying such Company PSU Awards (assuming target performance for all other fiscal years in the applicable performance periods). The Company has made available to Parent a true, correct and complete list, as of September 25, 2023, and with respect to each outstanding Company Equity Award, of the name of the holder of such Company Equity Award and the grant date of such Company Equity Award. As of the Capitalization Date, the Company has reserved 1,836,702 shares of Company Common Stock for issuance under the Company ESPP.
(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interest in (including voting debt), the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) except as provided in the Charter or the Bylaws, no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a shareholder rights plan in effect.
(d) Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.
3.8 Subsidiaries.
(a) Subsidiaries. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate (or similar) power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be so organized, validly existing and in good standing or have such power or authority would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended as of the date hereof.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for directors’ qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date hereof.
(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.
(d) Other Investments. Other than equity securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person.
3.9 Company SEC Reports. Since January 30, 2021, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date hereof (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC (“EDGAR”). As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projection or forward-looking statement. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.
3.10 Company Financial Statements; Internal Controls; Indebtedness.
(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of any financial statements filed on Form 10-Q, to normal year-end adjustments). Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended January 28, 2023, and such assessment concluded that such system was effective. Since January 30, 2021, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.
(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company Group as of the date hereof.
3.11 No Undisclosed Liabilities. The Company Group has no liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date hereof; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business on or after January 28, 2023; or (d) that would not have a Company Material Adverse Effect.
3.12 Absence of Certain Changes.
(a) Absence of Company Material Adverse Effect. Since January 28, 2023 through the date of this Agreement, (i) the business of the Company Group has been conducted, in all material respects, in the ordinary course of business and (ii) there has not occurred a Company Material Adverse Effect.
(b) Forbearance. Since January 28, 2023 through the date of this Agreement, the Company has not taken any action that would be prohibited by Section 5.2(a), Section 5.2(b), Section 5.2(k), Section 5.2(p), Section 5.2(w) or Section 5.2(z), if taken or proposed to be taken after the date hereof.
3.13 Material Contracts.
(a) List of Material Contracts. Prior to the date of this Agreement, the Company has made available to Parent true and complete copies of all Material Contracts to or by which the Company Group is a party or is bound as of the date hereof.
(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect, or breaches or defaults, that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.
(c) Notices from Material Relationships. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice in writing from or on behalf of any Material Relationship stating that such Material Relationship (i) intends to terminate, not renew or otherwise materially and adversely modify any Material Contract with such Material Relationship or (ii) has ceased, or will cease, to supply or make available all or substantially all of the products, equipment, goods or services currently supplied to the Company Group by such Material Relationship.
3.14 Real Property.
(a) Owned Real Property. Section 3.14(a) of the Company Disclosure Letter sets forth the address of each Owned Real Property. Except as would not have a Company Material Adverse Effect, with respect to each Owned Real Property: (i) the Company or Subsidiary (as the case may be) has good and marketable indefeasible fee simple title to all of its Owned Real Property and tangible assets, free and clear of all liens, except for Permitted Liens; and (ii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. For purposes hereof, “Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Subsidiary thereof.
(b) Leased Real Property. With respect to each Lease and except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens). Neither the Company Group, nor to the Knowledge of the Company, any other party to the Lease is in material breach of or default pursuant to any Lease. For purposes hereof, “Lease” means any existing lease, sublease, license or other agreement pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property” and, collectively with the Owned Real Property, the “Real Property”).
3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (c) has exposed any employee or other Person to Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (d) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company Group with any Environmental Law; or (ii) seeking to impose any responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; (e) has failed or is failing to comply with any Environmental Law, which compliance includes possession and maintenance of all Permits required under applicable Environmental Laws; or (f) to the Knowledge of the Company, owns or operates, or has owned or operated, any property or facility contaminated by any Hazardous Substance, so as to result in liability to the Company or any Subsidiary under Environmental Law.
3.16 Intellectual Property.
(a) Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete (in all material respects) list as of the date hereof of all (i) Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or is currently pending; and (ii) Legal Proceedings currently pending before any Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property before the United States Patent and Trademark Office the United States Copyright Office or the equivalent authority anywhere in the world) related to any material Company Registered Intellectual Property. Except as would not be material to the business of the Company Group, taken as a whole, the Company has maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. None of the material Company Registered Intellectual Property is jointly owned with any third Person.
(b) No Order. No Company Intellectual Property is subject to any Legal Proceeding or outstanding legal order with respect to the Company Group restricting in any manner the use, transfer or licensing thereof by the Company Group of such Company Intellectual Property or any of the Company’s or its Subsidiaries’ products, except as would not be material to the business of the Company Group, taken as a whole.
(c) Absence of Liens. Except as would not be material to the business of the Company Group, taken as a whole, the Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property free and clear of any liens (other than Permitted Liens).
(d) IP Contracts. Section 3.16(d) of the Company Disclosure Letter sets forth a correct and complete list of all IP Contracts. For purposes of this Agreement, “IP Contracts” means all Contracts to which the Company Group is a party (i) with respect to material Company Intellectual Property that is licensed or transferred to any third Person other than any (a) non-disclosure agreements entered into in the ordinary course of business; and (b) non-exclusive licenses (including software as a service or “SaaS” license) granted in the ordinary course of business or in connection with the sale of the Company’s or its Subsidiaries’ products; (ii) pursuant to which a third Person has licensed or transferred any Intellectual Property to the Company Group, which Intellectual Property is material to the operation of the business of the Company, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available software and technology; and (c) non-exclusive licenses to software and materials licensed as open-source, public-source or freeware; (iii) pursuant to which any member of the Company Group has any revenue share or royalty obligations with respect to the sale or license of any Company Group products or data that exceeded in fiscal year 2021 or 2022, or is reasonably expected to exceed in fiscal year 2023, $1,000,000 per year; or (iv) pursuant to which the Company or any Subsidiary is obligated to perform any material development with respect to any material Company Intellectual Property. Except as would not be material to the business of the Company Group, taken as a whole, neither the Company nor any Subsidiary has developed Intellectual Property for any third party except where the Company or a Subsidiary owns or retains a right to use any Intellectual Property developed in connection therewith (to the extent that is used in or necessary for the operation of its business).
(e) No Infringement. To the Knowledge of the Company, the operation of the business of the Company Group as such business currently is conducted (including the manufacture and sale of the Company’s and its Subsidiaries’ products) as of the date hereof does not infringe, misappropriate, dilute or otherwise violate, and since January 30, 2021, the Company Group has not infringed, misappropriated, diluted or otherwise violated, the Intellectual Property of any third Person or constitute unfair competition or unfair trade practices pursuant to the laws of any jurisdiction, except as would not have a Company Material Adverse Effect.
(f) No Notice of Infringement. Since January 30, 2021, the Company Group has not received written notice from any third Person, or been involved in any Legal Proceeding, alleging that the operation of the business of the Company Group or of the Company’s or any of its Subsidiaries’ products infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person or constitutes unfair competition or unfair trade practices pursuant to the laws of any jurisdiction, except as would not have a Company Material Adverse Effect.
(g) No Third Person Infringement. Except as would not have a Company Material Adverse Effect, since January 30, 2021, the Company Group has not provided any third Person with written notice claiming that such third Person is infringing, misappropriating, diluting or otherwise violating any material Company Intellectual Property, and, to the Knowledge of the Company, no such activity is occurring.
(h) Business Systems. The Company Group owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are reasonably sufficient for the needs of the

Company Group’s business as it is currently conducted, except as would not be material to the business of the Company Group, taken as a whole. The Company Group has implemented since January 30, 2021, and maintains, commercially reasonable security, disaster recovery, and business continuity plans, procedures, and facilities, except where the failure to implement and maintain such plans, procedures, or facilities would not be material to the business of the Company Group, taken as a whole. To the Knowledge of the Company, in the last 12 months, with respect to any of the Business Systems, there has not, as of the date hereof, been any (A) unauthorized access or use; or (B) failure that has not been remedied or replaced, except, in the case of the foregoing (A) or (B), as would not be material to the business of the Company Group, taken as a whole.
(i) Data Protection and Privacy. Except as would not have a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries is, and since January 30, 2021 has been, in compliance with all Data Protection Requirements; and (ii) since January 30, 2021, the Company and each of its Subsidiaries has taken commercially reasonable steps to protect (A) the confidentiality, integrity, availability, and security of its Business Systems that are involved in the Processing of Personally Identifiable Information, in the conduct of the business of the Company and its Subsidiaries as currently conducted; and (B) Personally Identifiable Information Processed by the Company or such Subsidiary from unauthorized use, access, disclosure, theft, and modification. Except as would not have a Company Material Adverse Effect, (i) as of the date hereof, there are no pending complaints, investigations, inquiries, notices, enforcement proceedings, or actions by or before any Governmental Authority related to an actual or alleged breach of any Data Protection Requirement or Specified Data Breach and (ii) since January 30, 2021, no fines or other penalties have been imposed on or written claims for compensation have been received by the Company or any Subsidiary, for violation of any Data Protection Requirement or in connection with any Specified Data Breach. The Company and each of its Subsidiaries have not since January 30, 2021, (1) experienced any Specified Data Breaches; or (2) been involved in any Legal Proceedings related to any violation of any Data Protection Requirements by the Company Group or any Specified Data Breaches, each except as would not be material to the business of the Company Group, taken as a whole.
(j) IP Sufficiency. The Company Group exclusively owns or possesses all right title and interest in and to, or, to the Knowledge of the Company, otherwise has a valid and enforceable license to use, all material Intellectual Property that is used in or necessary for the operation of the business of the Company Group free and clear of all liens (except for Permitted Liens), except as would not have a Company Material Adverse Effect.
3.17 Tax Matters.
(a) Tax Returns. Except as would not have a Company Material Adverse Effect, each member of the Company Group has (i) timely filed (taking into account valid extensions) all United States federal, state, local and non-United States returns, estimates, forms, declarations, information statements and reports (including attachments, schedules, and amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them with respect to income or other material Taxes; and (ii) paid, or has adequately reserved on the face of the Audited Company Balance Sheet (in accordance with GAAP) for the payment of, all income and other material Taxes that are due and payable;
(b) Statute of Limitations. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired;
(c) Taxes Paid. Except as would not have a Company Material Adverse Effect, each member of the Company Group has timely paid or withheld with respect to their employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) all United States federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld;
(d) No Audits. (i) No audits or other examinations with respect to a material amount of Taxes of the Company Group are presently in progress or have been asserted or proposed in writing, (ii) none of the members of the Company Group has received a written claim by a Governmental Authority in a jurisdiction where the Company Group does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction, and (iii) no deficiencies for any material amount Taxes has been proposed, asserted, or assessed in writing against any member of the Company Group that have not been paid or otherwise resolved in full;
(e) Spin-offs. In the past two years, none of the members of the Company Group has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code;
(f) No Listed Transaction. None of the members of the Company Group has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2); and
(g) Tax Agreements. None of the members of the Company Group (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation solely between and among members of the Company Group, or entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any material liability for the Taxes of any Person other than the Company Group pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor, or otherwise by operation of law;
3.18 Employee Plans.
(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all material Employee Plans. For purposes of this Agreement, “Employee Plan” means (collectively) (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other material employment, natural person consultant or other service, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change in control compensation and other similar material fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) (x) sponsored, maintained or contributed to (or required to be contributed to) by any member of the Company Group; or (y) otherwise with respect to which the Company Group has any liability, contingent or otherwise. With respect to each material Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents and summary plan descriptions; (D) any related trust agreements, insurance contracts, insurance policies or other Contracts of any funding arrangements; (E) any notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Employee Plan during the past three years; and (F) with respect to each material Employee Plan that is maintained in any non-United States jurisdiction primarily for the benefit of any employee of the Company Group whose principal work location is outside of the United States, to the extent applicable, the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan.
(b) Absence of Certain Plans. Neither the Company nor any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company Group pursuant to Section 414 of the Code (an “ERISA Affiliate”) has, in the last six years, maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that otherwise is or was subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code). Except as would not have a Company Material Adverse Effect, no member of the Company Group has any current or contingent liability by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.

(c) Compliance. Except as would not have a Company Material Adverse Effect (i) each Employee Plan has been established, maintained, funded, operated and administered in accordance with its terms and with all applicable law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority; (ii) all required contributions, premiums and other payments relating to the Employee Plans have been timely and accurately made, and no Employee Plan has any unfunded liabilities that have not been fully accrued; (iii) each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualified status, and nothing has occurred that could reasonably be expected to adversely affect such Employee Plan’s qualified status; and (iv) no member of the Company Group has incurred, whether or not assessed, any Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(d) Employee Plan Legal Proceedings. As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure that would have a Company Material Adverse Effect.
(e) No Prohibited Transactions. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any breach of fiduciary duty or non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company Group or any Employee Plan, or for which the Company Group has any indemnification obligation.
(f) No Welfare Benefit Plan. No Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar law for which the covered Person pays the full cost of coverage.
(g) No Additional Rights. None of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment, funding or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) or benefits becoming due under any Employee Plan or otherwise; (ii) increase any compensation or benefits otherwise payable under any Employee Plan or otherwise; (iii) trigger any other obligation under, or result in the breach or violation of, any Employee Plan; or (iv) limit or restrict the right of Parent to merge, amend or terminate any material Employee Plan on or after the Effective Time (other than ordinary notice and administration requirements and expenses or routine claims for benefits).
(h) Section 280G. No payment or benefit payable in connection with the consummation of the Merger (either alone or in connection with any other event) could be characterized as a parachute payment within the meaning of Section 280G of the Code, and the Company Group has no obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code.
(i) Section 409A. Each Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or is expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.
3.19 Labor Matters.
(a) Union Activities. No member of the Company Group is a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement or other Contract with any labor union, works council or other labor organization (each, a “Collective Bargaining Agreement”), and no employees of the Company Group are represented by a labor union, works council or other labor organization with respect to their employment with the Company Group. To the Knowledge of the Company, there are no pending or threatened activities or proceedings of any labor union, works council, or other labor organization or trade union or group of employees to organize any employees of the Company Group with regard to their employment with the Company Group, and no such activities or proceedings have occurred within the past three years. No Collective Bargaining Agreement is being negotiated by the Company Group. There is no material strike, lockout, organized slowdown, organized work stoppage, or other material labor dispute against the Company Group pending or, to the Knowledge of the Company, threatened against the Company Group, and no such labor disputes have occurred within the past three years.
(b) Wage and Hour and Legal Compliance. Except for instances of such noncompliance that would not have a Company Material Adverse Effect, the Company Group is in compliance with applicable laws and orders with respect to labor and employment (including applicable laws, statutes, acts, codes, orders, rules and regulations regarding wage and hour, immigration, harassment, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action, unemployment insurance, discrimination or retaliation in employment, employee health and safety, and collective bargaining).
(c) Withholding. Except as would not have a Company Material Adverse Effect, the Company Group has withheld all amounts required by applicable law to be withheld from the wages, salaries and other payments to current and former employees and other service providers, and are not liable for any arrears of wages, salaries or other payments, including under Contract, Company Group policy or law, or any Taxes or any penalty for failure to comply with any of the foregoing. No member of the Company Group is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).
(d) Sexual Harassment. The Company Group has promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination or retaliation allegations of which any of them is aware or has been made aware since January 30, 2021.
3.20 Permits. Except as would not have a Company Material Adverse Effect, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities that are required for the operation of the business and/or Real Property of the Company Group as currently conducted (“Permits”). The Company Group complies with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have a Company Material Adverse Effect.
3.21 Compliance with Laws. The Company and each of its Subsidiaries is in compliance with all laws and orders that are applicable to the Company Group or to the conduct of the business or operations of the Company Group, except for noncompliance that would not have a Company Material Adverse Effect. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with applicable Tax laws, which is exclusively addressed by Section 3.17, Section 3.18 and Section 3.19(c); (d) compliance with ERISA and other applicable laws relating to employee benefits, which is exclusively addressed by Section 3.18; (e) compliance with labor law matters, which is exclusively addressed by Section 3.19; or (f) compliance with trade control laws and anti-corruption laws, which is exclusively addressed by Section 3.26.
3.22 Legal Proceedings; Orders.
(a) No Legal Proceedings. As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company Group, other than any Legal Proceeding that would not have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger.

(b) No Orders. None of the Company Group is subject to any material order of any kind or nature that would have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger.
3.23 Insurance. As of the date hereof, the Company Group has all material policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group. As of the date hereof, except as would not have a Company Material Adverse Effect, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder.
3.24 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company Group, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders.
3.25 Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.
3.26 Trade Controls; FCPA. Except as would not be material to the Company Group, taken as a whole:
(a) Since January 30, 2021, the Company Group has conducted its transactions and dealings in accordance with all applicable United States anti-money laundering laws, regulations, and orders; import, export, re-export, transfer, and re-transfer control laws, regulations, and orders; economic or trade sanctions laws, regulations and orders; and all other similar applicable laws, regulations and orders; and all other similar applicable laws, regulations and orders in other countries in which the Company Group conducts business, in each case so long as compliance with such laws, regulations, and orders is not prohibited by U.S. anti-boycott requirements (collectively, “Trade Control Laws”).
(b) The Company and each of its Subsidiaries has implemented and maintains in effect written policies and procedures and internal controls reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws and the FCPA and all other applicable anti-corruption and anti-bribery laws, statutes and regulations (collectively, “Anti-Corruption Laws”). The Company Group has not made any voluntary or involuntary disclosure, conducted any internal investigation, or, to the Knowledge of the Company, received any notice of facts, allegations or circumstances, in each case, relating to an actual or potential violation of Trade Control Laws or the Anti-Corruption Laws.
(c) As of the date hereof, there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings against the Company Group alleging a violation of any Trade Control Laws or Anti-Corruption Laws that are applicable to the Company Group.
(d) No material licenses or approvals pursuant to the Trade Control Laws are necessary for the transfer of any export licenses or other export approvals to Parent or the Surviving Corporation in connection with the consummation of the Merger.
(e) Since January 30, 2018, neither the Company Group nor, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on its behalf, has, directly or indirectly, (i) taken any action that would cause them to be in violation of any provision of Anti-Corruption Laws; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees; or (iv) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of Anti-Corruption Laws.

(f) Neither the Company Group nor any of its officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company Group, is currently, or has been in the past five years: (i) a Sanctioned Person or organized, resident or located in a Sanctioned Country, or (ii) engaging in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country, in each case that would result in a violation of Trade Control Laws.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES
Except as set forth in the disclosure letter delivered by the Buyer Parties on the date hereof (the “Parent Disclosure Letter”), the Buyer Parties hereby represent and warrant to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent. Parent (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b) Merger Sub. Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the articles of incorporation, bylaws and other similar organizational documents of the Buyer Parties, each as amended to date. No Buyer Party is in violation of its articles of incorporation, bylaws or other similar organizational document.
4.2 Power; Enforceability. Each Buyer Party has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by the Buyer Parties, the performance by each Buyer Party of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized, adopted and approved by all necessary action on the part of each Buyer Party and no additional actions on the part of any Buyer Party are necessary to authorize (i) the execution and delivery of this Agreement by each Buyer Party; (ii) the performance by each Buyer Party of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each Buyer Party and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Limitations.
4.3 Non-Contravention. The execution and delivery of this Agreement by each Buyer Party, the performance by each Buyer Party of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the articles of incorporation, bylaws or other similar organizational documents of the Buyer Parties; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Buyer Party is a party or by which the Buyer Parties or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any law or order applicable to the Buyer Parties or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Buyer Parties, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of the Buyer Parties or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each Buyer Party; (b) the performance by each Buyer Party of its covenants and obligations pursuant to this

Agreement; or (c) the consummation of the Merger, except (i) the filing of the Articles of Merger with the Secretary of State of the State of Florida and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against the Buyer Parties that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) No Orders. No Buyer Party is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.6 Ownership of Company Capital Stock. None of the Buyer Parties, the Guarantor or any of their respective directors, officers, general partners or, to the knowledge of Parent, any of its controlled Affiliates or any employees of the Buyer Parties, the Guarantor or any of their controlled Affiliates is or has been an “interested shareholder” (as defined in Section 607.0901 of the FBCA) of the Company at any time during the past three years.
4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Buyer Parties or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission payable by the Company in connection with the Merger.
4.8 Operations of the Buyer Parties. Each Buyer Party has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, none of the Buyer Parties will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Debt Financing, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens.
4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole shareholder of Merger Sub is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.
4.10 Guarantee. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company its duly executed Guarantee. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to the Enforceability Limitations. There is no default or breach under the Guarantee by Guarantor, and no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantor pursuant to the Guarantee.
4.11 Financing.
(a) Equity Commitment Letter. Parent has delivered to the Company a true, correct and complete copy of the executed Equity Commitment Letter, dated as of the date hereof, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, in cash the aggregate amount set forth therein (such financing, the “Equity Financing”). The Equity Commitment Letter provides that (x) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.8(b); and (y) subject in all respects to Section 9.8(b), Parent and the Guarantor will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights.

(b) No Amendments. As of the date hereof, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. As of the date hereof, there are no other Contracts, agreements, side letters or arrangements to which Parent is a party relating to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter. Other than as set forth in the Equity Commitment Letter, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Equity Financing.
(c) Sufficiency of Equity Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter, will be, in the aggregate, sufficient to pay (i) the aggregate consideration to be paid to the Company’s shareholders in connection with the Merger pursuant to Article II, (ii) all payments in respect of Company RSAs, Company RSU Awards and Company PSU Awards pursuant to Article II, (iii) the amounts required to pay off all amounts outstanding under the Company’s ABL facility as of immediately prior to the Effective Time, (iv) all other payment obligations of the Buyer Parties pursuant to this Agreement required to be paid on the Closing Date, and (v) all fees and expenses required to be paid at the Closing by the Company pursuant to this Agreement in connection with the Merger and the Equity Financing.
(d) Validity. The Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the legal, valid and binding obligations of Parent and the Guarantor, as applicable, enforceable against Parent and the Guarantor, as applicable, in accordance with its terms, subject to the Enforceability Limitations. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing pursuant to any agreement relating to the Equity Financing to which the Guarantor, Parent or any of their respective Affiliates, is a party. As of the date hereof, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent or the Guarantor pursuant to the Equity Commitment Letter (it being understood that Parent is not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date hereof, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it, whether or not such term or condition is contained in the Equity Commitment Letter (it being understood that Parent is not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date hereof, Parent has fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date hereof, in each case pursuant to and in accordance with the terms of the Equity Commitment Letter.
(e) No Exclusive Arrangements. As of the date hereof, none of the Guarantor, Parent, or any of their respective Affiliates has entered into any Contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Merger; or (ii) expressly prohibiting any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company Group in connection with the Merger.
4.12 Shareholder and Management Arrangements. As of the date hereof, none of Parent or any of its Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any shareholder (other than any existing limited partner or other equity financing source of the Guarantor or any of its Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Closing; or (b) pursuant to which any (i) such holder of Company Capital Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Capital Stock; (ii) such holder of Company Capital Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such shareholder, director, officer, employee or other Affiliate of the Company Group other than the Guarantor has agreed to provide, directly or indirectly, equity investment to the Buyer Parties or the Company to finance any portion of the Merger.
4.13 Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, the Company and their respective Subsidiaries in connection therewith),
(a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
4.14 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Buyer Parties or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer Parties or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Buyer Parties or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement or required by applicable law; (b) as set forth in Section 5.1 of the Company Disclosure Letter; (c) for any actions taken reasonably and in good faith to respond to COVID-19 or any COVID-19 Measures; or (d) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) use its respective commercially reasonable efforts to maintain its existence in good standing pursuant to applicable law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, use its respective commercially reasonable efforts to conduct its business and operations in the ordinary course of business; and (iii) use its respective commercially reasonable efforts to (A) preserve intact its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with customers, vendors, distributors, partners (including system integrators, platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other Persons with which the Company Group has material business relations; provided, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of 5.2 shall be deemed a breach of this Section 5.1 unless such action would constitute a breach of such relevant provision of Section 5.2
5.2 Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed); (iii) in respect of Section 5.2(j), Section 5.2(o), Section 5.2(w), Section 5.2(x), Section 5.2(y) and Section 5.2(aa) (to the extent relating to the Sections referenced in this clause (iii)), for any actions taken reasonably and in good faith that are necessary to respond to COVID-19 Measures and that are not intended to circumvent the restrictions set forth in this Section 5.2; or (iv) as expressly contemplated by the terms of this Agreement or required by applicable law, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:
(a) amend the Charter, the Bylaws, or any other similar organizational document;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (A) for the issuance or sale of shares of Company Common Stock in connection with the exercise or settlement (as applicable) of the Company Equity Awards outstanding as of the date hereof in accordance with the terms as in effect on the date hereof or pursuant to purchase rights under the Company ESPP outstanding as of the date hereof in accordance with their terms as in effect on the date hereof or (B) in connection with agreements in effect on the date hereof and made available to Parent;
(d) directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases, withholdings, or cancellations of Company Securities pursuant to the terms and conditions of the Company Equity Awards outstanding as of the date hereof in accordance with their terms as in effect on the date hereof; or (B) transactions between the Company and any of its direct or indirect Subsidiaries;
(e) (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, any shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company, or one of the Company’s other wholly-owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;
(f) (A) incur or assume any indebtedness for borrowed money (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; (2) obligations incurred pursuant to business credit cards in the ordinary course of business; and (3) intercompany loans or advances between or among the Company and its direct or indirect wholly-owned Subsidiaries; or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of any direct or indirect wholly-owned Subsidiaries of the Company;
(g) mortgage or pledge any of its and its Subsidiaries’ assets, tangible or intangible, or create or incur any lien thereupon (other than Permitted Liens), other than in connection with financing transactions permitted by Section 5.2(f) or consented to by Parent;
(h) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company Group’s policies related thereto; and (2) loans, advances or capital contributions to, or investments in, the Company or any direct or indirect wholly-owned Subsidiaries of the Company;
(i) acquire, lease, license, sell, abandon, transfer, assign, guarantee, or exchange any assets, tangible or intangible (including any Company Intellectual Property), in each case in excess of $150,000 individually, and other than (1) the sale, lease or licensing of products or services of the Company Group or other materials embodying Company Intellectual Property in the ordinary course of business; (2) the acquisition, lease or license of products or services by the Company Group in the ordinary course of business, (3) the acquisition, assignment, abandonment or expiration (at the end of its maximum statutory duration in accordance with its statutory terms) of Company Intellectual Property in connection with the exercise of the reasonable business judgment of the Company Group in the ordinary course of business; (4) the abandonment of trade secrets in the ordinary course of business and to the extent not economically desirable to maintain for the conduct of the business of the Company Group; and (5) any capital expenditures permitted by (or consented to by Parent under) Section 5.2(n);
(j) (A) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, phantom equity, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other Employee Plan in any manner (other than at-will offer letters entered into with new hires or separation agreements with employees of employees of the Company Group, in each case, in the ordinary course of business and whose annual salary is less than $250,000); (B) increase or decrease the compensation of any director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of the Company Group; (C) pay or grant (or accelerate the time of payment or vesting of) any compensation or benefit not provided for by any Employee Plan as in effect as of the date hereof; (D) enter into any gross-up, change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company Group, or (E) hire, terminate (other than for “cause”), furlough or temporarily lay off any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company Group with an annual base salary or wages (or, in the case of non-employee service providers, equivalent compensation) of $250,000 or more; except in each case, as required by the terms of the applicable Employee Plan in effect as of the date hereof;
(k) settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceeding or other claim that is (A) reflected or reserved against in the consolidated financial statements of the Company Group as of the end of the most recently completed fiscal quarter of the Company Group included in the Company SEC Reports filed prior to the date hereof and; (B) for solely monetary payments of, net of insurance recovery, no more than $100,000 individually and $250,000 in the aggregate; or (C) settled in compliance with Section 6.15;
(l) except as required by applicable law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any change in any of its accounting principles or practices;
(m) (A) make (other than in the ordinary course of business) or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (C) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (D) file an amended Tax Return that could materially increase the Taxes payable by the Company or its Subsidiaries; or (E) enter into a closing agreement with any Governmental Authority regarding any material Tax;
(n) incur or commit to incur any capital expenditure(s) other than consistent with the capital expenditure budget set forth in Section 5.2(n) of the Company Disclosure Letter;
(o) enter into, modify, amend or terminate any (i) Contract (other than any Material Contract) that if so entered into, modified, amended or terminated would, individually or in the aggregate, have a Company Material Adverse Effect; or (ii) Material Contract or any Contract that would have been a Material Contract if such Contract was in existence as of the date hereof, except in the ordinary course of business or as expressly permitted under this Section 5.2 or, in the case of this clause (ii), other than terminations under the terms of the Contract in connection with the counterparty’s breach;
(p) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material portion thereof or material equity interest therein that involves consideration valued in excess of $500,000 in the aggregate, or enter into any joint venture, limited liability company or legal partnership or similar arrangement (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person);
(q) (A) enter into any Collective Bargaining Agreement or agreement or arrangement to form a works council or other Contract with any labor union or other labor organization or works council, except to the extent required by applicable law; or (B) recognize or certify any labor union, works council or other labor organization, or group of employees, as the bargaining representative for any employees of the Company Group, except as required by applicable law;
(r) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;
(s) adopt or implement any shareholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated pursuant to Parent’s rights under Section 5.3(e)(i)(2) or Section 5.3(e)(ii)(2);
(t) fail to maintain in full force and effect, in any material respect, material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice, unless the Company determines in its reasonable commercial judgment that the form or amount of such insurance should be modified;
(u) (i) sell any Owned Real Property or (ii) purchase any real property or portion thereof or interest therein that involve consideration valued in excess of $500,000;
(v) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(w) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act;

(x) (A) close any stores that results in a material deviation from the store closure plan set forth in Section 5.2(x) of the Company Disclosure Letter (the “Store Closure Plan”), (B) with respect to the timing of any store closure listed in the Store Closure Plan, take any action or fail to take any action that results in a material deviation from the timing of any such store closure as set forth in the Store Closure Plan, (C) with respect to any store closure listed in the Store Closure Plan, commit to incur (or incur) any lease breakage costs or similar amounts materially in excess of the amount set forth on the Store Closure Plan;
(y) (i) open any new stores or enter into any lease with respect to a new store that results in a material deviation from the store opening and lease plan set forth in Section 5.2(y) of the Company Disclosure Letter (the “Store Opening Plan”) or (ii) renew or extend any existing store leases for a term in excess of three years from the date such lease would otherwise expire or terminate in accordance with its current terms;
(z) other than in the ordinary course of business, enter into any Contract (other than any Contract with any employee or service provider of the Company Group or that would otherwise constitute an Employee Plan if in effect as of the date hereof and that is not otherwise prohibited by this Section 5.2) which contains a change in control or similar provision that pursuant to its terms would require a payment to the other party or parties thereto in connection with the Merger or the other transactions (including in combination with any other event or circumstance) or any subsequent change in control of the Company or any of its Subsidiaries;
(aa) other than in the ordinary course of business, acquire or purchase any inventory that results in a material deviation from the inventory purchase plan of the Company Group set forth in Section 5.2(aa) of the Company Disclosure Letter; or
(bb) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.
5.3 No Solicitation.
(a) Go-Shop Period. Notwithstanding anything to the contrary set forth in this Agreement, during the period (the “Go-Shop Period”) beginning on the date of this Agreement and continuing until 11:59 p.m., Eastern time, on October 27, 2023 (the “No-Shop Period Start Date”), the Company and its Representatives shall have the right to: (i) solicit, initiate, propose, encourage or facilitate, any proposal or inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement, furnish to any Person (and its representatives and financing sources subject to the terms and obligations of such Acceptable Confidentiality Agreement applicable to such Person) any non-public information relating to the Company Group or afford to any such Person (and such representatives and financing sources) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce the making, submission or announcement of, or to encourage or facilitate, any proposal or inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to an Acquisition Proposal; provided, however, that the Company will promptly (and in any event within 24 hours) provide to Parent, or provide Parent access to, any such non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously provided to Parent or its Representatives; and (iii) participate or engage in discussions or negotiations with any such Person (and such representatives and financing sources) with respect to an Acquisition Proposal or potential Acquisition Proposal.
(b) No Solicitation or Negotiation. Subject to the terms of Section 5.3(c), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Group will not, will cause its directors, officers and employees not to, and will not instruct, authorize or knowingly permit any of its other Representatives to, and will direct such Representatives not to, directly or indirectly, (i) solicit, initiate, propose, knowingly encourage or knowingly facilitate, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;(ii) furnish to any Person (other than to Parent or any designees of Parent) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than

Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal); (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will cease, and will cause to be terminated any and all discussions or negotiations that would be prohibited by this paragraph with any Person and its Representatives that would be prohibited by this Section 5.3(c). Promptly following the No-Shop Period Start Date, the Company will (A) request the return or destruction of all non-public information concerning the Company Group furnished to any Person that has executed a confidentiality agreement in connection with any Acquisition Proposal at any time within the six month period immediately preceding the No-Shop Period Start Date, (B) cease providing any further information with respect to the Company Group or any Acquisition Proposal to any such Person or its representatives and (C) terminate all access granted to any such Person and its representatives to any physical or electronic data room. Notwithstanding anything herein to the contrary, from the date hereof the Company will not be required to enforce, and will be permitted to waive, (i) any anti-clubbing, anti-lock-up, restrictions on engaging Representatives or working with potential financing sources (including restrictions on sharing non-public information with respect to the Company Group or any Acquisition Proposal with financing sources) or similar provision of any standstill or confidentiality agreement and (ii) any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board.
(c) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.3, from the No-Shop Period Start Date until the Company’s receipt of the Requisite Shareholder Approval, the Company may, directly or indirectly through one or more of its Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company an Acquisition Proposal after the No-Shop Period Start Date, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such Person), in each case with respect to an Acquisition Proposal that did not result from any material breach of Section 5.3(b); provided, however, that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(c) would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law; provided further, however, that the Company will promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to Parent; provided further, however, that if any such Person or its Representatives is a competitor of the Company Group, the Company Group shall not provide any information that in the good faith determination of the Company constitutes commercially sensitive non-public information to such Person in connection with any actions permitted by this Section 5.2(d) other than in accordance with “clean room” or other similar procedures designed to limit any potential adverse effect on the Company from sharing such information.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(e), at no time after the date hereof may the Company Board (or a committee thereof):
(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within ten Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions); (D) take any formal action or make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), or fail to recommend against any tender or exchange offer (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal that is a tender or exchange offer until the close of business on the tenth Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Company Board that an Acquisition Proposal constitutes a Superior Proposal or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.3(e) will constitute a Company Board Recommendation Change; or
(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.
(e) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Shareholder Approval:
(i) other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal pursuant to clause (ii) below, the Company Board (or a committee thereof), may effect a Company Board Recommendation Change in response to any positive material event or development or material change in circumstances with respect to the Company that (A) was not actually known to the Company Board as of the date hereof (or, if known, the natural consequences of which were not reasonably foreseeable by the Company Board as of the date of this Agreement); and (B) does not relate to (1) any Acquisition Proposal; or (2) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (2) may be considered and taken into account) (each such event, an “Intervening Event”), if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law and if and only if:
(1) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof), has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(e)(i), which notice will specify the applicable Intervening Event in reasonable detail; and
(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such four Business Day period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law; or

(ii) if the Company has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date, that the Company Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:
(1) the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law;
(2) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;
(3) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof), has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(e)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any material revisions to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be three Business Days); and
(4) in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).
(f) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within one Business Day) notify Parent if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by the Company or any of its Representatives or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives with respect to an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis (and, in any event, within 24 hours with respect to a change in price and within 48 hours in the case of any other material change (such a material change being determined in the good faith judgment of the Company)) of the terms of any such material modification (including any amendments thereto or any, of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto)) and the status of any such discussions or negotiations.
(g) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Shareholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or a committee thereof) has determined to make in good faith in order to comply with applicable law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(e). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof), to the extent required by law, that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not, in and of itself, be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Required Action; Efforts.
(a) Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Buyer Parties, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:
(i) causing the conditions to the Merger set forth in Article VII to be satisfied;
(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger;
(iii) using its reasonable best efforts to obtain all consents, waivers and approvals and deliver all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; and
(iv) using its reasonable best efforts to execute and deliver any Contracts and other instruments that are reasonably necessary to consummate the Merger.
(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, the Company Group will not be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), the provision of additional security (including a guarantee), or otherwise make any accommodation, commitment or incur any liability or obligation to any third party, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

6.2 Filings.
(a) Filing Under the HSR Act and Other Applicable Antitrust Laws and Foreign Investment Laws. The Buyer Parties (and their respective Affiliates, including, if applicable, their “ultimate parent entity”, as that term is defined in the HSR Act and its implementing regulations (“UPE”)), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, will, to the extent required in the reasonable judgment of counsel to Parent and the Company, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten Business Days following the date hereof; provided that in the event that the FTC and/or the Antitrust Division of the DOJ is closed or not accepting such filings under the HSR Act (a “Government Closure”), such day will be extended day-for-day, for each Business Day the Government Closure is in effect; and (ii) as soon as practicable after the date of this Agreement file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority (including in draft form where applicable) pursuant to any other applicable Antitrust Laws and Foreign Investment Laws, with Parent having primary responsibility for the making of such filings (including paying all filing fees required in connection therewith). Each of Parent and the Company will use reasonable efforts to (A) cooperate and coordinate (and cause its respective Affiliates, including its UPE, if applicable, to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause the other to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) subject to the limitations set forth in Section 6.2(b), take all action necessary to (1) cause the expiration or termination of the applicable waiting periods (including where applicable, by way of a positive clearance decision) pursuant to the HSR Act and any other applicable Antitrust Laws and Foreign Investment Laws, including requesting early termination of the HSR waiting period; and (2) obtain the required consents pursuant to any other applicable Antitrust Laws and Foreign Investment Laws, in each case as soon as practicable. If any Party or Affiliate thereof (including its UPE, if applicable) receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other applicable Antitrust Laws and Foreign Investment Laws, then such Party or Affiliate (including its UPE, if applicable) will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response to such request.
(b) Impediments. Notwithstanding anything to the contrary contained in this Agreement, neither any Buyer Party nor any of their respective Affiliates shall be required to, and without the prior written consent of Parent, the Company and its Subsidiaries shall not agree to (i) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition, by consent decree, hold separate or otherwise, of any of the assets, properties or businesses of the Buyer Parties (or their Affiliates) or any assets, properties or businesses of the Company Group, except for any sale, divestiture, license or other disposition of the assets, properties or business of the Company Group, by consent decree, hold separate order or otherwise, that would not, and would not reasonably be expected to, individually or in the aggregate, result in a Burdensome Condition, (ii) terminate, modify, or assign any existing relationships, joint ventures, Contracts, or obligations of any of the Buyer Parties or any of their respective Affiliates or of the Company Group, (iii) modify any course of conduct regarding future operations of any of the Buyer Parties or any of their respective Affiliates, or of the Company Group, or (iv) any other restrictions on the activities of any of the Buyer Parties or any of their respective Affiliates or of the Company Group, including the freedom of action of any of the Buyer Parties or any of their respective Affiliates or of the Company Group with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement. Without limiting and subject to the immediately prior sentence, the Buyer Parties and the Company shall each use their respective reasonable best efforts (i) to take such actions as are necessary or advisable to avoid the entry of, and the commencement of litigation seeking the entry of, any injunction, temporary restraining order or other order or judgment in any suit or proceeding by a Governmental Authority or any other person under any Antitrust Law or Foreign Investment Law, that would otherwise have the effect of materially delaying or preventing the consummation of the Merger and (ii) to effect the dissolution of any such injunction, temporary restraining order or other order or judgment (including, with respect to each of (i) and (ii), using reasonable best efforts to defend through litigation on the merits any claim asserted in court by any Governmental Authority or any other Person under any Antitrust Law or Foreign Investment Law). Subject to and without limiting this Section 6.2(b), the Company shall, and shall cause its Affiliates and Representatives to, reasonably cooperate, with Parent and its Affiliates on any proposed sale, divestiture, license, hold separate, or other action undertaken by Buyer which Buyer reasonably concludes, in good faith, may be necessary to consummate and make effective the Merger.
(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company and the Buyer Parties will (and will cause their respective Affiliates, including their UPE, if applicable, to), subject to any restrictions under applicable laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any material developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or material discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company and the Buyer Parties and their respective Affiliates, if applicable, may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided, however, that each of the Company and the Buyer Parties and their respective Affiliates, if applicable, may redact any valuation and related information, or information that is protected by legal privilege, before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis. Notwithstanding anything herein to the contrary, the parties agree that Parent and the Company will consult with and cooperate with the other regarding, the process, strategy and determinations with respect to any Antitrust Law in connection with the Merger, including in dealing with any Governmental Authority with respect thereto. Neither Parent nor the Company will (and each of the Company and Parent will cause their Subsidiaries and affiliates not to) agree to stay, toll or extend any applicable waiting period under any Antitrust Law, enter into or extend a timing agreement with any Governmental Authority or withdraw or refile any filing under any Antitrust Law, without the prior written consent of the other party.
(d) Limitation on Other Transactions. The Buyer Parties will not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise making any investment in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire or make any investment in any assets, or agree to any commercial or strategic relationship with any Person, in each case, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation, investment or commercial or strategic relationship would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining any consent, waiver, approval, order or authorization of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated by this Agreement or (iii) materially delay the consummation of the transactions contemplated by this Agreement.

6.3 Proxy Statement and Other Required SEC Filings.
(a) Proxy Statement. Promptly following the date hereof, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Shareholder Meeting; provided, that the Company shall not be required to file the Proxy Statement with the SEC prior to the third Business Day following the No-Shop Period Start Date. Subject to Section 5.3(e), the Company must include the Company Board Recommendation in the Proxy Statement.
(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Shareholders (if applicable) and at the time of the Company Shareholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by the Buyer Parties or any of their Affiliates in writing expressly for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(c) Other Required Parent Filing. If Parent determines that any Buyer Party (or any of their respective Affiliates, if applicable) is required to file any document with the SEC in connection with the Merger or the Company Shareholder Meeting pursuant to applicable law (an “Other Required Parent Filing”), then the Buyer Parties will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. The Buyer Parties will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither the Buyer Parties nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Shareholders (if applicable) and at the time of the Company Shareholder Meeting, no Other Required Parent Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Buyer Parties with respect to any information supplied by the Company in writing expressly for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by the Buyer Parties and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(d) Furnishing Information. Each of the Company, on the one hand, and the Buyer Parties, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the

Company Shareholder Meeting any information relating to the Company, the Buyer Parties or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Shareholders.
(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(f) Notices. The Company, on the one hand, and Parent, on the other hand, will promptly advise the other, of any receipt of (i) a request by the SEC or its staff for any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) a request by the SEC or its staff for additional information in connection therewith.
(g) Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Shareholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.
6.4 Company Shareholder Meeting.
(a) Call of Company Shareholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the FBCA, the Exchange Act, the Charter, the Bylaws and the rules of NYSE to establish a record date for, and duly call, give notice of, convene and hold, a meeting of its shareholders (the “Company Shareholder Meeting”), in each case, as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Shareholders for the purpose of obtaining the Requisite Shareholder Approval; provided, that the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Within five Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent made not more than one time every two weeks), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act assuming that, for such purposes only, the record date of the Company Shareholder Meeting will be 20 Business Days after the date the broker search is conducted. Subject to Section 5.3(e) and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Shareholder Approval.
(b) Adjournment of Company Shareholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Shareholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Shareholder Meeting to constitute a quorum at the Company Shareholder Meeting (it being understood that the Company may not postpone or adjourn the Company Shareholder Meeting more than two times pursuant to this clause (i) without Parent’s prior written consent); (ii) the Company is required to postpone or adjourn the Company Shareholder Meeting by applicable law, order or a request from the SEC or its staff; or (iii) there are not sufficient affirmative votes present or represented by proxy at the Company Shareholder Meeting to obtain the Requisite Shareholder Approval to allow reasonable time for the solicitation of proxies for purposes of obtaining the Requisite Shareholder

Approval. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement to the Company Shareholders at the Company Shareholder Meeting for the purpose of obtaining the Requisite Shareholder Approval even if the Company Board (or a committee thereof), has effected a Company Board Recommendation Change.
6.5 Equity Financing.
(a) No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement, Parent will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent or the Company, as applicable, to enforce its rights against the Guarantor under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5; and (2) “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5.
(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent in the Equity Commitment Letter; (iii) consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (v) enforce its rights pursuant to the Equity Commitment Letter.
(c) Enforcement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of Parent be deemed or construed to require Parent to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (it being understood and agreed that Parent will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.
6.6 Cooperation With Debt Financing.
(a) Cooperation with Debt Financing. Prior to the Effective Time, the Company will use its commercially reasonable efforts to, and will use its commercially reasonable efforts to cause each of its Subsidiaries and its and their respective Representatives to, do the following:
(i) provide Parent with such commercially reasonable cooperation as may be reasonably requested by Parent to assist the Buyer Parties in arranging the debt financing (if any) and/or any real estate financing (including with respect to any sale leaseback of the Company Group’s Owned Real Property) (if any) to be obtained by the Buyer Parties or their respective Affiliates in connection with the Merger to be obtained by the Buyer Parties or their respective Affiliates in connection with the Merger (the “Debt Financing”);
(ii) upon reasonable advance notice, participate (and cause senior management and Representatives, with appropriate seniority and expertise, of the Company to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise reasonably cooperate with the marketing and due diligence efforts for any of the Debt Financing at reasonable times and locations to be mutually agreed;

(iii) provide reasonable assistance to Parent and the Financing Sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar documents required in connection with or proper for the Debt Financing or customarily used to arrange transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company; and (B) pro forma financial statements and forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date, in each case, based on financial information and data derivable without undue effort or expense by the Company from the Company Group’s historical books and records; provided, however, that no member of the Company Group will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements relating to (i) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (ii) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (iii) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company Group;
(iv) reasonably facilitate the granting of security interests (and perfection thereof) in collateral or the reaffirmation of the pledge of collateral on or after the Closing Date and assist Parent in connection with the preparation, registration, execution and delivery (but in the case of execution and delivery, solely to the extent any such execution and delivery would only be effective on or after the Closing Date) of any pledge and security documents, mortgages, currency or interest hedging arrangements and other definitive financing documents and certificates as may be reasonably requested by Parent or the Financing Sources (including using reasonable best efforts to obtain, to the extent applicable, consents of accountants for use of their reports in any materials relating to the Debt Financing as reasonably requested by Parent), obtain insurance certificates and endorsements, and facilitate the delivery of all stock and other certificates representing equity interests in the Company and its Subsidiaries to the extent required in connection with the Debt Financing, and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing, in each case, as may be reasonably requested by Parent or the Financing Sources, it being understood that such documents will not take effect until the Effective Time;
(v) furnish Parent and the Financing Sources, as promptly as practicable, with to the extent customarily provided by companies of comparable size and comparable industry in transactions similar to the Debt Financing for a financing of the type being incurred, financial and other pertinent and customary information (and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding the Company Group as may be reasonably requested by Parent or the Financing Sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials;
(vi) cooperate with Parent to obtain customary and reasonable corporate and facilities ratings, consents, collateral access agreements, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, non-imputation affidavits, legal opinions, surveys, title insurance, field audit reports, property condition reports, property appraisals and all other information or documents customarily required by lenders under asset-based credit facilities or as reasonably requested by Parent, including in connection with any sale-and-leaseback agreements or arrangements to be effected at or after the Closing;
(vii) promptly and in no event later than three Business Days prior to the Closing Date, (A) deliver notices of prepayment within the time periods required by the relevant agreements governing indebtedness, (B) deliver to Parent drafts of customary payoff letters, lien terminations and instruments of discharge, (C) give any other necessary notices to allow for the payoff, discharge and termination in full at the Closing of all indebtedness required to be repaid at the Closing and (D) cooperate in the replacement, backstop or cash collateralization of any outstanding letters of credit issued for the account of the Company or any of its Subsidiaries;
(viii) provide customary authorization letters, confirmations and undertakings to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the information pertaining to the Company Group and based on financial information and data derived from the Company Group’s historical books and records contained in the disclosure and marketing materials related to the Debt Financing is complete and correct in all material respects and that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities; provided, however, that all such materials have been previously identified to, and provided to, the Company and the Company and its Representatives shall have been given reasonable opportunity to review and comment thereon;
(ix) facilitate and assist in the preparation, execution and delivery of one or more credit agreements, guarantees, certificates and other definitive financing documents as may be reasonably requested by Parent (including furnishing all information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates); provided that the foregoing documentation shall be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date;
(x) ensure that the Debt Financing benefits from existing lending relationships of the Company and its Subsidiaries to the extent reasonably requested by Parent;
(xi) take all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to (A) permit the consummation of the Debt Financing (including distributing the proceeds of the Debt Financing, if any, obtained by any Subsidiary of the Company to the Surviving Corporation); and (B) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing by the Surviving Corporation or any of its Subsidiaries concurrently with or immediately following the Effective Time;
(xii) take any other reasonable and customary actions necessary and requested by Parent to permit the Financing Sources to evaluate the Company’s inventory, current assets, equipment, real estate and cash management systems for the purpose of establishing collateral arrangements, including (A) providing sufficient access to allow such Financing Sources to complete field exams and conduct inventory appraisals, (B) facilitating obtaining third-party appraisals and field examinations, assist in providing a reasonably detailed calculation of each borrowing base and (C) facilitating the Financing Sources’ due diligence investigation and evaluation of the assets and cash management and accounting systems of the Company and the Subsidiaries and the setting up of accounts and systems as customarily required by lenders under asset-based credit facilities; and
(xiii) cooperate in satisfying the conditions precedent set forth in the definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of the Company, its Subsidiaries or their respective representatives.
(b) Obligations of the Company.
(i) Nothing in this Section 6.6 will require the Company Group to:
(1) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent;
(2) enter into any definitive agreement or distribute any cash (except to the extent subject to concurrent reimbursement by Parent) that will be effective prior to the Closing Date;
(3) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time;

(4) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company Group or create an unreasonable risk of damage or destruction to any property or assets of the Company Group; or
(5) take any action that will conflict with or violate its organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which any member of the Company Group is a party.
(ii) In addition, (A) no action, liability or obligation of the Company Group or any of its Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) will be effective until the Effective Time, and the Company Group will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (B) any bank information memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any officer, employee or other Representative of the Company Group to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (2) the Company Board to approve any financing or Contracts related thereto, effective prior to the Closing Date. For the avoidance of doubt, neither the Company nor any of its Subsidiaries will be required to be an issuer or obligor with respect to the Debt Financing prior to the Effective Time.
(iii) The Company shall, on or prior to the Closing Date, use its commercially reasonable efforts to deliver, or caused to be delivered, to Parent and the Financing Sources: (A) customary payoff letters, lien terminations and instruments of discharge in respect of Company’s ABL and any other existing indebtedness required to be repaid at the Closing, in each case, in form and substance reasonably acceptable to Parent; (B) promptly (but in no event later than three Business Days prior to the Closing Date), all documentation and other information about the Company Group as is reasonably requested by Parent or the Financing Sources relating to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing at least ten Business Days prior to the Closing Date; and (C) (1) audited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries on a consolidated basis for the fiscal years ended January 30, 2021, January 29, 2022, January 28, 2023 and any subsequent fiscal year ending after January 28, 2023 and at least 90 days prior to the Closing Date, and (2) in respect of any subsequent fiscal quarter ending after April 29, 2023 and at least 45 days prior to the Closing Date, unaudited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter, in each case prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments, in the case of unaudited financial statements).
(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company Group or the reputation or goodwill of the Company Group; (ii) are used solely in connection with a description of the Company, its business and products or the Merger; and (iii) are used in a manner consistent with the other terms and conditions that the Company reasonably imposes.
(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information to any

Financing Sources or prospective Financing Sources and other financial institutions and investors that may become parties to the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.
(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company Group in connection with the cooperation of the Company Group contemplated by this Section 6.6; provided that, such reimbursement shall not include costs and expenses incurred in connection with the preparation of any financial statements or data that would be prepared by the Company, its Subsidiaries, or any of their respective Representatives notwithstanding this Section 6.6.
(f) Indemnification. The Company Group and its Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any cooperation provided pursuant to this Section 6.6 or the provision of information utilized in connection therewith; except to the extent such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, penalties or amounts paid in settlement arise from (x) the gross negligence, bad faith or willful misconduct of the Company, its Subsidiaries or any of their respective Representatives, (y) a Willful Breach by the Company, its Subsidiaries or any of their respective Representatives or (z) any historical information pertaining to the Company and its Subsidiaries provided by the Company or its Subsidiaries in writing to the Parent. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) referred to collectively as the “Reimbursement Obligations.”
(g) No Exclusive Arrangements. In no event will the Guarantor, Parent or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in the Buyer Parties and the financing sources or potential financing sources of the Buyer Parties and such investors) enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company Group or in connection with the Merger.
(h) No Financing Condition. Except in the case of a Willful Breach that (i) has not been cured by the Company within a reasonable period of time after Parent has provided written notice to the Company of the specific breach and (ii) resulted in the failure of the Buyer Parties to obtain the Debt Financing, the Company’s breach of this Section 6.6 will not be asserted as the basis for (A) any conditions set forth in Article VII to consummate the Merger having not been satisfied or (B) the termination of this Agreement pursuant to Section 8.1(e). If the Debt Financing has not been obtained, the Buyer Parties will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.
6.7 Anti-Takeover Laws. The Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize or make inapplicable the effect of such statute or regulation on the Merger.
6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will afford Parent, the Financing Sources and their respective Representatives reasonable access during normal business hours, upon reasonable advance notice and solely for purposes of furthering the Merger, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable law or regulation requires the Company Group to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent, any Financing Source or their respective Affiliates, on the other hand. Nothing in this Section 6.8 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create a risk of damage or destruction to any property or assets of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above by electronic means if physical access is not permitted under applicable law or not practicable as a result of COVID-19 or any COVID-19 Measures. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent, any Financing Source or any of their respective Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated by the Company. The Company will use commercially reasonable efforts, to the extent practicable, to consult with Parent regarding any amendments to Leases that would be entered into prior to the Effective Time.
6.9 Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company Group pursuant to any indemnification agreements between a member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) (collectively, the “Indemnified Persons”) or employees for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date hereof. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.
(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date hereof, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as an Affiliate, director, officer, employee or agent of the Company Group or its Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (ii) the Merger, as well as any actions taken by the Company or the Buyer Parties with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered any of the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation, on behalf of itself and its Affiliates, will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s directors’ and officers’ liability insurance in effect on the date hereof (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 350% of the amount paid by the Company for coverage for its last full fiscal year (such 350% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof. The Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable than those of the D&O Insurance so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.
(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.
(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if such person were a Party. The rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and the Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Group; or (iv) applicable law (whether at law or in equity).
(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.
(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11 Employee Matters.
(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change in control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.
(b) Existing Arrangements. Subject to this Section 6.11, from and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Employee Plans in accordance with their terms. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from in any way amending, modifying or terminating any such Employee Plans in accordance with their terms or if otherwise permitted pursuant to applicable law.
(c) Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. From and after the Effective Time until the first anniversary of the Effective Time (or, if earlier, the termination date of an applicable Continuing Employee) (the “Continuation Period”) the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide (i) employee benefits (other than defined benefit pension, nonqualified deferred compensation, post-employment or retiree health or welfare, change in control or retention bonuses or equity or equity-based incentives (collectively, the “Excluded Benefits”)) to each Continuing Employee that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time (subject to the same exclusions), (ii) base compensation or base wages that are no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time, (iii) target annual cash incentive compensation opportunities ( other than the Excluded Benefits) that are no less favorable in the aggregate to those provided to each Continuing Employee immediately prior to the Effective Time (subject to the same exclusions) and (iv) severance benefits to each Continuing Employee in accordance with the Company’s severance plans, guidelines and practices as in effect on the date hereof that have been made available to Parent prior to the date hereof and set forth in Section 6.11 of the Company Disclosure Letter. Notwithstanding the foregoing, nothing in this Section 6.11 will obligate the Surviving Corporation and its Subsidiaries to continue the employment of any Continuing Employee for any specific period.
(d) New Plans. To the extent that a benefit plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company Group prior to the Effective Time for purposes of eligibility to participate, vesting and for purposes of future vacation accrual and determining severance amounts, except that (i) such service need not be credited to the extent that it would result in duplication of coverage or benefits, (ii) such service will only be credited to the same extent and for the same purpose as such service was credited under an analogous Employee Plan, and (iii) no service will be required to be credited under any plan that provides for any Excluded Benefit. In addition, and without limiting the generality of the foregoing, the Surviving Corporation will use commercially reasonable efforts to ensure that (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries to the extent that coverage pursuant to any such plans (the “New Plan”) replaces coverage previously provided under a comparable Employee Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (x) the Surviving Corporation will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and (y) the Surviving Corporation will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals (except to the extent that such limits or forfeitures applied under the Employee Plans in effect as of the date hereof).
(e) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of its Subsidiaries to terminate any Continuing Employee for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan or other compensation or benefit plan or arrangement, or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.
6.12 Obligations of the Buyer Parties and the Company. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Each of the Buyer Parties will be jointly and severally liable for any breach of this Agreement by any Buyer Party (or, following the Closing, the Surviving Corporation) or any other failure by any Buyer Party (or, following the Closing, the Surviving Corporation) to perform and discharge any of its respective covenants, agreements and obligations pursuant to this Agreement.
6.13 Notification of Certain Matters.
(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of the Buyer Parties to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of the Buyer Parties to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).

(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by the Buyer Parties in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Buyer Parties to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Buyer Parties set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.13(b).
(c) Impact of Non-Compliance. The Company’s or the Buyer Parties’ failure to comply with this Section 6.13 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied or whether any termination rights set forth in Article VIII are available.
6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and the Buyer Parties, on the other hand, will each be reasonably acceptable to the other Party. Thereafter, unless the Company Board has effected a Company Board Recommendation Change, the Company, on the one hand, and the Buyer Parties, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger or the transactions contemplated by this Agreement, except that the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); (iii) solely to the extent related to a Superior Proposal, Intervening Event or Company Board Recommendation Change; or (iv) with respect to any actual Legal Proceeding between the Company or its Affiliates, on the one hand, and the Buyer Parties and their Affiliates, on the other hand.
6.15 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.
6.18 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole shareholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the FBCA. Such consent will not be modified or rescinded.
6.19 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Buyer Parties, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of the Buyer Parties and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over its own business and operations.
6.20 No Employment Discussions. Except as approved by the Company Board, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the Requisite Shareholder Approval has been obtained, Parent will not, and will cause Guarantor and any of Guarantor’s controlled Affiliates not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Corporation or its Affiliates from and after the Effective Time; (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the consideration to which such individual is entitled pursuant to Section 2.7 in respect of such holder’s shares of Company Capital Stock; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to the Buyer Parties or the Company or their respective Affiliates in connection with the Merger.
6.21 Repatriation. The Company and its Subsidiaries will use their commercially reasonable efforts (in the manner reasonably requested in writing by Parent at least ten (10) Business Days prior to the Closing) to distribute or transfer or cause to be distributed or transferred (including through loans, prepayments of obligations or the repayment of intercompany obligations) to the Company immediately before the Closing any cash balances held by any non-U.S. Subsidiaries to the Company; provided, however, that no distribution or transfer will be required to be made (i) to the extent such distribution or transfer (x) would be subject to withholding or other Taxes in advance of the Effective Time or (y) would violate applicable Law or any minimum cash balance or capital surplus requirements applicable to such Subsidiaries and (ii) unless and until all of the conditions to the Merger set forth in Section 7.1, Section 7.2, and Section 7.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), and Parent has irrevocably confirmed and agreed in writing that it acknowledges satisfaction or waiver of all of the conditions to the Merger set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and it is ready, willing and able to consummate, and will not postpone the consummation of, the Closing; provided, further, that notwithstanding the Company Group’s obligations under this Section 6.21, no distribution and/or transfer of any cash balances held by a non-U.S. Subsidiary of the Company is a condition to the Closing, and the Company Group’s failure to comply with or perform this Section 6.21 shall not provide the Buyer Parties the right not to effect the transactions contemplated by this Agreement or to terminate this Agreement.
6.22 Cash and Marketable Securities. To the extent requested by Parent, the Company shall, and shall cause the Company Group to, use reasonable best efforts to sell the securities set forth on Section 6.22 of the Company Disclosure Letter and any similar securities then owned by the Company Group reasonably proximate to the Closing Date so as to permit the net proceeds of such sale to be used by or at the direction of the Buyer Parties as a potential partial source for the payments contemplated by this Agreement, including the payment of expenses in connection with the transactions contemplated by this Agreement; provided, however, that no sale will be required to be made unless and until all of the conditions to the Merger set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), and Parent has irrevocably confirmed and agreed in writing that it acknowledges satisfaction or waiver of all of the conditions to the Merger set forth in Section 7.1 and Section 7.2 and it is ready, willing and able to consummate, and will not postpone the consummation of, the Closing; provided, further, that notwithstanding the Company Group’s obligations under this Section 6.22, no sale of any securities is a condition to the Closing, and the Company Group’s failure to comply with or perform this Section 6.22 shall not provide the Buyer Parties the right not to effect the transactions contemplated by this Agreement or to terminate this Agreement.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the Buyer Parties and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:
(a) Requisite Shareholder Approval. The Company will have received the Requisite Shareholder Approval at the Company Shareholder Meeting.
(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Merger pursuant thereto will have been obtained.
(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that, in each case, prohibits, makes illegal, or enjoins the consummation of the Merger. For the avoidance of doubt, the receipt of a Specified Letter by the Buyer Parties or the Company will not be the basis for concluding that any conditions set forth in this Article VII to consummate the Merger have not been satisfied.
7.2 Conditions to the Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, have a Company Material Adverse Effect.
(ii) The representations and warranties set forth in Section 3.1 (other than the second sentence thereof), Section 3.2, Section 3.3(c), the last two sentences of Section 3.7(a), the penultimate sentence of Section 3.7(b), Section 3.7(c) (other than the first sentence thereof), Section 3.7(d), Section 3.12(a)(ii), and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii) The representations and warranties set forth in Section 3.7(a) (other than the last two sentences thereof), Section 3.7(b) (other than the penultimate sentence thereof) and the first sentence of Section 3.7(c) will be true and correct in all respects as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any inaccuracies that are de minimis in nature and amount.
(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) Officer’s Certificate. The Buyer Parties will have received a certificate of the Company, validly executed for and on behalf of the Company and in the name of the Company by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.
(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date hereof that is continuing.
7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties. The representations and warranties of the Buyer Parties set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) Performance of Obligations of the Buyer Parties. The Buyer Parties will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing.
(c) Officer’s Certificate. The Company will have received a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in the respective names of the Buyer Parties by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger (any of the foregoing in clauses (i) or (ii), a

“Restraint”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use the efforts required by the second sentence of Section 6.1(b) to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);
(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) if the Closing has not occurred by 11:59 p.m., Eastern time, on September 27, 2024 (as such date may be extended pursuant to the following proviso, the “Termination Date”); provided, that if the condition set forth in Section 7.1(b) shall not have been satisfied by the initial Termination Date as a result of a Government Shutdown, the Termination Date shall be extended by one calendar day for each calendar day that the condition set forth in Section 7.1(b) is not satisfied as a result of such Government Shutdown (such extension not to exceed sixty days); provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) (1) Parent if the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g); or (2) the Company if Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Closing to have occurred prior to the Termination Date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);
(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Shareholder Approval at the Company Shareholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Shareholder Approval at the Company Shareholder Meeting (or any adjournment or postponement thereof);
(e) by Parent (whether prior to or after the receipt of the Requisite Shareholder Approval), if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination and (ii) the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available to Parent if it is then in breach of any provision of this Agreement or has failed to perform or comply with, or there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, failure to perform or inaccuracy would give rise to the failure of the conditions set forth in Section 7.3(a) or Section 7.3(b);
(f) by Parent at any time prior to the receipt of the Requisite Shareholder Approval if (i) the Company Board (or a committee thereof), has effected a Company Board Recommendation Change or (ii) the Company Board or the Company has breached in any material respect its obligations under Section 5.3 and, in the case of this clause (ii), such breach is not curable or, if curable is not cured prior to the earlier of (x) the 5th Business Day after written notice thereof is given by Parent to the Company and (y) the date that is three Business Days prior to the Termination Date;
(g) by the Company (whether prior to or after the receipt of the Requisite Shareholder Approval), if the Buyer Parties have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that

(i) if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination and (ii) that the right to terminate this Agreement pursuant to this Section 8.1(g) will not be available to the Company if it is then in breach of any provision of this Agreement or has failed to perform or comply with, or there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, failure to perform or inaccuracy would give rise to the failure of the conditions set forth in Section 7.2(a) or Section 7.2(b); or
(h) by the Company, at any time prior to receiving the Requisite Shareholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b).
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.
(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, shareholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that the Confidentiality Agreement, Section 6.6(e), Section 6.6(f), Section 6.14, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(e), nothing in this Agreement will relieve any Party from any liability for any willful and material breach of this Agreement. No termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guarantee, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Section 8.3 or as otherwise expressly provided herein, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.
(b) Payments.
(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B)(1) in the case of a termination pursuant to Section 8.1(c), at the time of such termination, the conditions set forth in Sections 7.1(b) and Section 7.1(c) have been satisfied or (2) in the case of a termination pursuant to Section 8.1(d) or Section 8.1(e), at the time of such termination, the Company is not then able to terminate this Agreement pursuant to Section 8.1(b), and in each case of clause (B)(1) and (B)(2) the conditions set forth in Section 7.3(a) and 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or

Section 8.1(e), as applicable, an Acquisition Proposal for an Acquisition Transaction has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and (D) within one year following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will concurrently with the consummation of such Acquisition Transaction pay or cause to be paid to Parent (as directed by Parent) an amount equal to $29,956,324 (the “Company Termination Fee”). For purposes of this Section 8.3(b)(i), all references to “25%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two Business Days) following such termination pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee; provided, that, if (A) such termination occurs prior to the No-Shop Period Start Date and (B) the Company has entered into a definitive Alternative Acquisition Agreement with any Person to consummate an Acquisition Transaction at the time of such termination, then the “Company Termination Fee” shall mean an amount equal to $14,978,162.
(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee; provided, that, if (A) such termination occurs prior to the No-Shop Period Start Date and (B) the Company has entered into a definitive Alternative Acquisition Agreement with any Person to consummate an Acquisition Transaction at the time of such termination, then the “Company Termination Fee” shall mean an amount equal to $14,978,162.
(iv) If this Agreement is validly terminated by (A) the Company or Parent pursuant to Section 8.1(c) or (B) the Company or Parent pursuant to Section 8.1(b), in the case of each of clauses (A) and (B), as a result of a Restraint with respect to an Antitrust Law and, in the case of each of clause (A) and (B), on the date of such termination all of the conditions to Closing set forth in Section 7.1(a), Section 7.1(c) and Section 7.2 shall have been satisfied or waived, other than (1) in the case of Section 7.1(c) to the extent the applicable temporary restraining order, preliminary or permanent injunction or other judgment, order, statute, rule or regulation relates to an Antitrust Law and (2) those conditions that are by their nature to be satisfied at the Closing (which in the case of clause (2) are capable of being satisfied if the Closing Date were the date of such termination), then Parent shall pay to the Company the Antitrust Termination Fee promptly (and, in any event, within three (3) Business Days following such termination); provided that the Company shall not be entitled to receive the Antitrust Termination Fee if the Company is at the time of such termination in material breach of Section 6.1 or Section 6.2, in either case, with respect to an Antitrust Law. The “Antitrust Termination Fee” shall mean an amount equal to $39,941,765. Any Antitrust Termination Fee shall be paid promptly by wire transfer of immediately available funds to the account or accounts designated in writing by the Company to Parent for such purpose.
(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay more than one termination fee, collectively, or be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that in no event will Parent be required to pay the Antitrust Termination Fee on more than one occasion, whether or not the Antitrust Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(d) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of this Agreement and the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if (i) the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or (ii) Parent fails to promptly pay any amount due pursuant to Section 8.3(b) and in order to obtain such payment, the Company commences a Legal Proceeding that results in a judgment against Parent for the amount set forth in Section 8.3(b) or any portion thereof, the Company or Parent, as applicable, will pay to Parent or the Company, as applicable, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law. All payments under this Section 8.3 will be made by the Company to Parent (as directed by Parent), or Parent to the Company (as directed by the Company), as applicable, by wire transfer of immediately available funds to (A) with respect to the Antitrust Termination Fee, the account designated in Section 8.3(d) of the Company Disclosure Letter (which account information may be updated by the Company by written notice to Parent from time to time) or (B) with respect to the Company Termination Fee, the account designated by Parent in writing to the Company.
(e) Sole and Exclusive Remedy.
(i) The Company’s receipt of the Antitrust Termination Fee to the extent due and payable (and fully paid) pursuant to Section 8.3(b)(iv) will be the only amount that the Company Related Parties may recover from the Parent Related Parties in respect of any termination of this Agreement by (A) the Company or Parent pursuant to Section 8.1(c) or (B) the Company or Parent pursuant to Section 8.1(b), in either case of the preceding clause (A) or clause (B), as a result of a Restraint with respect to an Antitrust Law, to the extent the Antitrust Termination Fee is payable pursuant to Section 8.3(b)(iv), and upon payment of such amount, (1) none of the Parent Related Parties will have any further liability or obligation to the Company Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, Section 6.6(e), Section 6.6(f), Section 8.3(a) and Section 8.3(d), as applicable); and (2) none of the Company Related Parties or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Buyer Parties or any Parent Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, Section 6.6(e), Section 6.6(f), Section 8.3(a) and Section 8.3(d), as applicable). Under no circumstances will the collective monetary damages payable by the Buyer Parties or any of their Affiliates for breaches under this Agreement or the Guarantee exceed an amount equal to $69,898,089 plus the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against (A) the Buyer Parties or the Guarantor; or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than the Buyer Parties or the Guarantor), members, managers, general or limited partners, stockholders and assignees of each of the Buyer Parties and the Guarantor (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company Group be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Guarantee or the transactions contemplated hereby and thereby (including any breach by the Guarantor or the Buyer Parties), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure; provided that the foregoing shall not preclude any liability of the Financing Sources to the Company or the Buyer Parties under the definitive agreements relating to the Debt Financing, nor limit the Company or the Buyer Parties from seeking to recover any such damages or obtain equitable relief from or with respect to any Financing Source pursuant to the definitive agreements relating to the Debt Financing. Other than the Guarantor’s obligations under the Guarantee and other than the Buyer Parties’ obligations under this Agreement, in no event will any Parent Related Party or any other Person other than the Guarantor and the Buyer Parties have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(ii) Parent’s receipt of the Company Termination Fee to the extent due and payable (and fully paid) pursuant to Section 8.3(b) will be the only amount that the Buyer Parties and each of their respective Affiliates may recover from (A) the Company Group and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, shareholders and assignees of each member of the Company Group and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to the Buyer Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable); and (2) none of the Buyer Parties or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable). Under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed $29,956,324 in the aggregate for all such breaches (plus any obligations pursuant to Section 8.3(d)) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will the Buyer Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure.
(f) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(e) or the existence of the Parent Liability Limitation or the availability of monetary damages, it is agreed that the Buyer Parties and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b), except that, although the Buyer Parties and the Company, in their respective sole discretion, may determine their choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(b), under no circumstances will the Buyer Parties or the Company be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages, including, with respect to the Buyer Parties, the Company Termination Fee or, with respect to the Company, the Antitrust Termination Fee.
(g) Non-Recourse Parent Party. In no event will the Company seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Related Person (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, the Guarantor and the Buyer Parties) with respect to this Agreement, the Equity Commitment Letter or the Guarantee or the transactions contemplated hereby and thereby (including any breach by the Guarantor or the Buyer Parties), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from the Buyer Parties to the extent expressly provided for in this Agreement or the Guarantor to the extent expressly provided for in the Guarantee and the Equity Commitment Letter.
8.4 Amendment. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company, except that in the event that the Company has received the Requisite Shareholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Shareholders pursuant to the FBCA without such approval.
8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Buyer Parties contained in this Agreement will terminate at the Closing, except that any covenants that by their terms survive the Closing will survive the Closing in accordance with their respective terms.
9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:
(a)	if to the Buyer Parties to:

c/o Sycamore Partners Management, L.P.
9 West 57th Street, 31st Floor
New York, NY 10019
Facsimile: (212) 796-8560
	Atten:	Stefan Kaluzny
Dary Kopelioff
Email:

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attn:	Sean D. Rodgers
David B. Feirstein
Michael S. Amalfe
	Email:	sean.rodgers@kirkland.com
david.feirstein@kirkland.com
michael.amalfe@kirkland.com

(b)	if to the Company (prior to the Effective Time) to:

Chico’s FAS, Inc.
11215 Metro Parkway
Fort Myers, FL, 33966

	Attention:	Molly Langenstein
Email:

with a copy (which will not constitute notice) to:

Chico’s FAS, Inc.
11215 Metro Parkway
Fort Myers, FL, 33966
Attention: Wendy Hufford
Email:

with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
	Attn:	Scott Barshay
Laura C. Turano
	Email:	sbarshay@paulweiss.com
lturano@paulweiss.com
Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that the Buyer Parties will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving the Buyer Parties or other disposition of all or substantially all of the assets of the Buyer Parties or the Surviving Corporation; (b) to any of their respective Affiliates, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or the Guarantor pursuant to the Guarantee; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Capital Stock and Company Equity Awards pursuant to this Agreement; or (c) (solely with respect to their rights, but not their obligations, pursuant to this Agreement) to any lender to the Buyer or any of their Affiliates as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transaction. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.
9.4 Confidentiality. The Buyer Parties and the Company hereby acknowledge that Sycamore Partners Management, L.P. and the Company have previously executed that certain confidentiality agreement set forth on Section 9.4 of the Company Disclosure Letter (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms; provided that from and after the date hereof, notwithstanding anything to the contrary in the Confidentiality Agreement, no consent of the Company will be required for any Person who is a potential source of, or may provide, equity, debt or any other type of financing for the transactions contemplated hereby to become a Representative (as defined in the Confidentiality Agreement) of Buyer Party, thereunder. Each of the Buyer Parties and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to the Buyer Parties or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of the Buyer Parties agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.
9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Guarantee and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.6 Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; (b) if a court of competent jurisdiction has declined to grant specific performance and has instead granted an award of damages, then the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company Common Stock and Company Equity Awards (which the Buyer Parties and the Guarantor acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(e); (c) if any of the Buyer Parties wrongfully terminate or willfully breach this Agreement, or if the Guarantor wrongfully terminates or willfully breaches the Guarantee, then, following the termination of this Agreement, the Company may seek damages and other relief (including equitable relief) on behalf of the holders of shares of Company Common Stock and Company Equity Awards (which the Buyer Parties and the Guarantor acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(e); and (d) from and after the Closing, the rights of the holders of shares of Company Common Stock and Company Equity Awards, to receive the consideration set forth in Article II. The rights granted pursuant to clause (c) of the second sentence of this Section 9.6 will only be enforceable on behalf of the holders of shares of Company Common Stock and Company Equity Awards by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock and Company Equity Awards, and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith and subject to the limitations set forth in Section 8.3(e)(i)) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company Group in any manner that the Company deems fit.
9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8 Remedies.
(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).
(b) Specific Performance.
(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or the Buyer Parties, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of this Agreement and the Merger and without that right, neither the Company nor the Buyer Parties would have entered into this Agreement. It is explicitly agreed that the Company will have the right to an injunction, specific performance or other equitable remedies in connection with enforcing the Buyer Parties’ obligations to consummate the Merger and cause the Equity Financing to be funded to fund the Merger (including to cause Parent to enforce the obligations of the Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter).
(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Buyer Parties pursuant to this Agreement. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or any other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
9.9 Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, will be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction. Notwithstanding the foregoing, (a) the FBCA will apply to this Agreement and the Merger to the extent the applicability thereof is required under the laws of the State of Florida and (b) the laws of the State of Florida will govern any matters pertaining to the internal corporate governance of the Company and Merger Sub, including the interpretation of the Company Board’s fiduciary duties to the shareholders of the Company in connection with this Agreement and the Merger.
9.10 Consent to Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of the Buyer Parties and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE EQUITY COMMITMENT LETTER OR THE EQUITY FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.
9.15 Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself and its Subsidiaries, hereby:
(a) agree that any action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including any debt commitment letters) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court;
(b) agree that any such action described in the foregoing clause (a) shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in any debt commitment letters or other applicable definitive document relating to the Debt Financing;
(c) agree that service of process upon the Company or the Subsidiaries in any such action described in the foregoing clause (a) shall be effective if notice is given in accordance with Section 9.2;
(d) irrevocably waive, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any action described in the foregoing clause (a) in any such court;
(e) waive to the fullest extent permitted by applicable law trial by jury in any action brought against the Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing, any related debt commitment letters or any of the transactions contemplated hereby or thereby or the performance of any services thereunder;
(f) agree that none of the Financing Sources will have any liability to the Company, or the Subsidiaries relating to or arising out of this Agreement, the Debt Financing, any debt commitment letters or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise; provided that, notwithstanding the foregoing, nothing herein shall affect the rights of the Buyer Parties or, following consummation of the Closing, the Company or any of the Company’s Subsidiaries, against the Financing Sources or any of their respective Representatives with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder;
(g) agrees that the Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in this Section 9.15, Section 9.8(b) and Section 8.4; and
(h) none of this Section 9.15, Section 9.8(b) and Section 8.4 (or any other provision of this Agreement the amendment or waiver of which has the effect of modifying such provisions) may be amended, modified, terminated or waived in a manner that is materially adverse to the Financing Sources without the prior written consent of such Financing Sources.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
DAPHNE PARENT LLC

By:	/s/ Stefan Kaluzny
	Name:	Stefan Kaluzny
	Title:	President

DAPHNE MERGER SUB, INC.

By:	/s/ Stefan Kaluzny
	Name:	Stefan Kaluzny
	Title:	President
[Signature Page to Agreement and Plan of Merger]

CHICO’S FAS, INC.

By:	/s/ Molly Langenstein
	Name:	Molly Langenstein
	Title:	Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex B

September 27, 2023
CONFIDENTIAL

Board of Directors
Chico’s FAS, Inc.
11215 Metro Parkway,
Fort Myers, FL 33966
Ladies and Gentlemen:
You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders (other than the Excluded Holders (as defined below)) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Chico’s FAS, Inc. (the “Company”) of the $7.60 in cash per Share (the “Consideration”) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of September 27, 2023 (the “Agreement”), by and among Daphne Parent LLC (“Parent”), Daphne Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company.
We understand that the Agreement provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Parent (the “Merger”), and that, upon effectiveness of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Owned Company Shares (as defined in the Agreement) and the Shares subject to Company RSAs (as defined in the Agreement (the holders of such Owned Company Shares and such Shares subject to Company RSAs, together with the affiliates of Parent, collectively, the “Excluded Holders”)) will be cancelled and converted into the right to receive the Consideration.
For purposes of the opinion set forth herein, we have:
(i)	reviewed certain publicly available financial statements and other information of the Company;
(ii)
reviewed certain historical, internal financial statements and other financial and operating data for the Company prepared and provided to us by the management of the Company and approved for our use by the Company;

(iii)	reviewed certain internal financial projections for the Company prepared and provided to us by the management of the Company and approved for our use by the Company;
(iv)	discussed the past and current operations, financial condition and prospects of the Company with the management of the Company;
(v)	reviewed the reported prices and trading activity of the Shares;
(vi)	compared the financial performance and condition of the Company and the reported prices and trading activity of the Shares with that of certain other publicly traded companies that we deemed relevant;
(vii)	participated in certain discussions among management and other representatives of each of Parent and the Company;
(viii)	reviewed the Agreement; and
(ix)	performed such other analyses and reviewed such other material and information as we have deemed appropriate.
We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information and have relied on such information being complete and correct. We have relied on assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to our analysis or opinion. With respect to the financial projections for the Company, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. We have not conducted a physical inspection of the facilities or property of the Company. We have not assumed any responsibility for or performed any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuation or appraisal, other than appraisal reports of certain owned real property of the Company, dated as of July 20, 2021, July 24, 2021, August 20, 2021, and August 25, 2021. Furthermore, we have not considered any tax, accounting, legal or regulatory effects of the Merger or the transaction structure on any person or entity.
We have assumed that the Merger will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on the Company or the contemplated benefits of the Merger or that otherwise would be in any respect material to our analysis or opinion. We have further assumed that all representations and warranties set forth in the Agreement are and will be true and correct as of all the dates made or deemed made and that all parties to the Agreement will comply with all covenants of such parties thereunder.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and other information made available to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. In particular, we do not express any opinion as to the prices at which the Shares may trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Merger, or as to impact of the Merger on the solvency or viability of the Company, Parent or Merger Sub or the ability of the Company, Parent or Merger Sub to pay their respective obligations when they come due. Furthermore, our opinion does not address the Company’s underlying business decision to undertake the Merger, and our opinion does not address the relative merits of the Merger as compared to any alternative transactions or business strategies that might be available to the Company. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. Our opinion is limited to the fairness, from a financial point of view, to the holders (other than the Excluded Holders) of Shares, as of the date hereof, of the Consideration to be paid to such holders pursuant to the Agreement, and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger, including the Guarantee and the Equity Commitment Letter (each as defined in the Agreement).
Natixis, S.A. (“Natixis”), the holder of a majority of our outstanding voting equity, is, together with its affiliates, engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management, insurance, and other financial and non-financial activities and services for various persons and entities. Natixis, its affiliates, employees, and funds, and other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, or any of their respective affiliates and third parties, including Sycamore Partners Management, L.P., an affiliate of Parent (“Sycamore”), and its affiliates and portfolio companies, or any currency or commodity that may be involved in the Merger. In addition, Natixis and its affiliates may have co-invested with Sycamore and its affiliates from time to time and may have invested in limited partnership units of affiliates of Sycamore from time to time and may do so in the future.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger and a portion of which is payable upon the delivery of this letter. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We have not, during the two years prior to the date hereof, provided any financial advisory services to the Company, Parent, Sycamore, or their respective affiliates or, in the case of Sycamore, portfolio companies for which we received payment, in each case, other than serving as financial advisor to the Company in connection with the provision of activism defense investment banking services, pursuant to an engagement letter with the Company, dated February 28, 2022, for which we received payment in the amount of $400,000. In the future, we, Natixis and our respective affiliates may provide financial advisory services to the Company, Parent, Sycamore, and/or their respective affiliates or, in the case of Sycamore, portfolio companies, and may receive compensation for rendering such services.
This letter and our advisory services are provided for the information and assistance of the board of directors of the Company in connection with its consideration of the Merger. This letter may not be reproduced, summarized, described, referred to or used for any other purpose without our prior written consent, except to the extent provided in our engagement letter, dated June 12, 2023. We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Consideration to be paid to the holders (other than the Excluded Holders) of Shares pursuant to the Agreement. This letter does not constitute a recommendation to any holder of Shares as to how any such holder should vote with respect to the Merger or act on any matter relating to the Merger. The issuance of this opinion has been authorized by our fairness opinion committee.
Based on, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to the holders (other than the Excluded Holders) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.
Very truly yours,

/s/ Solomon Partners Securities, LLC

SOLOMON PARTNERS SECURITIES, LLC

CHICO'S FAS, INC.

CHICO'S FAS, INC.
ATTN: WENDY L. HUFFORD
11215 METRO PARKWAY
FORT MYERS, FL 33966

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V25827-TBD

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CHICO'S FAS, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V25828-TBD

CHICO'S FAS, INC.
Special Meeting of Shareholders
[TBD]
This proxy is solicited by the Board of Directors.

The undersigned, a shareholder of CHICO'S FAS, INC. (the "Company"), hereby appoints Molly Langenstein, David M. Oliver and Wendy L. Hufford, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of the Company to be held via the Internet at www.virtualshareholdermeeting.com/CHSsm at [TBD], on [TBD] and at any adjournments or postponements thereof (the "Special Meeting"), and to vote at the Special Meeting all the shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting, with the same effect as if the undersigned were personally present at the Special Meeting, all as described in the Company's Proxy Statement dated [TBD] relating to the Special Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified herein and in the best judgment of the named proxies after consultation with the Board of Directors or, if no recommendation is given, in their own discretion for other matters that may properly be presented for action at the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed, but no direction is given, the shares represented by this proxy will be voted FOR each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued and to be marked, dated and signed on reverse side